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                                                                     Exhibit 2.8
                                                                  Execution Copy

                             CONTRIBUTION AGREEMENT

                                      AMONG

                           ANR FUND IX HOLDINGS, L.P.,

                         ALPHA NATURAL RESOURCES, INC.,

                      VOLLOW RESOURCES, LLC, REDBANK, INC.,

               DEERFIELD RESOURCES, INC., RIVERSIDE ENERGY, INC.,

            STILL RUN COAL COMPANY, INC., ALPINE DEVELOPMENT COMPANY,

    CREEKSIDE ENERGY DEVELOPMENT COMPANY, VIRGINIA CREWS COAL COMPANY, INC.,

             HERNDON PROCESSING COMPANY, KEPLER PROCESSING COMPANY,

              NEWHALL POCAHONTAS ENERGY, LLC, METCOAL SALES, INC.,

          CONSULTING AND COAL SERVICES, INC., AMCI EXPORT CORPORATION,

                   SENATE COAL MINES, INC., AMCI ENERGY, LLC,

    AMERICAN METALLURGICAL COAL SALES, LLC, LAUREL MOUNTAIN MANAGEMENT, INC.

                   TANOMA ENERGY, INC., I-22 PROCESSING, INC.,

              DUNAMIS RESOURCES, INC., MADISON MINING COMPANY, LLC,

                  LAUREL ENERGY, L.P., LAUREL RESOURCES, L.P.,

              RRD, INC., SOLOMONS GROUP, INC., BETA RESOURCES, LLC

                              K-M INVESTMENT CORP.,

           THE ADDITIONAL PERSONS LISTED ON THE SIGNATURE PAGES HEREOF

                                       AND

                                ANR HOLDINGS, LLC

                                   DATED AS OF
                                DECEMBER 31, 2002

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                                                                  Execution Copy

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...........................................................................................      3

ARTICLE II - CONTRIBUTION.........................................................................................     21
         2.1   FRC Capital Contribution...........................................................................     21
         2.2   AMCI Capital Contribution..........................................................................     21
         2.3   Assumed Liabilities................................................................................     21
         2.4   Retained Assets and Retained Liabilities...........................................................     21
         2.5   Attempted Assignment of Contributed Interests and Assumed Liabilities..............................     22
         2.6   Proration of Liabilities...........................................................................     22
         2.7   Closing............................................................................................     23
         2.8   Closing Date Inventory Adjustment..................................................................     25

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE AMCI PARTIES REGARDING THE TRANSACTION........................     27
         3.1   Organization of the AMCI Entities and the Asset Contribution Companies.............................     27
         3.2   Authorization of Transaction.......................................................................     27
         3.3   Noncontravention...................................................................................     28
         3.4   Brokers' Fees......................................................................................     28
         3.5   Investment.........................................................................................     28
         3.6   Ownership of Equity Interests......................................................................     28
         3.7   FRC Parties' Breach of Representation or Warranty..................................................     29

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE FRC ENTITIES REGARDING THE TRANSACTION.........................     29
         4.1   Organization of the FRC Parties....................................................................     29
         4.2   Authorization of Transaction.......................................................................     30
         4.3   Noncontravention...................................................................................     30
         4.4   Brokers' Fees......................................................................................     31
         4.5   Investment.........................................................................................     31
         4.6   AMCI Parties' Breach of Representation or Warranty.................................................     31

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE AMCI PARTIES REGARDING THE CONTRIBUTED INTERESTS................     31
         5.1   Incorporation......................................................................................     32
         5.2   Noncontravention...................................................................................     32
         5.3   Absence of Changes.................................................................................     32
         5.4   Financial Statements...............................................................................     34
         5.5   Real Property......................................................................................     34
         5.6   Title of Assets other than Real Property...........................................................     35
         5.7   Intellectual Property..............................................................................     36
         5.8   Permits and Environmental Compliance...............................................................     36
         5.9   Reclamation Bonds..................................................................................     38
         5.10  Contracts..........................................................................................     39

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         5.11  Litigation; Claims.................................................................................     39
         5.12. Employee Benefits..................................................................................     40
         5.13  Taxes..............................................................................................     42
         5.14  Employment Matters.................................................................................     44
         5.15  No Broker..........................................................................................     45
         5.16  Health and Safety Requirements.....................................................................     45
         5.17  Restrictions on Business Activities................................................................     45
         5.18  Powers of Attorney.................................................................................     45
         5.19  Transactions With Affiliates.......................................................................     45
         5.20  Absence of Certain Payments........................................................................     45
         5.21  Insurance..........................................................................................     45
         5.22  Undisclosed Liabilities............................................................................     46

ARTICLE VI - COVENANTS OF THE PARTIES.............................................................................     46
         6.1   Operation in Ordinary Course.......................................................................     46
         6.2   Compliance with Law................................................................................     46
         6.3   Cooperation........................................................................................     46
         6.4   Notices and Consents...............................................................................     47
         6.5   Publicity..........................................................................................     47
         6.6   Permits; Replacement Bonds; Insurance and Guarantees; Other Filings................................     47
         6.7   Exclusivity........................................................................................     49
         6.8   Access.............................................................................................     49
         6.9   Notice of Developments.............................................................................     49
         6.10  Further Assurances.................................................................................     51
         6.11  Cooperation on Financial Information...............................................................     51
         6.12  Termination/Assumption of Benefit Plans............................................................     53
         6.13  Mergers Prior to Closing...........................................................................     53
         6.14  Retained Debt......................................................................................     53

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ARTICLE VII - CONDITIONS PRECEDENT................................................................................   54
         7.1   Conditions Precedent to Each Party's Obligations...................................................   54
         7.2   Conditions Precedent to Obligations of the FRC Parties.............................................   55
         7.3   Conditions Precedent to Obligations of the AMCI Parties............................................   56

ARTICLE VIII - REMEDIES FOR BREACHES OF AGREEMENT.................................................................   57
         8.1   Survival of Representations, Warranties and Certain Covenants......................................   57
         8.2   Indemnification Provisions for Benefit of the FRC Parties..........................................   58
         8.3   Indemnification Provisions for Benefit of the AMCI Parties.........................................   62
         8.4   Matters Involving Third Parties....................................................................   64
         8.5   Determination of Amount of Adverse Consequences....................................................   65
         8.6   Tax Treatment of Indemnity Payments................................................................   66
         8.7   Subrogation and Insurance Proceeds.................................................................   66
         8.8   Settlement of Indemnity Obligation with Membership Interests.......................................   66

ARTICLE IX - CERTAIN TAX MATTERS..................................................................................   66
         9.1   Post-Closing Tax Returns...........................................................................   66
         9.2   Pre-Closing Tax Returns............................................................................   66
         9.3   Straddle Periods...................................................................................   67
         9.4   Straddle Returns...................................................................................   67
         9.5   Claims for Refund..................................................................................   68
         9.6   Cooperation on Tax Matters.........................................................................   68
         9.7   Certain Taxes......................................................................................   68
         9.8   Confidentiality....................................................................................   69
         9.9   Audits.............................................................................................   69
         9.10  Control of Proceedings.............................................................................   69
         9.11  Powers of Attorney.................................................................................   69
         9.12  Remittance of Refunds..............................................................................   70
         9.13  Allocation.........................................................................................   70
         9.14  Closing Tax Certificate............................................................................   70
         9.15. Property Taxes.....................................................................................   70
         9.16. Transfer Taxes.....................................................................................   71

ARTICLE X - COVENANTS REGARDING EMPLOYEES.........................................................................   71
         10.1. Employees..........................................................................................   71
         10.2. Collective Bargaining Obligations..................................................................   72
         10.3. Participation in the UMWA Pension Plans............................................................   72

ARTICLE XI - TERMINATION..........................................................................................   73
         11.1. Termination........................................................................................   73
         11.2. Effect of Termination..............................................................................   74

ARTICLE XII - MISCELLANEOUS.......................................................................................   74
         12.1  Entire Agreement...................................................................................   74
         12.2  Amendment..........................................................................................   74
         12.3  Extension; Waiver..................................................................................   74
         12.4  Expenses...........................................................................................   74

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
12.5  Bulk Sales Waiver..................................................................................   75
12.6  Governing Law......................................................................................   75
12.7  Assignment.........................................................................................   75
12.8  Notices............................................................................................   75
12.9  Counterparts; Headings.............................................................................   77
12.10 Interpretation; Construction.......................................................................   77
12.11 Severability.......................................................................................   77
12.12 No Reliance or Third Party Beneficiaries...........................................................   77
12.13 Retention of and Access to Records.................................................................   77
12.14 Arbitration........................................................................................   78
12.15 Attorneys' Fees....................................................................................   78
12.16 Right to Specific Performance......................................................................   78
12.17 Further Actions....................................................................................   78
12.18 Time...............................................................................................   78
12.19 Punitive Damages...................................................................................   78
12.20 AMCI Representative................................................................................   78
12.21 No Other Representations...........................................................................   79
12.22 Disclosure Schedules...............................................................................   80

                                    EXHIBITS

Exhibit A         Company Agreement
Exhibit B         AMCI Parties Closing Certificate
Exhibit C         Company Employment Agreement
Exhibit D         FRC Parties Closing Certificate
Exhibit E         Subscription Agreement
Exhibit F         Cooperation Agreement
Exhibit G         Administrative Services Agreement
Exhibit H         Member Agreement
Exhibit I         Financial Statements
Exhibit J         Proposed Financing Terms
Exhibit K         Opinion of Counsel to the AMCI Parties
Exhibit L         Opinion of Counsel to the FRC Parties

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                                                                  Execution Copy

                                LIST OF SCHEDULES

                            AMCI DISCLOSURE SCHEDULES

Section 1.1(a)(i)                   Owned Equipment

Section 1.1(a)(ii)                  Leased Equipment

Section 1.1(b)(i)                   Persons with Knowledge AMCI

Section 1.1(c)                      Hazardous Substances

Section 1.1(d)                      Non-Signatory Companies

Section 1.1(e)                      Parts, Fuel and Supplies Inventory

Section 1.1(f)                      Permits

Section 1.1(g)                      Permitted Encumbrances

Section 1.1(h)(i)                   Owned Real Property

Section 1.1(h)(ii)                  Leased Real Property

Section 1.1(i)                      Retained Assets

Section 1.1(j)                      Claims, Legal Actions, Suits, Litigation, Arbitrations,
                                    Grievances, Disputes or Investigations

Section 1.1(k)                      Debts for Borrowed Money

Section 1.1(l)                      Signatory Companies

Section 1.1(m)                      Working Capital Adjustment Rules

Section 2.6                         AMCI Receivables and Payables

Section 3.2                         Governmental Notices and Approvals

Section 3.6                         Record and Beneficial Ownership of the AMCI Entities

Section 5.2                         Consents to Material Contracts

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
Section 5.5(a)                      Owned Material Real Property

Section 5.5(b)                      Leased Material Real Property

Section 5.5(f)                      Consents to Assignment of Leases

Section 5.8                         Phase 1 Environmental Reports

Section 5.8(d)                      Citations, Notices of Violations and Notices of Non-Compliance

Section 5.9                         Bonds, Guarantees, Indemnities, Letters of Credit

Section 5.10                        Material Contracts

Section 5.11(a)                     Legal Actions Involving More Than $100,000

Section 5.12(a)                     Employee Benefit Plans

Section 5.13                        Federal, State, Local, and Foreign Income Tax Returns

Section 5.13(g)                     Certain Tax Matters

Section 5.13(j)                     Material Tax Elections

Section 5.14(b)                     Panels of UMWA Employees

Section 5.14(c)                     Coal Act assigned employees

Section 5.21                        Material Insurance Policies

Section 6.4(a)                      Consents of the AMCI Parties

Section 6.4(b)                      Consents of the Company

Section 6.6                         Financial Commitments, Guarantees and Collateral Agreements Company Prior
                                    to the Closing Date

Section 7.1(d)(i)                   Consents Required from AMCI Parties as a Closing Condition

Section 7.1(d)(ii)                  Consents Required from FRC Parties as a Closing Condition

Section 8.2(b)(x)                   Certain Receivables

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                            FRC DISCLOSURE SCHEDULES

Section 1.1(b)(ii)                  Persons with Knowledge FRC

Section 4.2                         Consents to Material Contracts

                                 OTHER SCHEDULES

Schedule 2.2                        Contributions and Related Information

Schedule 2.3                        Assumed Liabilities

Schedule 2.8(b)                     Inventory Measurement

Schedule 6.14                       Additional Deeds of Trust to be Terminated at or Prior Closing

Schedule 9.13                       Estimated Allocation

Schedule 10.1                       Asset Contribution Companies Terminating Employment

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                                                                     Exhibit 2.8
                                                                  Execution Copy

                             CONTRIBUTION AGREEMENT

                  THIS CONTRIBUTION AGREEMENT (this "Agreement" or this "Contribution Agreement") is made as of December 31, 2002, among (i) ANR Fund IX Holdings, L.P., a Delaware limited partnership, and Alpha Natural Resources, Inc., a Delaware corporation (together, the "FRC Parties"), (ii) Vollow Resources, LLC, a West Virginia limited liability company ("Vollow"), Redbank, Inc., a West Virginia corporation ("Redbank"), Deerfield Resources, Inc., a West Virginia corporation ("Deerfield"), Riverside Energy, Inc., a West Virginia corporation ("Riverside"), Still Run Coal Company, Inc., a West Virginia corporation ("Still Run"), Alpine Development Company, a West Virginia corporation ("Alpine"), Creekside Energy Development Company, a West Virginia corporation ("Creekside"), Virginia Crews Coal Company, Inc., a West Virginia corporation ("Virginia Crews"), Herndon Processing Company, a West Virginia corporation ("Herndon"), Kepler Processing Company, a West Virginia corporation ("Kepler"), Newhall Pocahontas Energy, LLC, a West Virginia limited liability company ("Newhall Pocahontas"), Metcoal Sales, Inc., a West Virginia corporation ("Metcoal"), Consulting and Coal Services, Inc., a West Virginia corporation ("CCSI"), AMCI Export Corporation, a Delaware corporation ("AMCI Export"), Senate Coal Mines, Inc., a Pennsylvania corporation ("Senate Coal"), AMCI Energy, LLC, a Virginia limited liability company ("AMCI Energy"), American Metallurgical Coal Sales, LLC, a North Carolina limited liability company ("AMCS"), Laurel Mountain Management, Inc., a Pennsylvania corporation ("LMM"), Tanoma Energy, Inc., a Pennsylvania corporation ("Tanoma Energy"), I-22 Processing, Inc., a Pennsylvania corporation ("I-22"), Dunamis Resources, Inc., a Pennsylvania corporation ("Dunamis"), Madison Mining Company, LLC, a Pennsylvania limited liability company ("Madison"), Laurel Energy, L.P., a Pennsylvania limited partnership ("Laurel Energy"), Laurel Resources, L.P., a Pennsylvania limited partnership ("Laurel Resources"), RRD, Inc., a West Virginia corporation ("RRD"), Solomons Group, Inc., a Pennsylvania corporation ("Solomons Group"), Beta Resources, LLC, a Colorado limited liability company ("Beta")(collectively, the "AMCI Entities"), K-M Investment Corp., a Delaware corporation ("KM" or the "Principal Shareholder"), and the additional Persons listed on the signature pages of this Agreement (the "Other Shareholders," and together with the AMCI Entities and the Principal Shareholder, the "AMCI Parties")), and (iii) ANR Holdings, LLC, a Delaware limited liability company (the "Company"). Together, the FRC Parties, the AMCI Parties, and the Company shall be referred to in this Agreement as (the "Parties"). Capitalized terms not otherwise defined in this Agreement have the meaning given such terms in Article I.

                                    RECITALS

                  WHEREAS, the AMCI Entities engage directly or through various entities that they own or control in (i) the mining, processing and sale of coal produced by them in the States of West Virginia and Colorado and the Commonwealths of Pennsylvania and Kentucky, (ii) the operation of bulk materials handling and coal processing facilities, (iii) the domestic trading of coal, including the

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purchase and resale of coal produced by others and (iv) the operation of an ocean going port in Nova Scotia, Canada through the Contributed Companies or with the Contributed Assets (collectively, the "Business");

                  WHEREAS, the AMCI Parties and the FRC Parties desire to make certain contributions to the Company, and to enter into the Amended and Restated ANR Holdings, LLC Company Agreement attached as Exhibit A (together with the exhibits thereto, the "Company Agreement"), to hold, through subsidiary limited liability companies, the Contributed Interests (as defined below) and to engage in the Business;

                  WHEREAS, Newhall Processing, Inc., a West Virginia corporation has been merged into Newhall Pocahontas, with Newhall Pocahontas being the surviving entity;

                  WHEREAS, Solomons Group owns all of the outstanding stock of Solomons Mining Company, a West Virginia corporation ("Solomons Mining");

                  WHEREAS, RRD owns all of the outstanding shares of Guayndotte-Pocahontas Energy, Inc., a West Virginia corporation ("Guyandotte") and Open Fork, Inc., a West Virginia corporation ("Open Fork");

                  WHEREAS, Michael J. Quillen ("Quillen"), Ernie L. Thrasher ("Thrasher"), D. Scott Kroh ("Kroh"), Hans J. Mende ("Mende") and Fritz R. Kundrun ("Kundrun") each own 20% of the outstanding membership interest of Provincial Energy Ventures Limited, LLC ("Provincial");

                  WHEREAS, Beta owns 55% and NS of Colorado, Inc. ("NS") owns 45% of the outstanding membership interest of each of National King Coal, LLC, a Colorado limited liability company ("NKC") and Gallup Transportation and Transloading, LLC, a New Mexico limited liability company ("GTTC");

                  WHEREAS, the AMCI Parties will cause to be contributed, and the Company or its Affiliates will acquire, Guyandotte, Open Fork and Solomons Mining through the consummation of a merger with such corporations and all of such corporations shall be referred to as the "Contributed Corporations";

                  WHEREAS, the AMCI Parties will cause to be contributed, and the Company or its Affiliates will acquire, GTTC, NKC and Provincial through an acquisition of the membership interests of, or consummation of a merger with, such limited liability companies, and (i) all of such limited liability companies shall be referred to as the "Contributed LLCs" and (ii) the Contributed Corporations, and the Contributed LLCs shall be referred to as the "Contributed Companies";

                  WHEREAS, the AMCI Parties will cause to be contributed, and the Company or its Affiliates will acquire, certain of the assets of Alpine, AMCI Energy, AMCI Export, AMCS, Creekside, CCSI, Deerfield, Dunamis, Herndon, I-22, Kepler, Laurel Energy, Laurel Resources,

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LMM, Madison, Metcoal, Newhall Pocahontas, Redbank, Riverside, Senate Coal,
Still Run, Tanoma Energy, Virginia Crews and Vollow (each, an "Asset Contribution Company" and collectively, the "Asset Contribution Companies"), and
(i) all of such assets acquired from the Asset Contribution Companies shall be referred to as the "Contributed Assets," (ii) the Contributed Assets together with the Contributed Companies shall be referred to collectively in this Agreement as the "Contributed Interests" and (iii) the Asset Contribution Companies together with the Contributed Companies shall be referred to collectively as the "Subject Companies";

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the AMCI Parties desire to contribute the Contributed Interests to the Company, in return for which the AMCI Parties shall receive cash and a 48.921% Membership Interest in the Company, as set forth in the Company Agreement;

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the FRC Parties have made or shall make capital contributions to the Company, totaling approximately $78.54 million, in return for which the FRC Parties shall receive a 50.917% Membership Interest in the Company as set forth in the Company Agreement; and

                  WHEREAS, the AMCI Entities, the Principal Shareholder and the Other Shareholders are willing to undertake certain obligations for which they will receive substantial benefits to induce the FRC Parties to enter into this Agreement;

                  NOW, THEREFORE, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  Unless otherwise expressly provided in this Agreement:

                  1.1 The following terms, as used in this Agreement, have the following meanings:

                  "Active Operating Properties" means all property included in Permits currently issued to the Subject Companies prior to the Closing or property that is necessary or required to operate the Business in the manner currently conducted.

                  "Adverse Consequences" means, without duplication, all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, but excluding lost profits, punitive, exemplary, special or consequential damages (except to the extent any such remedies are included in the Third Party Claim by a non-Affiliate of the Indemnified Party, for which such Indemnified Party is otherwise entitled to indemnification under this Agreement).

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                  "Affiliate" means, with respect to any Person, any other
Person directly or indirectly controlling, controlled by or under common control with such Person; provided that Solomons Group and Solomons Mining shall be deemed to be Affiliates of the AMCI Parties. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" means the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

                  "AMCI Parties Closing Certificate" means the certificate of the AMCI Parties substantially in the form of Exhibit B attached to this Agreement.

                  "AMCI Parties Indemnitees" means, collectively, the AMCI Parties and their Affiliates, and the officers, directors, employees, agents and representatives of the AMCI Parties and their Affiliates.

                  "AMCI Representative" means Hans J. Mende.

                  "Base Amount" means $35,000,000, which is the estimated amount of the Working Capital Balance as of the Closing Date.

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or would be reasonably likely to form the basis for any specified consequence.

                  "Books and Records" means the original or true and complete copies of all of the books and records of the Asset Contribution Companies pertaining to the Contributed Assets, including but not limited to, customer lists, employee records for those Employees employed by the Company immediately following the Closing Date, purchase orders and invoices, sales orders and sales order log books, credit and collection records, plats, drawings and specifications, environmental and mining reports and studies, correspondence and miscellaneous records with respect to customers and supply sources, lessors and lessees, maps, core logs, engineering data, equipment maintenance records and all other general correspondence, records, books and files owned by any Asset Contribution Company, but excluding any and all Tax Returns, books and records relating to the Retained Liabilities and corporate records of the Asset Contribution Companies.

                  "Business Day" means any day other than a Saturday, a Sunday or a United States federal or New York State banking holiday.

                  "CERCLA" has the meaning set forth in the definition of "Environmental Law."

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                  "Classified Employee" means any Employee whose employment is governed by any of the Collective Bargaining Agreements. The term "current and former Classified Employees" means any Persons who fall within the term Classified Employee at any time on or prior to the Closing Date.

                  "Classified Employee Medical Plans" means (a) the Benefit Plans for United Mine Workers of America Represented Employees maintained by Virginia Crews Coal Company (1998) and Herndon Processing Company (1998); and
(b) successors to each of those Plans that are scheduled to go into effect on January 1, 2003.

                  "Classified Employment" means employment, the terms of which are governed by a collective bargaining agreement between an employer and the UMWA, including any of the Collective Bargaining Agreements.

                  "Closing Date" means the date of the Closing.

                  "Coal Act" means the Coal Industry Retiree Health Benefit Act of 1992 as amended (codified at Subtitle J of the Code).

                  "Coal Act Retiree Medical Plans" mean the Benefit Plans for United Mine Workers of America Represented Employees maintained by Virginia Crews Coal Company (1988) and Herndon Processing Company (1988).

                  "Coal Acquisition Agreements" means those certain agreements entered into: (a) on October 29, 2002 among the Company and certain Subsidiaries of the Company, on the one hand, and Pittston Coal Company and certain of its Affiliates, on the other hand (the "Pittston Agreement"); (b) on November 14, 2002 between a Subsidiary of the Company and El Paso CPG Company (the "Coastal Agreement"); and (c) on various dates among the Company and certain of its Subsidiaries, on the one hand, and various financing sources and their Affiliates, on the other hand, with respect to the financing of the transactions contemplated by this Agreement, the Pittston Agreement and the Coastal Agreement.

                  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

                  "Code" means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as amended, and any reference to a section of the Code shall include any successor section or provision of the Code.

                  "Collective Bargaining Agreements" means, collectively, the
(a) Memorandum of Understanding Between Virginia Crews Coal Company and International Union, United Mine Workers of America; dated August 1, 1998 and November 18, 2002; Agreement between Virginia Crews Coal Company and the International Union, United Mine Workers of America Agreement,

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                                                                  Execution Copy

dated August 1, 1998 and November 18, 2002; Memorandum of Understanding Regarding Job Opportunities between the United Mine Workers of America and Virginia Crews Coal Company dated August 1, 1998 and November 18,2002; Letter Agreement between Virginia Crews Coal Company and the International Union, United Mine Workers of America, dated October 31, 2002; Agreement between Herndon Processing Company and the International Union, United Mine Workers of America, dated July 23, 1998 and its successor agreement effective January 1, 2003; Memorandum of Understanding Between Herndon Processing Company and United Mine Workers of America dated July 23, 1998 and its successor agreement effective January 1, 2003; Memorandum of Understanding Regarding Job Opportunities between the United Mine Workers of America and Herndon Processing Company dated July 23, 1998 and to its successor agreement effective January 1, 2003; (b) any and all employee benefit plans or programs maintained thereby or incorporated therein; and (c) any precedential grievance settlements, arbitration decisions and binding past practices or customs; and any and all other memoranda of understanding and local or district agreements incorporated by reference therein or attached thereto.

                  "Commitment" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person;
(b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, guarantee of profit, guarantee against loss, or other similar rights with respect to a Person.

                  "Company's Affiliates, Successors, Assigns, Lessees or Contractors" means the Company's Affiliates or one of their contractual successors and assigns, and lessees and contractors who, as part of a contractual arrangement with the Affiliate, offer employment to the current or former Employees of the Subject Companies.

                  "Company Employment Agreement" means that certain employment agreement by and between the Company and each of Kroh, Quillen and Thrasher, the form of which is attached to this Agreement as Exhibit C.

                  "Contaminated" means the presence of one or more Hazardous Substances in such quantity or concentration as to: (i) violate any Environmental Law; (ii) require disclosure to any Governmental Authority; (iii) require remediation or removal; (iv) interfere with or prevent the customary use of the Real Property owned by the Contributed Companies or included in the Contributed Assets; or (v) create any contribution Liability to fund the clean up of the Real Property.

                  "Contracts" shall mean all of the contracts or agreements, written and oral, of the Contributed Companies or the Asset Contribution Companies related to the Contributed Assets excluding Collective Bargaining Agreements.

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                  "Contributed Assets" means all the properties and assets used or held for use in the Business that are owned by the Asset Contribution Companies, whether or not located on their premises or shown on the Financial Statements, including, all right, title and interest in and to the Closing Date Inventory, Equipment, Books and Records, Real Property, Mining Data and Intellectual Property of the Asset Contribution Companies and the rights of the Asset Contribution Companies with respect to the Contracts and the Permits.

                  "Decree" means any injunction, judgment, order, decree or ruling of any applicable Governmental Authority.

                  "Employee" means any Person (i) employed by and rendering personal services for a Subject Company, (ii) receiving short-term or long-term disability benefits from a Subject Company under an Employee Benefit Plan or on vacation or an approved leave of absence, or (iii) laid-off from and on a panel maintained by a Signatory Company under a Collective Bargaining Agreement. The term "current and former Employees" means any Persons who fall within the term Employee at any time prior to the Closing Date.

                  "Encumbrances" means any mortgage, pledge, lien, encumbrance, charge, restriction on transfer, other security interest or defect in title.

                  "Environment" means surface or ground water, water supply, soil or the ambient air.

                  "Environmental Laws" means collectively, all applicable federal, foreign, state, and local Laws in effect as of the Closing Date that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, or of natural resources, including, without limitation, Laws applicable to coal mining operations or related activities, (b) the generation, handling, treatment, storage, disposal or transportation of waste materials, (c) the regulation of or exposure to Hazardous Substances, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et. Seq. ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 et. seq. ("RCRA"), the Clean Air Act, 42 U.S.C. Sections 7401 et. seq., the Clean Water Act, 33 U.S.C. Sections 1251 et. seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et. seq. and the Emergency Planning and Community Right to Know Act, 42 U.S.C. Sections 11001 et. seq.

                  "Environmental Matter" means any assertion of a violation, claim or directive by any Governmental Authority or any other Person for personal injury, damage to property or the Environment, nuisance, contamination or other adverse effects on the Environment, or for damages or restrictions resulting from or related to (i) the operation of the Business or any predecessor or the ownership, use or operation at or on any real property or other assets owned, operated or leased by the AMCI Parties or any predecessor; or (ii) the existence or the continuation of a Release of, or exposure to, or the transportation, storage or treatment of any Hazardous Substance into the Environment from or related to any real property or assets currently or formerly owned, operated or leased by the AMCI Parties or its Affiliates or any activities on or operations thereof.

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                  "Environmental or Response Action" means all actions required
(i) to clean up, remove, treat or in any other way address any Hazardous Substance or other substance; (ii) to prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substance or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment; (iii) to perform pre-remedial studies and investigations or post-remedial monitoring and care; (iv) to bring facilities on any real property currently or formerly owned, operated or leased by the AMCI Parties or its Affiliates and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Reclamation Laws and all permits and other authorizations, and the filing of all notifications and reports required under any Environmental Laws and Reclamation Laws; or (v) for the purpose of environmental protection of any real property currently or formerly owned, operated or leased by the AMCI Parties or its Affiliates.

                  "Equipment" means the material tangible machinery, vehicles, equipment, furniture, fixtures, furnishings, trailers, tools, parts and other personal property owned or leased by the Subject Companies listed in (a) Section 1.1(a)(i) of the AMCI Disclosure Schedule, in the case of owned Equipment, and
(b) Section 1.1(a)(ii) of the AMCI Disclosure Schedule, in the case of leased Equipment.

                  "Equity Interest" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a limited liability company, trust or similar Person, any and all units, interests or other limited liability company interest, and any Commitments with respect thereto, and (c) any other direct equity ownership, participation in a Person and any Commitments with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" shall mean a national banking association acceptable to the AMCI Parties and the FRC Parties selected as escrow agent pursuant to the Escrow Agreement.

                  "Escrow Agreement" shall mean the Escrow Agreement among the AMCI Representative, the FRC Parties and the Escrow Agent, which shall be in a form acceptable to the AMCI Parties, the FRC Parties and the Escrow Agent. The Escrow Agreement shall provide that: (a) the Escrowed Amount shall be disbursed at the direction of the FRC Parties upon their learning that the AMCI Parties have not satisfied any obligation of the AMCI Parties under Section 8.2(b)(iv) as it relates to clauses (ix) and (xxiii) of the definition of Retained Liabilities; (b) the Escrowed Amount and all earnings thereon shall be released to the AMCI Parties at such time as there are no further Liabilities of the type described in clauses (ix) and (xxiii) of the definition of Retained Liabilities; and (c) the AMCI Parties can replace the Escrowed Amount with an irrevocable letter of credit or other property satisfactory the FRC Parties.

                  "Escrowed Amount" shall have the meaning ascribed to such term in Section 2.7(g).

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                  "FRC Parties Closing Certificate" means the certificate of the
FRC Parties substantially in the form of Exhibit D attached to this Agreement.

                  "FRC Parties Indemnitees" means, collectively, the FRC Parties and their Affiliates, and the officers, directors, employees and agents of the FRC Parties and their Affiliates.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

                  "Governmental Authority" means any agency, authority, board, bureau, commission, court, tribunal, department, office or instrumentality of any nature whatsoever or any governmental unit, whether federal, state, county, district, city, other political subdivision, or taxing district, foreign or otherwise, and whether now or hereafter in existence, or any officer or official thereof acting in an official capacity.

                  "Hazardous Substances" means any substance, chemical, waste, solid, material, pollutant or contaminant that is defined or listed as hazardous or toxic under any applicable Environmental Laws. Without limiting the generality of the foregoing, it shall also include any radioactive material, including any naturally-occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. 2011, et seq., any amendments or authorizations thereof, any asbestos-containing materials in any form or condition, any polychlorinated biphenyls in any form or condition, radioactive waste, or natural gas, natural gas liquids, liquefied natural gas, condensate, or derivatives or byproducts thereof or oil and petroleum products or by products and constituents thereof.

                  "Health and Safety Requirements" means all applicable federal, state, local and foreign Laws concerning public health and safety and worker health and safety each as in effect as of the Closing Date, other than Environmental Laws.

                  "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended, and all rules and regulations thereunder.

                  "Intellectual Property" means the trademarks, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing) technology, logos, trade secrets, confidential information related to the Contributed Interests, inventions, know-how, designs, technical data, drawings, customer and supplier lists, pricing and cost information, or computer programs and processes and all goodwill associated therewith and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions owned or licensed or leased by any of the Subject Companies.

                  "Knowledge of the AMCI Parties" means the actual knowledge of the individuals listed in Section 1.1(b)(i) of the AMCI Disclosure Schedule and what such individual would

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reasonably been expected to have known after reasonable inquiry within the scope of such individual's job responsibilities.

                  "Knowledge of the FRC Parties" means the actual knowledge of the individuals listed in Section 1.1(b)(ii) of the FRC Disclosure Schedule and what such individual would reasonably been expected to have known after reasonable inquiry within the scope of such individual's job responsibilities.

                  "Law" means any statute, code or regulation of any applicable Governmental Authority.

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Material Adverse Effect" means any event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the Business, taken as a whole, without regard to the duration of such material adverse impact; provided that in determining whether a Material Adverse Effect has occurred, the following changes or effects shall not be considered and shall be deemed not to constitute a Material Adverse Effect: (i) the coal mining industry generally (including, but not limited to, the price of coal and the costs associated with the mining, production and delivery of coal), (ii) United States or global economic conditions or financial markets in general, (iii) changes which to the Knowledge of the FRC Parties are likely to result from actions taken or to be taken in connection with the transactions contemplated by this Agreement, (iv) changes in Law, or any Decrees that apply generally to similarly situated Persons, (v) any change or effect to the extent constituting or involving a Retained Asset or a Retained Liability, and (vi) any change in or effect on the Contributed Interests which is cured (including by payment of money) before the earlier of the Closing and the termination of this Agreement pursuant to Section 11.1.

                  "Material Leased Real Property Rights and Interests" means the leases or subleases and the related real property rights and interests of the Contributed Companies and Asset Contribution Companies, including, without limitation, the coal leases, coal subleases and surface leases, (i) which, if any such lease or sublease were to terminate, would adversely effect the continuation of a material portion of the business or operations of any one of the Contributed Interests or (ii) that involve the payment or impose a liability of more than $100,000 in any calendar year.

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                  "MD&A Disclosure" means any "Management's Discussion and
Analysis of Financial Condition and Results of Operations" disclosure (required by Item 303 of Regulation S-K promulgated by the SEC (or any successor rule or regulation of the SEC)) to be prepared for the fiscal years covered by the audited Financial Statements and the period covered by the Audited Closing Date Financial Statements.

                  "Medical Plans" means any and all benefit plans that provide medical, dental, vision, sickness and accident, life, death, and/or accidental death and dismemberment benefits to current or former Employees sponsored or maintained by or on behalf of, or for the benefit of any Subject Company.

                  "Member" means each of the Persons with an ownership interest in the Company that executes a counterpart of the Company Agreement as a Member and each of the Persons who may hereafter become Members.

                  "Membership Interest" means the percentage interest of the Members in distributions, voting rights and other incidents of ownership of the Company, which are expressed as "Sharing Ratios" in the Company Agreement and are specified in Appendix A thereto.

                  "Mining Activities" means those activities of the Contributed Companies and the Asset Contribution Companies related to the Contributed Assets that involve surface, underground and auger mining, processing, sale or transporting of coal (including, the operation of an ocean going port in Nova Scotia, Canada), the operation of bulk materials handling and coal processing facilities, and the handling of coal by-products.

                  "Mining Environmental Liabilities" means Liabilities that relate to or arise from both of the following: (i) any of the Hazardous Substances set forth in Section 1.1(c) of the AMCI Disclosure Schedule and (ii) an Environmental Matter or Environmental and Response Action associated with Mining Activities to the extent that such Mining Activities conformed to industry standard practices at the time such Mining Activities were conducted.

                  "Mining Title" means fee simple title to surface and/or coal or an undivided interest in fee simple title thereto or a leasehold interest in all or an undivided interest in surface and/or coal together with no less than those real property easements, licenses, privileges, rights and appurtenances as a necessary to mine, remove, process and transport coal in the manner presently operated by the Subject Companies.

                  "Non-Classified Employee" means an Employee, the terms of whose employment are not or were not, at the time of the determination of the Employee's status, governed by a collective bargaining agreement, including any of the Collective Bargaining Agreements.

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                  Non-Classified Employee Medical Plans" means the Benefit Plan for Salaried Employees, the Highmark SelectBlue Medical and Prescription Plan, the Tanoma Energy Dental Plan, the Principal Life Insurance Plan, the Employee Benefits Programs of American Metals & Coal International, Inc., and all other Non-Classified Employee Benefit Plans sponsored by the Subject Companies or maintained by, on behalf of or for the benefit of the Subject Companies or their current or former Employees that provide dental , life insurance, short and long term disability, and/or accidental death and dismemberment benefits to Non-Classified Employees and their eligible dependents.

                  "Non-Signatory Company" means any Contributed Company or Asset Contribution Company listed in Section 1.1(d) of the AMCI Disclosure Schedule.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

                  "Parts, Fuel and Supplies Inventory" shall include the categories of items listed in Section 1.1(e) of the AMCI Disclosure Schedule.

                  "Permits" means the written permits, licenses, orders, certificates, registrations, approvals and similar rights issued by a Governmental Authority and held by the Subject Companies and listed in Section 1.1(f) of the AMCI Disclosure Schedule.

                  "Permitted Encumbrances" means any of the following: (i) any liens for Taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the Ordinary Course of Business; (ii) any obligations or duties reserved to or vested in any municipality or other Governmental Authority to regulate any Contributed Assets or the assets of any Contributed Companies in any manner including all applicable Laws; (iii) mechanic's, materialmen's, and similar liens; (iv) purchase money liens and liens securing rental payments under capital lease arrangements; (v) any liens or other Encumbrances created pursuant to operating, construction, operation and maintenance, space lease or similar agreements or the Organizational Documents of the Contributed Companies; and (vi) any Encumbrances set forth in Section 1.1(g) of the AMCI Disclosure Schedule.

                  "Person" means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, Governmental Authority, cooperative, association or any foreign trust or foreign business organization or any other entity of any kind whatsoever, as well as the heirs, executors, administrators, legal representatives, successors and assigns of such "person" where the context so requires.

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                  "Phantom Stock Plan" means that certain AMCI Export, Inc.
Phantom Stock Plan, which is a plan adopted by AMCI Export and dated January 5, 1994.

                  "Post-Closing Period" means any taxable period beginning after the Closing Date.

                  "Pre-Closing Period" means any taxable period ending on or before the Closing Date.

                  "RCRA" has the meaning set forth in the definition of "Environmental Law."

                  "Real Property" means the real property rights and interests owned, leased or subleased by the Contributed Companies and Asset Contribution Companies and any improvements, fixtures, easements, rights of way, and other appurtenants thereto (such as appurtenant rights in and to public streets) that are listed in (a) Section 1.1(h)(i) of the AMCI Disclosure Schedule, in the case of the owned real property rights and interests, and (b) Section 1.1(h)(ii) of the AMCI Disclosure Schedule, in the case of the leased or subleased real property rights and interests.

                  "Reclamation Laws" means all federal, state and local Laws, as now or hereafter in effect, relating to coal mining reclamation activities or Liabilities. For purposes of this definition, "coal mining" shall include, but not be limited to, any activities defined under the Surface Mining Control and Reclamation Act of 1977, as amended, as "surface coal mining operations."

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the Environment of Hazardous Substances.

                  "Retained Assets" means (a) as to the Asset Contribution Companies, all of their assets, properties and rights, other than the Contributed Assets, (b) as to the Contributed Companies, cash balances and accounts receivable of the Contributed Companies at Closing determined in accordance with GAAP to the extent they are not included as an asset in the calculation of Working Capital balance as of the Closing Date, (c) coal inventories of the Subject Companies that are located outside of the United States, (d) coal inventories of the Subject Companies in excess of the Closing Date Inventory Amount, and (e) the assets, properties and rights listed in
Schedule 1.1(i) of the AMCI Disclosure Schedule.

                  "Retained Debt" means all obligations for borrowed money or indebtedness owed by any of the Subject Companies to any Person, except as set forth in Section 1.1(k) of the AMCI Disclosure Schedule.

                  "Retained Liabilities" means all of the Liabilities of each of the Subject Companies, other than the Assumed Liabilities, including, without limitation the following, but, in each case, only if and to the extent such Liability was not included as a liability in the calculation of the Working Capital Balance as of the Closing Date:

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                           (i) all Liabilities arising under applicable Workers'
Compensation Acts for or based upon the employment before the Closing Date of the current and former Employees of the Subject Companies who are not Employees of the Contributed Companies on the Closing Date, or hired by one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors on or after the Closing Date;

                           (ii) all Liabilities arising under the federal black
lung Laws for or based upon the employment before the Closing Date of the current and former Employees of the Subject Companies who are not Employees of the Contributed Companies on the Closing Date or hired by one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors on or after the Closing Date;

                           (iii) all Liabilities for non-retiree medical,
dental, vision, sickness and accident, life, death, accidental death and dismemberment, disability, and other benefits and expenses covered under the Medical Plans, including related insurance costs or premiums, for or based upon the employment before the Closing Date of the current and former Employees of the Subject Companies who are not Employees of the Contributed Companies on the Closing Date or hired by one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors on or after the Closing Date, including all such Liabilities under COBRA, HIPAA and other Laws, including all Liabilities of a fiduciary for breach of fiduciary duty or any other failure to act or comply in connection with the administration of such Medical Plans;

                           (iv) all Liabilities arising under or based upon the
Employee Benefit Plans sponsored or maintained by, on behalf of or for the benefit of the Subject Companies or their current or former Employees before the Closing Date or in which the Subject Companies participated in before the Closing Date (other than the UMWA Plans and the Medical Plans), including all Liabilities arising from or related to the termination thereof or Liabilities of a Fiduciary for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan, but only with respect to Employee Benefit Plans that are not continued (by merger or otherwise) by a Contributed Company or assumed by the Company or one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors on or after the Closing Date;

                           (v) all Liabilities for salaries, wages, bonuses,
vacation days, personal days and similar forms of leave or compensation (a) for or based upon the employment on or before the Closing Date of the current and former Employees of the Subject Companies who are not Employees of the Contributed Companies on the Closing Date or hired by one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors on or after the Closing Date, and (b) that are accrued or earned and for which such individuals are eligible;

                           (vi) all Liabilities for accounts payable for which
goods have been shipped and delivered (whether or not invoiced) or services have been performed (whether or not invoiced)

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and related notes, trade payables and earned royalties, to the extent that a
Subject Company received a benefit before the Closing Date;

                           (vii) provided that the Company shall have fully
complied with its obligations under Article X, all Liabilities for claims of any current or former Employees pursuant to the WARN Act arising out of acts or omissions of the Subject Companies prior to and including the Closing Date;

                           (viii) all Liabilities arising under the Coal Act, or
as it may be amended, which could be imposed on the Subject Companies as Related Persons to Tanoma Mining Company, Inc. ("TMC"), relating to (1) beneficiaries eligible under the Coal Act who are assigned to or for whom TMC is required to provide or pay for medical benefits pursuant to Sections 9711 or 9712 of the Coal Act, or (2) death benefit premiums or unassigned beneficiary premiums (as those terms are used in Sections 9704(c) and 9704(d) of the Coal Act) for beneficiaries eligible under the Coal Act, that are assessed against TMC. For purposes of this subsection the term "Related Persons" means those persons defined in Section 9701(c)(2) of the Coal Act;

                           (ix) all Liabilities for retiree medical benefits
provided through any Classified Employee Medical Plan maintained pursuant to any of the Collective Bargaining Agreements or any Coal Act Retiree Medical Plan maintained pursuant to the Coal Act, or as it may be amended, in which such Signatory Company participates as of the Closing Date for (a) the current and former Classified Employees (and their eligible dependents and beneficiaries) of the Signatory Company who, as of the Closing Date, have retired and are receiving benefits from any such Classified Employee Medical Plan or Coal Act Retiree Medical Plan and (b) the current and former Classified Employees (and their eligible dependents and beneficiaries) of the Signatory Company who (i) , based on age, service and/or disability, satisfy, as of the Closing Date, the eligibility criteria in any such Classified Employee Medical Plan or Coal Act Retiree Medical Plan to receive retiree health benefits and whose last signatory Classified Employment is with the Signatory Company and (ii) are not Employees of the Contributed Companies on the Closing Date or hired by one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors on or after the Closing Date;

                           (x) all Liabilities, if any, of such Subject
Companies for retiree medical benefits provided through any Non-Classified Employee Medical Plan to Non-Classified Employees of such Subject Company (and their eligible dependents and beneficiaries) who, on or prior to the Closing Date, satisfy the requirements for retiree medical benefits under any Non-Classified Employee Medical Plan in which such Contributed Company or Asset Contribution Company participates and who have retired from such Contributed Company or Asset Contribution Company prior to the Closing Date;

                           (xi) all Liabilities relating to assets held in trust
under any Qualified Plan sponsored or maintained by, on behalf of or for the benefit of the Subject Companies or their current or former Employees or in which the Subject Companies participated before the Closing Date (other than the UMWA Plans) arising or relating to the period prior to the Closing Date;

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                           (xii) all Liabilities with respect to withdrawal by
the Subject Companies or their Affiliates on or before the Closing Date, if any, from the UMWA Pension Plans or any other Multiemployer Plan;

                           (xiii) all inter-company indebtedness owed by any
Contributed Company to any AMCI Party;

                           (xiv) all Liabilities arising out of or in connection
with compliance prior to the Closing Date with Health and Safety Requirements pertaining to the Contributed Interests, and all Liabilities arising out of or in connection with compliance prior to the Closing Date with all Laws relating to equal employment opportunity, employment, or labor relations concerning current or former Employees of the Subject Companies who are not Employees of the Contributed Companies on the Closing Date or hired by the Company or one of the Company's Affiliates, Successors, Assigns, Lessees, or Contractors on or after the Closing Date, or relating to any other action taken or not taken by the Subject Companies concerning the current or former Employees who are not Employees of the Contributed Companies on the Closing Date or hired by the Company or one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors on or after the Closing Date;

                           (xv) all Liabilities for the claims, legal actions,
suits, litigation, arbitrations, grievances, disputes or investigations listed in Section 1.1(j) of the AMCI Disclosure Schedule;

                           (xvi) all Liabilities of any of the Subject Companies
for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date;

                           (xvii) all amounts payable as the result of the
consummation of the transactions contemplated by this Agreement that arise due to any change of control provision of any Contract relating to employment;

                           (xviii) all Liabilities of any of the Subject
Companies for the unpaid Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                           (xix) all Liabilities for any Environmental Matter or
Environmental or Response Action related to real property or any other asset owned, operated or leased by AMCI Party that is not a Contributed Interest;

                           (xx) all Liabilities for any Environmental Matter or
Environmental or Response Action (other than Mining Environmental Liabilities) to the extent the underlying claim relates to or arises from any activity on or through the use of the assets of the Contributed Companies or the Contributed Assets and is attributable to acts or omissions occurring prior to the Closing Date;

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                           (xxi) all Liabilities related to Retained Debt;

                           (xxii) all Liabilities arising out of or in
connection with the Phantom Stock Plan;

                           (xxiii) all Liabilities of the type covered by clause
(ix) above under any collective bargaining agreements that do not pertain to or arise out of any AMCI Party's ownership of the Contributed Interests; and

                           (xxiv) all Liabilities not covered by clause (xxiii)
above under any collective bargaining agreements that do not pertain to or arise out of any AMCI Party's ownership of the Contributed Interests.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "SEC" means the Securities and Exchange Commission.

                  "Signatory Company" means any Asset Contribution Company listed in Section 1.1(l) of the AMCI Disclosure Schedule.

                  "Straddle Period" means a Tax period or year commencing before and ending after the Closing Date.

                  "Straddle Return" means a Tax Return for a Straddle Period.

                  "Subsidiary" means with respect to any relevant Person, any Affiliate that is (directly or indirectly) controlled by such Person.

                  "Sysco" means Sydney Steel Corporation, a Crown Corporation of the Province of Nova Scotia.

                  "Sysco Lease" means that certain Lease Agreement made December 12, 2001 between Sysco and Provincial.

                  "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not

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and including any obligation to indemnify or otherwise assume or succeed to the
Tax liability of any other Person.

                  "Tax Benefit" means the tax effect of any item of loss, deduction or credit or any other item (including increase in tax basis of assets) which decreases Taxes paid or payable including any interest in respect thereto or interest that would have been payable but for such item.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Transaction Agreements" means this Agreement, the Company Agreement, the Company Employment Agreements, and the Member Agreement.

                  "UMWA" means the International Union, United Mine Workers of America, including its district and local unions.

                  "UMWA 1993 Benefit Plan" means the United Mine Workers of America 1993 Benefit Plan and Trust."

                  "UMWA Pension Plans" means the United Mine Workers of America 1950 and 1974 Pension Plans and Trusts.

                  "UMWA Plans" means the UMWA 1993 Benefit Plan, the UMWA Savings Plan, the UMWA Training Fund, and the UMWA Pension Plans.

                  "UMWA Savings Plan" means the UMWA Cash Deferred Savings Plan of 1988.

                  "UMWA Training Fund" means the UMWA-BCOA Training and Education Fund.

                  "Workers' Compensation Acts" means Laws that provide for awards to employees and their dependents for employment-related accidents and diseases.

                  "Working Capital Balance as of the Closing Date" means the total current assets of the Subject Companies as of the Closing Date (including but not limited to the Closing Date Coal Inventory and the Closing Date Parts, Fuel and Supplies Inventory) less the total current liabilities of the Subject Companies as of the Closing Date, and calculated in accordance with GAAP subject to the Working Capital Adjustment Rules set forth in Schedule 1.1(m).

                  1.2 Each of the following terms is defined in the Section set forth opposite such term:

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
TERM                                                         SECTION
Agreement                                                    Preamble
Alpine                                                       Recital
AMCI Energy                                                  Preamble
AMCI Entities                                                Preamble
AMCI Export                                                  Recitals
AMCI Parties                                                 Preamble
AMCI Parties Bonds                                           5.9
AMCI Resources                                               Preamble
American Metals                                              Preamble
AMCS                                                         Recitals
Asset Contribution Company                                   Recitals
Assumed Liabilities                                          2.3
Barkers Ridge                                                Preamble
Base Amount                                                  1.1
Beta                                                         Preamble
Business                                                     Recitals
CCSI                                                         Recitals
CERCLIS                                                      5.8(g)
Closing                                                      2.7
Closing Date Coal Inventory                                  2.8(b)
Closing Date Parts, Fuel and Supplies Inventory              2.8(c)
Company                                                      Preamble
Company Agreement                                            Recitals
Contributed Assets                                           Recitals
Contributed Corporations                                     Recitals
Contributed Interests                                        Recitals
Contributed LLCs                                             Recitals
Conveyance Documents                                         2.7(j)
CPA Arbitrator                                               2.8(d)
Creekside                                                    Recitals
Deerfield                                                    Preamble
Dunamis                                                      Recitals
Employee Benefit Plans                                       5.12(a)
EPA                                                          5.8(d)
Financial Statements                                         5.4
Contribution Agreement                                       Preamble
FRC Capital Contribution                                     2.1
FRC Parties                                                  Preamble
Guayandotte                                                  Recitals
Harvey                                                       Recitals
Herndon                                                      Recitals

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
I-22                                                         Recitals
Indemnified Party                                            8.4(a)
Independent Surveyor                                         2.8(b)
Indian Ridge                                                 Preamble
Kepler                                                       Recitals
Kirmar                                                       Preamble
KM                                                           Preamble
Kroh                                                         Recitals
Kundrun                                                      Recitals
Laurel Resources                                             Recitals
Laurel Energy                                                Recitals
LMM                                                          Preamble
Madison                                                      Recitals
Material Contract                                            5.10(a)
Mende                                                        Recitals
Metcoal                                                      Recitals
Mining Data                                                  5.5(i)
Most Recent Financial Statements                             5.4
Most Recent Fiscal Month End                                 5.4
Most Recent Fiscal Year End                                  5.4
MSHA                                                         5.8(d)
Multiemployer Plan                                           5.12(a)
Newhall Pocahontas                                           Recitals
Newhall Processing                                           Recitals
Nicola                                                       Preamble
Open Fork                                                    Recitals
Operator                                                     5.8(a)
OSM                                                          5.8(d)
Other Shareholders                                           Preamble
Parties                                                      Preamble
Pension Plans                                                5.12(a)
Pledge Agreement                                             2.7(o)
Principal Shareholder                                        Preamble
Qualified Plans                                              5.12(a)
Quillen                                                      Recitals
Redbank                                                      Recitals
Riverside                                                    Preamble
RRD                                                          Preamble
Senate Coal                                                  Recitals
Senate Resources                                             Preamble
SMCRA                                                        5.8(e)
Solomons Group                                               Preamble
Solomons Mining                                              Recitals

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
Still Run                                                    Recitals
Subject Companies                                            Recitals
Tanoma Energy                                                Recitals
Thrasher                                                     Recitals
Virginia Crews                                               Recitals
Vollow                                                       Recitals
Welfare Plans                                                5.12(a)

                                   ARTICLE II
                                  CONTRIBUTION

                  2.1 FRC Capital Contribution. Upon the terms and subject to the conditions of this Contribution Agreement, the FRC Parties severally agree to contribute to the Company on the Closing Date in cash an aggregate amount of $78.5 million less any amounts contributed to the Company prior to the Closing Date (the "FRC Capital Contribution") in immediately available funds, for which agreement the FRC Parties will receive a 50.917% Membership Interest in the Company as set forth in the Company Agreement. Upon the making of the FRC Capital Contribution, the FRC Parties will be admitted as Members of the Company under the terms of the Company Agreement.

                  2.2 AMCI Capital Contribution. Upon the terms and subject to the conditions of this Contribution Agreement, the AMCI Parties severally agree, and the Principal Shareholder agrees, to cause the AMCI Parties, to convey, transfer, assign and deliver to the designated Subsidiary of the Company as specified on Schedule 2.2, on the Closing Date, free and clear of all Liens other than Permitted Encumbrances all of the Contributed Interests for which the AMCI Parties shall receive a 48.921% Membership Interest in the Company in the aggregate as set forth in the Company Agreement. Upon the contribution of the Contributed Interests, the AMCI Parties listed as signatories of the Company Agreement will be admitted as Members of the Company under the terms of the Company Agreement.

                  2.3 Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, the Company agrees, effective at the time of Closing, to cause the appropriate Subsidiaries of the Company to assume the specific liabilities set forth on Schedule 2.3 (the "Assumed Liabilities") and no other Liability.

                  2.4 Retained Assets and Retained Liabilities.

                           (a) The Company is causing the relevant Subsidiaries
of the Company to assume only the Assumed Liabilities and is not assuming or causing to be assumed any other Liability of any other Person (including the AMCI Parties or any predecessor owner of all or part of their business or assets). Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall assume any of the Retained Liabilities.

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                           (b) The Company is accepting the contribution only of
the Contributed Interests and is not accepting any other assets or interests of any Person pursuant to this Agreement (including AMCI entities or any predecessor owner of all or part of its business or assets). Without limiting the generality of the foregoing, the Company shall not accept the contribution any of the Retained Assets.

                           (c) On the Closing Date, the AMCI Parties (other than
the Contributed Companies) shall retain the Retained Liabilities and shall be entitled to receive any proceeds, recoveries (monetary or otherwise) and benefits and burdens associated with the Retained Assets and the Retained Liabilities. On or prior to the Closing Date, the AMCI Parties shall cause the Retained Assets and Liabilities to be assigned or otherwise transferred to an AMCI Party or a third party designated by the AMCI Parties (or, in the case of the Retained Debt, the AMCI Parties shall (i) cause such Retained Debt to be assigned or otherwise transferred to an AMCI Party or a third party or (ii) fully pay and satisfy such Retained Debt). To the extent that any of the Retained Assets and Retained Liabilities cannot be assigned or otherwise transferred to the AMCI Parties or their designees prior to the Closing Date (including without limitation where such an assignment or transfer would constitute a breach or default under any agreement, encumbrance or commitment, would violate any Law or Decree or would in any way adversely affect the rights or increase the obligations of the AMCI Parties or their designees), then the FRC Parties, without having to incur or suffer any Adverse Consequences, and the AMCI Parties will execute and deliver any other documents, certificates, agreements and other writings, and take such other actions, in each case, as may be reasonably necessary or desirable in order to provide or impose upon the AMCI Parties or its designee the benefits and the obligations associated with such Retained Assets and Retained Liabilities.

                  2.5 Attempted Assignment of Contributed Interests and Assumed Liabilities. If any attempted assignment or assumption of any of the Contributed Interests pursuant to this Agreement would (i) constitute a breach or default under any Contract, (ii) violate any Law or (iii) adversely affect the rights, or increase the obligations of the Company, so that the Company would not, in fact, receive all such rights, or assume the obligations, of the AMCI entities with respect thereto as they exist prior to such attempted assignment or assumption, then the AMCI Parties and the Company, without having to incur or suffer any Adverse Consequences, shall enter into such arrangements as may be reasonably acceptable to both the Company and the AMCI Parties to provide for or impose upon the Company the benefits of such Contributed Interests or the obligations of such Assumed Liabilities, as the case may be, and any transfer or assignment to the Company by the AMCI Parties of any such Contributed Interest, or any assumption by the Company of any such Assumed Liabilities, which shall require such consent or authorization of a third party that is not obtained, shall be made subject to such consent or authorization being obtained.

                  2.6 Proration of Liabilities; Intercompany Transactions.

                           (a) The AMCI Parties and the FRC Parties shall
cooperate with each other to provide for payments due with respect to the Assumed Liabilities and the Retained Liabilities

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during the payment period in which the Closing occurs with all such Liabilities prorated as of the Closing Date, if applicable.

                           (b) Immediately before the Closing, all outstanding
receivables and payables between the AMCI Parties and their Affiliates (other than the Contributed Companies), on the one hand, and the Contributed Companies, on the other hand, shall be satisfied and discharged, without any post-Closing Adverse Consequences to the FRC Parties, the Contributed Companies or the Contributed Assets, except to the extent such receivables and payables relate to or arise under any agreement listed in Section 2.6 of the AMCI Disclosure Schedule between the AMCI Parties (or their Affiliates (other than the Contributed Companies)) and the Contributed Companies which will not be terminated prior to, or at, the Closing. Except as otherwise contemplated by this Agreement and for those listed in Section 2.6 of the AMCI Disclosure Schedule, all other intercompany transactions or arrangements between the Contributed Companies, on the one hand, and the AMCI Parties or any of their Affiliates (other than the Contributed Companies), on the other hand, shall be terminated as of the Closing, in such manner as the AMCI Parties shall specify, without imposing Adverse Consequences upon the FRC Parties or the Contributed Companies, and none of the parties shall have any further Liability in respect of any such transaction or arrangement.

                  2.7 Closing. Unless the Parties otherwise agree, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of First Reserve Corporation in Greenwich, Connecticut beginning at 10:00 AM (local time) no later than the third business day after the satisfaction of all conditions precedent specified in Article VII. All of the transactions at the Closing shall be deemed to occur simultaneously. At the
Closing:

                           (a) the FRC Parties and the AMCI Parties listed as
signatories of the Company Agreement shall execute the Company Agreement;

                           (b) the FRC Parties, to the extent not theretofore
contributed, shall contribute the FRC Capital Contribution to the Company;

                           (c) the AMCI Entities shall convey and contribute the
Contributed Interests as provided in Section 2.2;

                           (d) the AMCI Entities and the FRC Parties (to the
extent that it has not already done so) each shall subscribe for and acquire Membership Interests in the Company by executing and delivering a Subscription Agreement substantially in the form of Exhibit E;

                           (e) the appropriate Subsidiaries of the Company shall
execute and deliver the assumption and assignment agreements pursuant to which they shall assume the Assumed Liabilities;

                           (f) the Company and each of Kroh, Quillen and
Thrasher shall execute and deliver the Company Employment Agreement;

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                           (g) the Company shall distribute cash in the amount
of (x) $11.54 million plus (y) the Base Amount to the AMCI Parties as designated by the AMCI Representative; provided that on the terms and subject to the conditions of the Escrow Agreement, the Company shall to deliver into escrow at the Closing, an amount equal to $2.5 million of the amount specified in clause
(x) (the "Escrowed Amount").

                           (h) the Company and each of the relevant AMCI
Entities named therein shall execute and deliver the Cooperation Agreement in the form of Exhibit F pursuant to which the Company and its Affiliates, and such AMCI Entities shall provide each other certain information and other assistance in connection with the collection, administration and/or satisfaction of certain of the Retained Liabilities;

                           (i) the Company, K-M and LMM shall, and K-M shall
cause its wholly owned Subsidiary, AMCI Inc. to, execute and deliver the Administrative Services Agreement in the form of Exhibit G pursuant to which the parties to such Administrative Services Agreement will provide one another with certain services for a transition period;

                           (j) the AMCI Entities shall deliver or cause to be
delivered to the Company such stock powers, endorsements, deeds, bills of sale and other good and sufficient instruments of conveyance and assignment (the "Conveyance Documents") as shall be necessary to vest in the appropriate Subsidiaries of the Company all of the AMCI Entities' right, title and interest in, to and under the Contributed Interests;

                           (k) the FRC Parties shall deliver to the AMCI Parties
a copy of their Organizational Documents, good standing certificates, resolutions of the board of directors or other governing bodies, secretaries' certificates and officers' certificates, in each case, relating to the existence of the FRC Parties and the authority of the FRC Parties to execute the Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to the AMCI Parties and their counsel;

                           (l) the AMCI entities shall deliver to the FRC
Parties copies of their Organizational Documents, good standing certificates, resolutions of governing bodies, secretaries' certificates, in each case, relating to the existence of the AMCI entities and the authority and capacity of the AMCI Parties to execute the Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to the FRC Parties and their counsel;

                           (m) the AMCI Parties listed as signatories in the
Member Agreement, dated as of the Closing Date in the form of Exhibit H (the "Member Agreement") and the FRC Parties shall execute and deliver the Member Agreement;

                           (n) the relevant AMCI Entities and Contributed
Companies and the relevant Subsidiaries of the Company shall (i) execute all such required plans of merger or merger agreements in mutually agreeable form and (ii) execute and file (with the appropriate Secretary of State or other State or Commonwealth official) the certificates of merger or articles of merger in mutually

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agreeable form, all as necessary to complete the mergers contemplated by
Schedule 2.2, with such changes as are required to satisfy all requirements of applicable law (collectively, all such plans of merger, merger agreements, certificates of merger or articles of merger are referred to as the "Merger Documents");

                           (o) each of the AMCI Parties that will hold
Membership Interests and the FRC Parties shall execute and deliver the Pledge Agreement, dated as of the Closing Date in a form acceptable to the AMCI Parties and the FRC Parties (the "Pledge Agreement"); and

                           (p) each of the AMCI Parties that will participate in
the deposit of the Escrowed Amount and the FRC Parties shall execute and deliver the Escrow Agreement.

                  2.8 Working Capital Balance.

                  (a) In accordance with the provisions of this Section 2.8: (i) the Company shall pay the AMCI Representative the amount, if any, by which the Working Capital Balance as of the Closing Date (as calculated in accordance with paragraphs (b) and (c) of this Section 2.8) is finally determined pursuant to
Section 2.8(d) to be greater than the Base Amount; and (ii) the AMCI Parties shall cause the AMCI Representative to pay the Company the amount, if any, by which the Working Capital Balance as of the Closing Date (as calculated in accordance with clauses (b) and (c) of this Section 2.8) is finally determined pursuant to Section 2.8(d) to be less than the Base Amount. Such payment shall constitute an adjustment to the relative contributions made by the AMCI Parties to the Company and shall be paid by wire transfer of cash or other immediately available funds within three business days after the completion of the procedures contemplated in paragraphs (b) and (c) of this Section 2.8; provided, however, that if the Working Capital Balance is (x) greater than $35 million, then the Company shall be entitled to defer payment of the amount in excess of $35 million for up to 90 days after the Working Capital Balance has been finally determined, or (y) less than $35 million, then the accounts payable used to determine the Working Capital Balance shall be reduced so that the Working Capital Balance equals $35 million and the amount so reduced shall be treated as a Retained Liability.

                  (b) No later than three days before the Closing Date, the parties will agree upon the density of the various stockpiles that constitute the Subject Companies' coal inventory located in the United States. Within three business days after the Closing, the AMCI Parties and the Company shall cause Tuck Engineering, Inc., CME Engineering, Inc., Alliance Consulting and Soward Miller & Associates or such other surveying firm or firms mutually acceptable to the FRC Parties and the AMCI Parties (the "Independent Surveyors") to prepare and deliver to each of them surveys of all coal inventory of the Subject Companies located in the United States as of the Closing (the "Closing Date Coal Inventory"). Tuck Engineering, Inc. shall survey the coal inventory located in Kentucky, CME Engineering, Inc. shall survey the coal inventory located in Pennsylvania, Alliance Consulting shall survey the coal inventory located in West Virginia and Soward Miller & Associates shall survey the coal inventory located in Colorado. Such surveys shall be conducted in accordance with the principles set forth on and shall be in substantially the format attached to this

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Agreement as part of Schedule 2.8(b). The AMCI Parties and the Company shall, and shall cause their respective Affiliates to, cooperate with and make available any information reasonably requested by the Independent Surveyors in their preparation of the surveys of the Closing Date Coal Inventory. All determinations made by the Independent Surveyors in their surveys of the Closing Date Coal Inventory shall be final, binding and conclusive on the parties. The Company shall pay the fees and costs of the Independent Surveyors and any other third party retained by it in connection with the calculation of the Closing Date Coal Inventory pursuant to this Section 2.8(b).

                  (c) Within three business days before the Closing, the AMCI Parties and the Company shall perform a physical count of all Parts, Fuel and Supplies Inventory of the Subject Companies as of the Closing Date (the "Closing Date Parts, Fuel and Supplies Inventory"). Such physical count shall be valued on a cost basis for new items and on a fair market value basis for all other items, taking into consideration the age, condition and usefulness of the item. The AMCI Parties and the Company shall, and shall cause their respective Affiliates to, cooperate with and make available any information reasonably requested by the parties in their performance of the physical count.

                  (d) The AMCI Parties and the Company will use commercially reasonable efforts to resolve any differences regarding the calculation of the Working Capital Balance within seven business days after the Closing. If the AMCI Parties and the Company cannot resolve any such differences within seven business days after the Closing, the parties agree to submit any such differences to arbitration in Abingdon, Virginia, by the accounting firm of Deloitte & Touche, LLP or another accounting firm mutually acceptable to both parties (the "CPA Arbitrator") to resolve such differences. The CPA Arbitrator shall make such review and examination of the relevant facts and documents as the CPA Arbitrator deems appropriate, and shall permit each of the Company and the AMCI Parties to make a written presentation of their respective positions. Within forty-five (45) days after submission of such dispute by both parties, the CPA Arbitrator shall resolve all disputed items in writing and shall prepare and deliver its decision, which shall be final and binding upon the parties without further recourse or collateral attack and, as to each disputed matter, shall accept either the Company's or the AMCI Parties' position in its entirety and the party whose position is not accepted by the CPA Arbitrator on a particular disputed matter shall pay all fees and costs of such CPA Arbitrator to arbitrate such disputed matter.

                  2.9 Pledge of Membership Interests. Pursuant to the Pledge
Agreement: (a) the Membership Interest of the AMCI Parties having a fair market value of not less than $36 million shall be pledged to secure the obligation of the AMCI Parties under Section 8.2(b)(iv) as it relates to clauses (ix) and (xxiii) of the definition of Retained Liabilities; (b) the FRC Parties shall be entitled to call for additional collateral if the value of the collateral deposited has depreciated or been previously called such that the value of the remaining collateral is less than $18 million; (c) the AMCI Parties shall be entitled to withdraw collateral in an amount equal to the difference between (i) the fair market value of the Membership Interests held pursuant to the Pledge Agreement and (ii) the actuarially determined value of such Retained Liabilities, if less, upon presentation of an actuarial certification reasonably acceptable to the Company's independent public accountants showing that the actuarially determined value of such Retained Liabilities is less than the fair market value of the

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Membership Interests held pursuant to the Pledge Agreement; provided that (x) no such withdrawal shall occur more than once in a 12 month period and (y) any withdrawn collateral shall be restored (but not in an amount in excess of the difference between $36 million and the amount, if any, theretofore purchased pursuant to Section 6 of the Member Agreement) in the event and to the extent that the actuarially determined value of the such Retained Liabilities increases following a withdrawal; and (d) the AMCI Parties shall be entitled from time to time to substitute collateral acceptable to the FRC Parties.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF KM REGARDING THE
                                  TRANSACTION

                  For the purpose of inducing the FRC Parties and the Company to enter into and perform this Agreement, KM represents and warrants to the Company and the FRC Parties that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article
III), except as set forth in the AMCI Disclosure Schedule.

                  3.1 Organization of the AMCI Entities and the Asset Contribution Companies. Each of the AMCI Entities is a corporation, partnership or limited liability company, as the case may be, that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  3.2 Authorization of Transaction. The AMCI Parties have full power and authority (including, where applicable, full power and authority as an organization) to execute, deliver and perform its obligations under this Agreement and each of the AMCI Parties has full power and authority (including, where applicable, full power and authority as an organization) to execute and deliver each other agreement or instrument to which it is a party in connection with this Agreement and to perform its obligations thereunder. The AMCI Parties' execution, delivery and performance of this Agreement and the execution, delivery and performance of all other agreements and instruments by each of the AMCI Parties in connection with this Agreement and the transactions contemplated under this Agreement have been duly authorized by all requisite organizational or other action on the part of each of the AMCI Parties. This Agreement and all other agreements or instruments executed and delivered by each of the AMCI Parties in connection with this Agreement have been duly executed and delivered by each of the AMCI Parties. This Agreement and all other agreements or instruments executed and delivered by each of the AMCI Parties pursuant to this Agreement constitute the legal, valid and binding obligation of each of the AMCI Parties, enforceable in accordance with their respective terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 3.2 of the AMCI Disclosure Schedule sets forth all material notices to, filings with, and all other authorizations, consents, or approval of Governmental Authorities required to be made or obtained in order to consummate the transactions contemplated by

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this Agreement.

                  3.3 Noncontravention. Neither the execution, delivery or performance of this Agreement by the AMCI Parties nor the execution, delivery or performance by each of the AMCI Parties of each other agreement or instrument to which it is a party executed in connection with this Agreement or delivered pursuant to this Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any Law to which any of the AMCI Parties is subject or any provision of its Organizational Documents, (ii) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel or terminate any material authorization or Permit issued by a Governmental Authority that is held by any of the AMCI Parties or that otherwise relates to the Contributed Interests, or (iii) give any Governmental Authority or other Person the right to challenge any material portion of the transactions contemplated under this Agreement or exercise any remedy or obtain any relief that is material to the Contributed Interests under any Law to which any of the AMCI Parties is subject, or (iv) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel or exercise any material remedy or loss of rights, or result in the creation of any Lien, or require any notice (in all such cases with or without the giving of notice and/or the passage of time) under any Material Contract or material lease to which any of the AMCI Parties is a party or by which it is bound or to which any of its assets is subject.

                  3.4 Brokers' Fees. None of the AMCI Parties has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the FRC Parties, the Company or any of any of the Contributed Interests could become liable or obligated.

                  3.5 Investment. The AMCI Parties acquiring Membership Interests are not acquiring the same with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. The AMCI Parties, together with their directors and executive officers and advisors, are familiar with investments of the nature of the Membership Interests, understand that this investment involves substantial risks, have adequately investigated the Membership Interests, and have substantial knowledge and experience in financial and business matters such that they are capable of evaluating, and have evaluated, the merits and risks inherent in acquiring the Membership Interests, and are able to bear the economic risks of such investment. The AMCI Entities acknowledges that the Membership Interests have not been registered or qualified under, and are sold in reliance upon an exemption from the registration requirements of, the Securities Act, and the rules and regulations thereunder and any applicable state securities or "Blue Sky" laws, and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless they are registered under such securities laws or regulations or an exemption from such registration is available.

                  3.6 Ownership of Equity Interests. Section 3.6 of the AMCI Disclosure Schedule sets forth a complete and correct listing of the record and beneficial ownership of the Subject Companies. The ownership interests of Contributed Companies have been duly authorized, and are

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validly issued and fully paid and non-assessable and are owned solely by one or more of the AMCI Parties. Except to the extent created under the Securities Act and state securities Laws, and as created by the respective Organizational Documents, (i) the ownership interests of the Contributed Companies are held free and clear of rights of first refusal, restrictions on transfer, Taxes, and Encumbrances, and (ii) there are no Commitments with respect to the ownership interests of the Contributed Companies. None of the AMCI Parties are a party to any voting trust, proxy, or other agreement or understanding with respect to voting any ownership interests of the Contributed Companies. The minute books (containing the records of meetings of the stockholders, members, partners, or other governing bodies, and any committees of such governing bodies), the ownership certificates and record books of each of the Contributed Companies are correct and complete in all material respects. None of the Contributed Companies is in default under or in violation of any provision of its Organizational Documents. None of the Contributed Companies controls directly or indirectly or has any direct or indirect equity participation in any Person other than other Contributed Companies.

                  3.7 FRC Parties' Breach of Representation or Warranty. To the Knowledge of the AMCI Parties (a) none of the representations and warranties made by the FRC Parties pursuant to this Agreement is inaccurate or incomplete and (b) no breach of any such representation or warranty has occurred or is occurring. None of the AMCI Parties has failed to disclose to the FRC Parties the fact that an inaccurate or incomplete representation or warranty has been made by the FRC Parties, or that a breach has occurred.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF THE FRC PARTIES REGARDING
                                THE TRANSACTION

                  For the purpose of inducing the AMCI Parties to enter into and perform this Agreement, the FRC Parties jointly and severally represent and warrant to the Company and the AMCI Parties that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the FRC Disclosure Schedule.

                  4.1 Organization .

                           (a) Each of the FRC Parties is a corporation, limited
partnership or limited liability company, as the case may be, duly organized, validly existing, and in good standing under the Laws of the State of Delaware.

                           (b) Each of the Company and its Subsidiaries is (i) a
limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly authorized to conduct business and is in good standing under the Laws of each

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jurisdiction where the failure to be so authorized and in good standing would reasonably be expected to have a Material Adverse Effect on the Business and
(iii) has full power and authority to carry on the Business.

                           (c) The Company was formed and organized for the
purpose of carrying on any lawful business. The Company's business has been limited to matters of its organization and establishment as a business entity, and the execution, delivery and performance of this Agreement and the Coal Acquisition Agreements. There are no outstanding membership interests in the Company except those held by one or both of the FRC Parties. Immediately following the consummation of the transactions contemplated hereby, the only outstanding membership interests in the Company will be the membership interests
(i) issued pursuant to paragraphs (b) and (c) of Section 2.7, (ii) issued to Alpha Coal Management, LLC.

                  4.2 Authorization of Transaction. Each of the Company and the FRC Parties has full power and authority (including full power and authority as an organization) to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument to which it is a party in connection with this Agreement. The Company's and the FRC Parties' execution, delivery and performance of this Agreement and all other agreements and instruments in connection with this Agreement and the transactions contemplated under this Agreement have been duly authorized by all requisite corporate or other action on the part of the Company and the FRC Parties. This Agreement and all other agreements or instruments executed and delivered by the Company and the FRC Parties in connection with this Agreement have been duly executed and delivered by the Company and the FRC Parties. This Agreement and all other agreements or instruments executed and delivered by the Company and the FRC Parties pursuant to this Agreement constitute the legal, valid and binding obligation of the Company and the FRC Parties, respectively, enforceable in accordance with their terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4.2 of the FRC Disclosure Schedule sets forth all material notices to, filings with, and all authorizations, consents, or approvals of Governmental Authorities required to be made or obtained in order to consummate the transactions contemplated by this Agreement.

                  4.3 Noncontravention. Neither the execution, delivery or performance of this Agreement by the Company or the FRC Parties nor the execution, delivery or performance by the Company or the FRC Parties of each other agreement or instrument to which it is a party executed in connection with this Agreement or delivered pursuant to this Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any Law to which any of the Company or the FRC Parties is subject or any provision of its Organizational Documents, (ii) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel or terminate any material authorization or Permit issued by a Governmental Authority that is held by the FRC Parties or the Company, (iii) give any Governmental Authority or other Person the right to challenge any material portion of the transactions contemplated under this Agreement or exercise any material remedy or obtain any relief that is material to the Contributed Interests under any Law to which any

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of the Company or the FRC Parties is subject, or (iv) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel or exercise any material remedy or loss of rights, or result in the creation of any Lien, or require any notice(in all such cases with or without the giving of notice and/or the passage of time) under any material agreement, contract, lease, license, instrument, or other arrangement to which the any of the Company or the FRC Parties is a party or by which it is bound or to which any of its assets is subject.

                  4.4 Brokers' Fees. None of the Company or the FRC Parties have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or the AMCI Parties or their Affiliates could become liable or obligated.

                  4.5 Investment. The FRC Parties are not acquiring Membership Interests with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. Each of the FRC Parties, together with its directors and executive officers and advisors, is familiar with investments of the nature of the Membership Interests, understands that this investment involves substantial risks, has adequately investigated the Membership Interests, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Membership Interests, and is able to bear the economic risks of such investment. Each of the FRC Parties acknowledges that the Membership Interests have not been registered or qualified under, and are sold in reliance upon an exemption from the registration requirements of, the Securities Act and the rules and regulations thereunder, and any applicable state securities or "Blue Sky" laws, and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless they are registered under such securities laws or regulations or an exemption from such registration is available.

                  4.6 AMCI Parties' Breach of Representation or Warranty. To the Knowledge of the FRC Parties, (A) there is no fact or circumstance that would cause the any of the representations and warranties made by the AMCI Parties pursuant to this Agreement to be inaccurate or incomplete and (B) no breach of any such representation or warranty set forth has occurred or is occurring. None of the FRC Parties have failed to disclose to the AMCI Parties the fact that an inaccurate or incomplete representation or warranty has been made by the AMCI Parties, or that a breach has occurred or failed to give the AMCI Parties the opportunity to correct any inaccurate or incomplete representation or warranty or to cure any breach in accordance with Section 6.9.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF KM REGARDING THE
                              CONTRIBUTED INTERESTS

                  For the purpose of inducing the FRC Parties and the Company to enter into and perform this Agreement, KM represents and warrants to the Company and the FRC Parties that the

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statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the AMCI Disclosure Schedule.

                           5.1      Incorporation. Each of the Subject Companies
(i) is a corporation, partnership or limited liability company, as the case may be, that is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction in which it has had an office or in which it paid taxes in past three years, and (iii) has full power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                           5.2      Noncontravention. The execution, delivery
and performance by the applicable Subject Company of each agreement or instrument to which it is a party executed in connection herewith or delivered pursuant to this Agreement and the consummation of the transactions contemplated in this Agreement and therein will not, with or without the giving of notice or the passage of time, or both: (i) violate any Law to which any of the Subject Company is subject or any provision of its Organizational Documents; (ii) conflict with, or result in a violation or breach of, or a default or event of default under, or require the consent of any other party in order to avoid a default or event of default under, a right to accelerate, right to exercise any remedy or loss of rights under, or result in the creation of any Lien under or pursuant to, any provision of any Subject Company's Organizational Documents or of any material lease or Material Contract to which any Subject Company is a party or by which any Subject Company is bound, or any Law or any order, judgment, writ, injunction or decree to which any Subject Company is a party or by which any Subject Company or the Contributed Assets may be bound or affected; or (iii) give any Governmental Authority or other Person the right to challenge any of the transactions contemplated hereunder or exercise any remedy or obtain any relief under any Law to which any Subject Company is subject.

                  5.3 Absence of Changes. Except as contemplated by this Agreement, since (x) the end of the periods of financial statements of the Contributed Companies covered by most recent audit report for each Contributed Company as to which audited financial statements exist or (y) December 31, 2001 for each Contributed Company as to which audited financial statements do not exist, none of the Contributed Companies has, and none of the Asset Contribution Company has, with respect to the Contributed Assets,:

                           (a) borrowed or agreed to borrow any funds or
incurred, or become subject to, any Liability for borrowed money, or issued any note, bond or other debt security, or guaranteed any indebtedness for borrowed money or capitalized lease obligation, except Liabilities incurred in the Ordinary Course of Business, none of which would reasonably be expected to result in an impact greater than $250,000;

                           (b) paid any Liability other than Liabilities in the
Ordinary Course of

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Business;

                           (c) sold, transferred or otherwise disposed of, or
agreed to sell, transfer or otherwise dispose of any of Real Property, or, other than in the Ordinary Course of Business, any other Contributed Interests, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, other than in the Ordinary Course of Business, any Permits;

                           (d) except in the Ordinary Course of Business,
entered into any agreement, lease or license (or series of related agreements, contracts, leases and licenses) or made or permitted any material amendment to or termination, acceleration, modification or cancellation of any Contract or breached any provision of any Contract;

                           (e) merged or consolidated with any other Person;

                           (f) mortgaged, pledged or subjected to any Lien any
of its assets or properties other than Permitted Encumbrances;

                           (g) made any capital expenditure (or series of
related capital expenditures) either (x) involving more than $250,000 or (y) outside the Ordinary Course of Business;

                           (h) made any capital investment in, any loan to, or
any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either (x) involving $250,000 or (y) outside the Ordinary Course of Business;

                           (i) delayed or postponed the payment of accounts
payable and other Liabilities outside the Ordinary Course of Business;

                           (j) cancelled, compromised, waived or released any
right or claim (or series of related rights and claims) involving more than $100,000;

                           (k) except for contracts of employment at will,
entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract;

                           (l) except in the Ordinary Course of Business,
adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other compensatory plan, contract or commitment for the benefit of any of the directors, officers and Employees of the Contributed Companies, or taken any such action with respect to any other Employee Benefit Plan;

                           (m) made any other change in employment terms for any
of the directors, officers and Employees of the Subject Companies outside the Ordinary Course of Business;

                           (n) suffered any damage, destruction or loss, whether
or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

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                           (o) implemented or adopted any change in its
accounting methods or principles or the application thereof; or

                           (p) entered into any agreement, arrangement or
understanding with respect to any of the foregoing.

                  5.4 Financial Statements. Attached to this Agreement as
Exhibit I are the following financial statements (collectively, the "Financial Statements"): (i) audited consolidated fiscal year balance sheets and statements of income, changes in stockholders' equity and cash flows for each of the Contributed Companies and their respective Subsidiaries as of and for the most recent fiscal year (the "Most Recent Fiscal Year End"); and (ii) unaudited interim consolidated balance sheets and statements of income, changes in stockholders equity and cash flows of the enterprise represented by the Contributed Interests (the "Most Recent Financial Statements") as of and for the period ended September 30, 2002 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. No material changes to the Financial Statements for any Contributed Company for which audited financial statements exist will be required to conform them to financial statements prepared in accordance with Regulations S-K and S-X promulgated by the SEC applied on a consistent basis throughout the periods covered thereby.

                  5.5 Real Property.

                           (a) Section 5.5(a) of the AMCI Disclosure Schedule
lists all of the material Real Property which is an owned Contributed Interest or is owned by a Contributed Company.

                           (b) Section 5.5(b) of the AMCI Disclosure Schedule
identifies the Material Leased Real Property Rights and Interests that comprise a portion of the Real Property and which is a Contributed Interest or of which a Contributed Company is the lessee, all of which the AMCI Parties have made available to the FRC Parties.

                           (c) The Real Property constitutes all real property
necessary or required to operate the Business in the manner currently conducted.

                           (d) As to each property shown in Section 5.5(a) or
(b) of the AMCI Disclosure Schedule as being owned or leased by a particular entity, except for Permitted Encumbrances, such entity holds (A) Mining Title to the Active Operating Properties that are shown as owned or leased by such entity in Section 5.5(a) or (b) of the AMCI Disclosure Schedule and (B) as to the other real property shown as owned or leased by each such entity in Section 5.5(a) or
(b) of the AMCI Disclosure Schedule, an interest of record or a leasehold interest from a person or entity

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which, to the Knowledge of the AMCI Parties, had (in the case of owned real property) or has (in the case of leased real property) an interest of record.

                           (e) The Subject Companies have not received any
written notice alleging that the Subject Companies are in default under any material lease. The Subject Companies are not in material default under any material lease relating to Active Operating Properties or other real property.

                           (f) Each of the leases in Section 5.5(b) of the AMCI
Disclosure Schedule is, and, subject to obtaining any requisite third party consents, all of which are specified in Section 5.5(f) of the AMCI Disclosure Schedule, will be on and immediately following the Closing, valid and enforceable against the lessor or other parties thereto in accordance with its terms. To the Knowledge of the AMCI Parties, there are no unwritten modifications to such leases.

                           (g) None of the Subject Companies have received any
notice of claims that the Subject Companies has mined any coal that it did not have the right to mine or mined any coal in such reckless and imprudent fashion as to give rise to any material claims for loss, waste or trespass.

                           (h) No condemnation or eminent domain proceeding
against any part of such property is pending or, to the Knowledge of the AMCI Parties, threatened.

                           (i) The AMCI Parties have made available to the FRC
Parties geological data, reserve data, material existing mine maps, surveys, title insurance policies, title insurance, abstracts and other evidence of title core hole logs and associated data, coal measurements, coal samples, lithologic data, coal reserve calculations or reports, washability analyses or reports, mine plans, mining permit applications and supporting data, engineering studies and all other information, maps, reports and data in the possession of the AMCI entities and relating to or affecting the Real Property, including the coal reserves, coal ownership, coal leases to the Subject Companies, coal leases from the Subject Companies to third parties, mining conditions, mines, and mining plans of the Contributed Companies as prepared and utilized by the Subject Companies in their day to day Mining Activities (collectively, the "Mining Data"). NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE COMPANY AND THE FRC PARTIES ACCEPT THE CONTRIBUTED COMPANIES' AND ASSET CONTRIBUTION COMPANIES' COAL RESERVES IN OR UNDER THE REAL PROPERTY, AS IS, WHERE IS, TOGETHER WITH THE MINING DATA, FREE OF ANY WARRANTY (EXPRESS OR IMPLIED) WITH REGARD TO THE MINEABILITY, WASHABILITY, RECOVERABILITY, VOLUME, OR QUANTITY OR QUALITY OF ANY COAL RESERVE. The coal reserves mined by the Subject Companies (whether such reserves are owned or leased by any of the Subject Companies) are not subject to any mining rights of any other Person with respect to such coal reserves.

                  5.6 Title of Assets other than Real Property.

                           (a) The Subject Companies (i) own all of the their
assets, respectively, other than Real Property (which is addressed in Section 5.5), free and clear of all Liens (other than

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Permitted Encumbrances) and restrictions on transfer or (ii) lease such assets under valid and enforceable leases (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights). No rights of the Subject Companies under such leases have been assigned or otherwise transferred as security for any obligation of the Subject Companies.

                           (b) The assets held by the Subject Companies include
all tangible and intangible assets owned by the Subject Companies and used in the Business.

                           (c) The Equipment that is currently in use has been
maintained in accordance with normal industry practice and is suitable for the purposes for which the Subject Companies are presently using such Equipment, normal wear and tear excepted.

                  5.7 Intellectual Property. No third party has asserted any interest in the Intellectual Property, nor has any third party alleged that any Contributed Company has infringed on any Intellectual Property of any third party. To the Knowledge of the AMCI Parties, none of the Subject Companies interferes with, infringes upon, misappropriates, or otherwise comes into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted.

                  5.8 Permits and Environmental Compliance.

                           (a) Each Subject Company, as related to the
Contributed Assets, is in material compliance with all Environmental Laws. Neither any Contributed Company nor any Asset Contribution Company (such Persons being hereafter referred to in this Section 5.8 as "Operators") has been notified by any Governmental Authority of any current, alleged or unresolved violation of any Environmental Laws applicable to Mining Activities, including any investigatory, remedial or corrective obligations, that would result in (i) closure, suspension or restriction of any mine or mining-related activity on the Real Property, (ii) revocation or suspension of any license or Permits, or (iii) exposure of the Company or the FRC Parties to the imposition of any fines or other civil or criminal monetary penalty in excess of $5,000.

                           (b) The Permits include all material permits,
licenses, franchises and other authorizations necessary to conduct the Mining Activities as currently conducted by the Operators, and the Operators are in material compliance with all such Permits. No such Permit is the subject of any proceeding by or in front of any Governmental Authority that might affect its validity and no such proceeding is pending or, to the Knowledge of the AMCI Parties, threatened.

                           (c) The AMCI Parties have made available to the FRC
Parties true and complete copies of (i) the Permits, (ii) all of the mining permits and other permits held by each Operator pertaining to the Contributed Interests, together with a description of the permitted property or facility, the amount of the bond for each such Permit and the surety for each such bond or manner in which each such bond has otherwise been posted, (iii) all other licenses, franchises, certificates, concessions and other governmental approvals and authorizations held by each Operator pertaining

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to the Contributed Interests, as amended, supplemented and modified through the date of this Agreement, and (iv) any and all pending applications for additional mining permits and other licenses and authorizations that have been submitted to any Governmental Authority by an Operator pertaining to the Contributed Interests or are in the process of development either in-house or through consultants.

                           (d) Section 5.8(d) of the AMCI Disclosure Schedule
includes a true and complete list of all of the citations, notices of non-compliance and notices of violation received by each Operator with respect to the Contributed Interests from applicable state permitting authorities, the federal Environmental Protection Agency ("EPA"), the federal Office of Surface Mining ("OSM"), the federal Mine Safety and Health Administration ("MSHA"), or any other Governmental Authority that remain outstanding. No Operator is subject to any cessation orders, cease and desist orders, closure orders or show cause orders issued by EPA, OSM, MSHA, or any such other Governmental Authority with respect to the Contributed Interests.

                           (e) With respect to the Contributed Interests, each
Operator is in material compliance with all of the requirements of the Surface Mining Control and Reclamation Act of 1977 ("SMCRA"), the Federal Mine Safety and Health Act of 1977, as amended, all similar statutes of the Commonwealths of Kentucky and Pennsylvania and the States of West Virginia and Colorado, and all rules and regulations promulgated under those Acts and statutes by OSM, MSHA, applicable state permitting authorities, and any other Governmental Authority. With respect to the Contributed Interests, no Operator has been subjected to any bond forfeiture, permit suspension or revocation, or similar effort and proceedings or investigation instituted by OSM, applicable state permitting authorities or any other Governmental Authority.

                           (f) To the Knowledge of the AMCI Parties, after the
Closing, neither the FRC Parties nor the Company will be liable for any fines, penalties, fees, Taxes or other governmental charges assessed under Environmental Laws with respect to notices of violation, cessation orders, closure orders, show cause orders or other governmental enforcement actions issued prior to Closing with respect to the Contributed Interests. Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any Liabilities being imposed on the FRC Parties or the Company for site investigation or cleanup, or notification to or consent of any Governmental Authority or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws. The representation in the previous sentence does not relate to any matters for which the Company or the FRC Parties have the responsibility, pursuant to this Agreement, to notify any Governmental Authority or to otherwise process with any Governmental Authority in connection with the transfer of any Permit.

                           (g) None of the assets of the Contributed Companies
or the Contributed Assets is identified on (i) the current or proposed National Priorities List under 40 C.F.R. Section 300, (ii) the Comprehensive Environmental Response, Compensation and Liability Inventory System ("CERCLIS") list, or (iii) any list arising from a federal, state or local statute similar to CERCLA. To the Knowledge of the AMCI Parties, the Real Property is not Contaminated with any Hazardous Substance.

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                           (h) (A) None of the assets of the Contributed
Companies nor the Contributed Assets has been or is being used in any manner associated with the production, manufacture, processing, generation, storage, treatment, disposal, management, shipment or transportation of Hazardous Substances, and no such assets are Contaminated by any Hazardous Substance; (B) there are no underground storage tanks regulated pursuant to RCRA Section 9001 (42 U.S.C. Section 6991) or equivalent authorized state program, and no above ground storage tanks, located at, on, in or under the assets of the Contributed Companies or the Contributed Assets; (C) there is no asbestos-containing material in any form or condition located at, on, in or under the assets of the Contributed Companies or the Contributed Assets; (D) there are no materials or equipment containing polychlorinated biphenyls located at, on, in or under the assets of the Contributed Companies or the Contributed Assets; (E) there are no landfills or other areas located at, on, in or under the assets of the Contributed Companies or the Contributed Assets where Hazardous Substances have been disposed; and (F) neither any Contributed Company nor any Asset Contribution Company has disposed of any Hazardous Substance at any offsite disposal area located on the property of any other Person, other than a facility permitted by any Governmental Authority with jurisdiction to receive such Hazardous Substance.

                           (i) No Contributed Company or Asset Contribution
Company, with respect to the Contributed Assets, has either expressly or by operation of Law, assumed or undertaken any Liability, including without limitation, any Liability for corrective or remedial action, of any other Person relating to any Environmental Laws.

                           (j) To the Knowledge of the AMCI Parties, no
conditions existing as of the Closing Date and relating to the assets of the Contributed Companies or the Contributed Assets or the activities of the Subject Companies or any of their respective predecessors or Affiliates will prevent or materially hinder the Company's compliance with Environmental Laws, require the Company to undertake any investigatory, remedial or corrective actions pursuant to Environmental Laws or impose upon the Company or the FRC Parties any other Liabilities pursuant to Environmental Laws, including without limitation, any Environmental Laws relating to onsite or offsite releases or threatened releases of Hazardous Substances or imposing Liability for personal injury, property damage or natural resource damage.

                           (k) The operation of the coal mining and processing
operations and the state of reclamation with respect to the Permits are in substantial compliance with all applicable mining, reclamation, health and safety and all other applicable Laws and in accordance with reclamation plans submitted with respect to the Permits.

                  5.9 Reclamation Bonds. Section 5.9 of the AMCI Disclosure Schedule contains a list of all bonds, including guaranties, indemnities, letters of credit and other forms of surety, posted by and/or for the benefit of the Subject Companies to secure the performance of their respective reclamation or other Liabilities pursuant to, in connection with or as a condition of, the Permits (collectively, the "the AMCI Parties Bonds"). The AMCI Parties Bonds are sufficient to permit the Subject Companies to conduct the Mining Activities being conducted by them in compliance with

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Laws and are in full force and effect.

                  5.10 Contracts.

                           (a) Section 5.10 of the AMCI Disclosure Schedule
lists and, the AMCI Parties have made available to the FRC Parties copies of, all material contracts and commitments, written or oral including all amendments, modifications, waivers and elections applicable thereto, (i) providing for receipt or payment, contingent or otherwise of $100,000 or more and which are not terminable on 30 days' notice, (ii) relating to indebtedness or guarantee obligations of the Contributed Companies or (iii) otherwise necessary to the operation of the Business (the "Material Contracts").

                           (b) As to the Subject Companies party thereto: (i)
the Material Contracts are valid and binding, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights and general principles of equity), and are in full force and effect; (ii) the Material Contracts will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) each of the Subject Companies has performed all material obligations required to be performed by it to date under the Material Contracts; (iv) no Subject Company, nor to the Knowledge of the AMCI Parties, any other party is in default under any material obligation of any such Material Contracts, and, to the Knowledge of the AMCI Parties, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Material Contracts; and (iv) no Subject Company, nor to the Knowledge of the AMCI Parties, any other party has repudiated any material provision of the Material Contracts.

                  5.11     Litigation

                             (a) Section 5.11(a) of the AMCI Disclosure Schedule
list all claims, legal actions, suits, litigation, arbitrations, disputes, investigations, proceedings by or before any Governmental Authority involving more than $100,000 and all Decrees, now pending or in effect, or, to the Knowledge of the AMCI Parties, threatened or contemplated, against or affecting the Contributed Companies, the Asset Contribution Companies with respect to the Contributed Assets, or the consummation of the transactions contemplated by this Agreement, except to the extent involving Taxes for Pre-Closing Periods. Section 5.11(a) of the AMCI Disclosure Schedule also lists all grievances and arbitrations concerning labor relations matters that are pending against any Signatory Company as of the Closing Date.

                           (b) There are no existing claims by or disputes
involving more than $100,000 between the Subject Companies and Persons owning or occupying lands or realty adjoining or near any of the Real Property regarding Mining Activities by the Subject Companies or regarding the location of boundary lines, encroachments, mineral rights, subsidence, water quantity or quality, blasting damage, transportation of coal or other materials, nuisances or any other similar matter.

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                  5.12. Employee Benefits.

                           (a) Section 5.12(a) of the AMCI Disclosure Schedule
contains a list of all "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other employee benefit plans, programs or arrangements, including each severance pay, bonus, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based compensation, death benefit, group insurance, hospitalization or other medical, dental, health, life (including all individual life insurance policies as to which any of the Subject Companies, in regard to the Contributed Assets, is the owner, beneficiary or both), disability or other insurance, Code Section 125 "cafeteria" or "flexible" benefit plan, pension, savings, profit-sharing or retirement plan, program or arrangement: (i) under which current or former Employees are entitled to participate by reason of their employment with any of the Subject Companies, in regard to the Contributed Assets, or their respective ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded, and with respect to which any of the Subject Companies, in regard to the Contributed Assets, are a party or a sponsor or a fiduciary thereof or by which any of the Subject Companies, in regard to the Contributed Assets, is bound; or (ii) with respect to which any of the Subject Companies, in regard to the Contributed Assets, otherwise may have, as of the Closing Date, any direct or indirect Liability (the "Employee Benefit Plans"). Section 5.12(a) of the AMCI Disclosure Schedule identifies: (i) each Employee Benefit Plan that is a "pension plan" (as defined in Section 3(2) of ERISA) (other than the UMWA Pension Plans) (the "Pension Plans"), and denotes those Pension Plans intended to be qualified under Section 401(a) of the Code (the "Qualified Plans"); (ii) each Employee Benefit Plan that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan"); and (iii) each Employee Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans"). The AMCI Parties have made available to the FRC Parties correct and complete copies of the Medical Plans maintained by any Signatory Company pursuant to any of the Collective Bargaining Agreements and the most recent Form 5500 Annual Report for such Medical Plans.

                           (b) Each Qualified Plan is intended to meet the
requirements of a "qualified plan" under Code Section 401(a) and has received, pursuant to a request that accurately described such Qualified Plan, a favorable determination letter from the IRS to the effect that the form of such Qualified Plan satisfies the requirements of Section 401(a) of the Code. To the Knowledge of the AMCI Parties, there are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Code Section 401(a) of any Qualified Plan. None of the Subject Companies maintains or is required to contribute to or otherwise participate in any plan, program or arrangement subject to Title IV of ERISA (other than the UMWA Pension Plan).

                           (c) As of the Closing Date, full payment to each
Employee Benefit Plan of all contributions (including all employer contributions and employee salary reduction contributions) that are required to be made by the Subject Companies under the terms thereof and under the Collective Bargaining Agreements, ERISA or the Code for any period ending on or before the Closing Date, including contributions that are not yet due as of the Closing Date, have been paid to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of the

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Subject Companies. All premiums that are due on or before the Closing Date have been paid with respect to each Welfare Plan. As of the latest actuarial determination, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan. No "reportable event" within the meaning of Section 4043 of ERISA has occurred in connection with any of the Pension Plans.

                           (d) Employee Benefit Plan Compliance.

                                    (i) Each Employee Benefit Plan (other than
the UMWA Plans) has been administered substantially in accordance with its terms;

                                    (ii) each Employee Benefit Plan (other than
the UMWA Pension Plans) and each related trust, insurance contract or fund complies in form and in operation and has been administered substantially in accordance with any applicable provisions of ERISA, the Code and all other Laws; and all reports, returns and other documentation (including Form 5500 Annual Reports and PBGC-1s) that are required to have been filed with the IRS, the United States Department of Labor, the PBGC or any other Governmental Authority have been filed on a timely basis in each instance in which the failure to file such reports, returns and other documents would result in any material Liability to the AMCI Parties or the Subject Companies;

                                    (iii) other than routine claims for
benefits, no Liens, lawsuits or complaints to or by any Person or Governmental Authority have been filed or, to the Knowledge of the AMCI Parties, are contemplated or threatened, with respect to any Employee Benefit Plan (other than the UMWA Plans) except for those that would not reasonably be expected to result in any material Liability to the AMCI Parties, the Subject Companies.

                           (e) Neither the AMCI Parties nor any Subject Company
has received a written notice of, or incurred, any withdrawal liability with respect to a Multiemployer Plan.

                           (f) The consummation of the transactions contemplated
by this Agreement will not (i) entitle any Person to severance pay for which the FRC Parties or the Company will be liable after the Closing; (ii) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any Person under any Employee Benefit Plan for which the FRC Parties or the Company will be liable after the Closing; or (iii) result in the payment of an amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code Section 280G(b)(1).

                           (g) No "prohibited transaction" (as such term is
defined in Section 406 of ERISA or Section 4975(C) of the Code) has occurred with respect to any Employee Benefit Plan subject to ERISA, other than such a transaction subject to an administrative or statutory exemption, with respect to which a Tax, penalty or other amount may reasonably be expected to be imposed on any of the Subject Companies or their respective ERISA Affiliates.

                           (h) Neither the AMCI Parties, the Subject Companies,
nor any of their

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respective ERISA Affiliates, nor any organization with respect to which any such entity is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

                           (i) Each Pension Plan that is not qualified under
Code Section 401(a) or 403(a) is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

                           (j) No assets of any of the Subject Companies are
allocated to or held in a "rabbi trust" or similar funding vehicle.

                           (k) Neither the AMCI Parties, the Subject Companies,
nor any of their respective ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or has been terminated (within the meaning of Title IV of ERISA), and to the Knowledge of the AMCI Parties, no Multiemployer Plan is reasonably expected to be in reorganization, insolvent or terminated.

                           (l) No Welfare Plan is a "multiple employer welfare
arrangement" as defined in Section 3(40) of ERISA.

                  5.13 Taxes.

                           (a) Each of the Contributed Companies has filed all
Tax Returns that it was required to file and such Tax Returns are correct, complete and accurate in all material respects and have been prepared substantially in compliance with all applicable Tax Laws. All Taxes due and owing by the Contributed Companies (whether or not shown on any Tax Returns) have been paid. Each of the Contributed Companies has substantially complied with all Laws regarding Taxes, including those governing retention of records.

                           (b) There is no material dispute or claim concerning
any Tax Liability of the Contributed Companies claimed or raised by any Governmental Authority in writing which for purposes of this Section 5.13(b) shall also include the Knowledge of any director or officer (and employees responsible for Tax matters) of the Contributed Companies, based upon personal contact with any agent or representative of such Governmental Authority. Section
5.13 of the AMCI Disclosure Schedule (i) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Contributed Companies, (ii) indicates those Tax Returns that have been audited, and (iii) indicates those Tax Returns that are currently the subject of audit. The AMCI Parties have delivered correct and complete copies of all federal, state and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Contributed Companies.

                           (c) There are no outstanding agreements or waivers
extending the

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statutory period of limitations applicable to any Tax Returns required to be filed by or with respect to Contributed Companies or otherwise in respect of any Taxes for which the Company may be responsible. None of the Contributed Companies has agreed to any extension of time with respect to a Tax assessment or deficiency, and none of the Contributed Companies is the beneficiary of any extension of time within which to file any Tax Return.

                           (d) No claim has ever been made by a Governmental
Authority in a jurisdiction where each Contributed Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the Contributed Interests.

                           (e) Each of the Contributed Companies has withheld
and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (f) None of the Contributed Companies has an
obligation to make a payment that will not be deductible under Code Section 280G or 162(m). No Contributed Company has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Contributed Companies has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Contributed Companies is a party to or bound by any Tax allocation or sharing agreement. None of the Contributed Companies (A) has ever been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was one of the AMCI Parties) or (B) has any Liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                           (g) Section 5.13(g)) of the AMCI Disclosure Schedule
sets forth the following information with respect to each of the Subject Companies as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the tax basis of the Subject Companies in its assets; (B) the tax basis of the owner(s) of the Contributed Companies in its interest (or the amount of any excess loss account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to any Subject Company that is a corporation; and (D) the amount of any deferred gain or loss allocable to any Subject Company that is a corporation arising out of any intercompany transaction.

                           (h) The unpaid Taxes of the Contributed Companies (A)
did not, as of the date of the Most Recent Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Contributed Companies, as the case may be in filing their Tax Returns. Since the date of the Most Recent Financial Statements, no Contributed

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Company has incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

                           (i) None of the Contributed Companies will be
required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (A) any change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) any "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) any intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) any installment sale or open transaction disposition made on or prior to the Closing Date; (E) any prepaid amount received on or prior to the Closing Date; or (F) the consummation of any of the transactions prior to Closing set forth in
Section 6.13.

                           (j) None of the AMCI Parties have made an election
pursuant to Code Section 754 for any of the Contributed Companies that are taxable as partnerships. Section 5.13(j) of the AMCI Disclosure Schedule sets forth any material tax election made for the Contributed Companies that will continue in effect following the Closing Date.

                  5.14     Employment Matters.

                           (a) No Non-Signatory Company is a party to, bound by,
or negotiating with respect to any agreement with any labor union, association or other employee group, nor is any unit of Employees of any Non-Signatory Company represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any Employees of any Non-Signatory Company. To the Knowledge of the AMCI Parties, there are no union organizational campaigns or representation proceedings underway or threatened with respect to any Employees of any Non-Signatory Company, nor are there any existing or threatened labor strikes, work stoppages, slowdowns, grievances, unfair labor practice charges, discrimination charges or labor arbitration proceedings affecting Mining Activities at or deliveries to any mine or other facility of any of the Subject Companies. Each of the Subject Companies has been and is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not reasonably be expected to impose any material Liability on the Contributed Companies. None of the current or past officers, directors, employees or applicants for employment of the Subject Companies has a pending or has, to the AMCI Parties' Knowledge, any threatened, claim against the Subject Companies. There are no contracts of employment with any of the employees of the Subject Companies.

                           (b) To the Knowledge of the AMCI Parties, Section
5.14(b) of the AMCI Disclosure Schedule sets forth the panels of laid-off Employees for each of the Signatory Companies.

                           (c) Section 5.14(c) of the AMCI Disclosure Schedule
sets forth the name

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of each beneficiary of the Subject Companies covered under the Coal Act.

                  5.15 No Broker. None of the AMCI Parties or the Subject Companies has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the FRC Parties, the Company or any of any of the Contributed Interests could become liable or obligated.

                  5.16 Health and Safety Requirements. Each of the Subject Companies, as it relates to the Contributed Assets, is in compliance in all material respects with all applicable Health and Safety Requirements and no action, suit or proceeding, is currently pending against any of them alleging any failure to so comply.

                  5.17 Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the AMCI Parties or any of the Subject Companies that has or would reasonably be expected to have the effect of prohibiting the conduct of the Business.

                  5.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Subject Companies, as it relates to the Contributed Assets.

                  5.19 Transactions With Affiliates. The Contracts do not include any Liability between any Contributed Company on the one hand and any Affiliate (other than another Contributed Company) of such Contributed Company on the other hand. At the Closing, the Contributed Interests will not be burdened by or include any receivable or other Liability from an Affiliate of any Subject Company.

                  5.20 Absence of Certain Payments. During the five (5) year period prior to the date of this Agreement, to the Knowledge of the AMCI Parties, no Subject Company has (nor has any director, officer, agent, or employee of any Subject Company nor any other person, acting on behalf of any Subject Company) directly or indirectly: used any of such company's funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from such company's funds; violated any provision of the Foreign Corrupt Practices Act of 1977 applicable to such company; established or maintained any unlawful or unrecorded fund of such company's monies or other assets; made any false or fictitious entry on the books or records of such company; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions for such company, or to pay for favorable treatment for business secured or for special concessions already obtained for such company.

                  5.21 Insurance. Each material insurance policy in the name of the Contributed Companies or that provides coverage to the Subject Companies is set forth in Section 5.21 of the AMCI Disclosure Schedule.

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                  5.22 Undisclosed Liabilities. None of the Subject Companies
has any Liability (and, to the Knowledge of the AMCI Parties, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth in the Most Recent Financial Statements or in any notes thereto, (ii) Liabilities which have arisen after the respective balance sheet dates for the Subject Companies in the Most Recent Financial Statements in the Ordinary Course of Business, and (iii) any undisclosed Liabilities which do not exceed $250,000 in the aggregate; provided, however, that this representation shall not be deemed to have been breached with respect to a matter specifically covered by another representation where such other representation was not breached.

                                   ARTICLE VI
                            COVENANTS OF THE PARTIES

                  6.1 Operation in Ordinary Course. Except as provided in this Agreement, between the date of this Agreement and the earlier of the termination of this Agreement pursuant to Article XI and the Closing, the AMCI Parties shall cause each of the Subject Companies, in relation to the Contributed Interests, to: (i) carry on its business in the Ordinary Course of Business; (ii) use commercially reasonable efforts to preserve intact its current business organization, Mining Activities and properties until the Closing Date, and maintain the relations and good will with its suppliers, customers, landlords, creditors, agents, and others having business relationships with such Contributed Company or Asset Contribution Company; (iii) not enter into any contract or other obligation binding upon such Contributed Company or Asset Contribution Company involving its Employees, the UMWA, or an expenditure, purchase, sale, cost or commitment (unless such contract is cancelable in ninety or fewer days, involves less than $100,000, or is for consumable purchases) without the prior written consent of the FRC Parties which will not unreasonably be withheld or delayed; and (iv) report regularly to the FRC Parties concerning the status of the Business, Mining Activities and finances of the Subject Companies.

                  6.2 Compliance with Law. Between the date of this Agreement and the Closing, each of the Subject Companies shall comply in all material respects with all applicable Laws and with all orders of any Governmental Authority.

                  6.3 Cooperation. On the terms and subject to the conditions in this Agreement, each of the AMCI Parties and the FRC Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the AMCI Parties and the FRC Parties will, and the AMCI Parties will cause the Subject Companies to, execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. The AMCI Parties shall make available to the FRC Parties, at reasonable times, and in a manner so as not to interfere with the normal business operations of the Subject Companies, all documents, maps and other information necessary to transfer all Permits to the Company in accordance with Law.

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                  6.4 Notices and Consents. The AMCI Parties and the FRC Parties
each will use their commercially reasonable efforts to obtain consents of all Governmental Authorities and other third parties necessary to the consummation of the transactions contemplated by this Agreement. The AMCI Parties shall have responsibility for providing any notices to third parties that may be required by the transactions contemplated by this Agreement and for obtaining, or causing to be obtained, at their sole cost and expense the consents listed in Section 6.4(a) of the AMCI Disclosure Schedule, and the Company shall have responsibility for obtaining, at its sole cost and expense, all consents listed in Section 6.4(b) of the AMCI Disclosure Schedule, which Schedule shall include all consents necessary to transfer the Permits, with the other party in each case using its commercially reasonable efforts to assist the responsible party in obtaining such consents or Permits.

                  6.5 Publicity. All general notices, releases, statements and communications to any Employees, suppliers, distributors and customers of the Subject Companies, to the general public and to the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by the AMCI Parties and the FRC Parties; provided, however, that either party to this Agreement shall be entitled to make a public announcement of the foregoing if: (a) in the opinion of its legal counsel, such announcement is required to comply with Law or any listing agreement with any national securities exchange or inter-dealer quotation system; and (b) such disclosing party gives a reasonable period of notice and opportunity to comment to the other party to this Agreement of its intention to make such public announcement; provided, that, failure to comment by the close of business on the business day after receipt of such notice shall be deemed a waiver of the opportunity to comment and provided, further, that nothing in this Section 6.5 shall operate to prohibit any Subject Companies, the Company or the FRC Parties from communicating with its employees or their collective bargaining representative after the Closing Date regarding their employment or the terms and conditions thereof, the operation of the Contributed Interests or matters necessarily related thereto..

                  6.6 Permits; Replacement Bonds; Insurance and Guarantees; Other Filings.

                           (a) At or prior to the Closing Date, the Company
shall: (i) cause to be secured, in accordance with Law, irrevocable commitments to issue replacement bonds and replacement sureties and guarantees or other financial security, if applicable, for all Permits sufficient to cause the applicable Governmental Authority to transfer the Permits to the Company in accordance with Law; and (ii) deliver copies of such documents to the AMCI Parties.

                           (b) At or prior to the Closing Date, the Company
shall deliver copies to the AMCI Parties of all filings, each in a form that satisfies all requirements of the applicable Governmental Authority and that are necessary to cause the applicable Governmental Authority to transfer the Permits to the Company in accordance with Law.

                           (c) Promptly following the Closing Date, the Company
shall make all filings with the appropriate Governmental Authorities and shall, upon submitting such applications to transfer such Permits, post replacement bonds necessary under Laws to transfer the Permits to the

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Company in accordance with Law.

                           (d) Following the Closing Date, the AMCI Parties
shall cause each of the Permits that is in its name or in the name of a Contributed Company or Asset Contribution Company to be retained in its name or in the name of such Contributed Company or Asset Contribution Company, as appropriate, until the applicable Governmental Authority transfers the Permits to the Company. The Company may rely on any related bonds held or guaranteed by the AMCI Parties or an Affiliate of the AMCI Parties; provided that the Company reimburses the AMCI Parties for bond premiums, security, OSM fees, amounts required to be paid to correct (and to pay fines or assessments with respect to) any violation occurring after the Closing Date and any direct out-of-pocket costs incurred by the AMCI Parties or its Affiliates in connection with the maintenance of such Permits or the related bonds following the Closing Date. The Company shall accomplish the transfer of the Permits as soon as possible after the Closing.

                           (e) To the extent allowed by and in accordance with
applicable Law, the AMCI Parties shall cause each of the Subject Companies to grant the Company the right to conduct Mining Activities on the properties included in the Contributed Interests under each of the Permits; provided that if the appropriate Governmental Authority has not transferred any Permit by the first anniversary of the Closing Date, the Company will deposit in escrow cash or a letter of credit from a bank reasonably acceptable to the AMCI Parties in an amount equal to the face amount of any related outstanding surety bonds until such Permit has been transferred.

                           (f) If the AMCI Parties or one of the Asset
Contribution Companies receives a notice of violation under any of the Permits following the Closing Date but before the transfer of the Permit, the AMCI Parties will give the Company prompt notice thereof. If the AMCI Parties reasonably determine that the Company will not cause such violation to be cured in a timely fashion, the AMCI Parties shall have the right to cure, or cause to be cured, such violation itself and be reimbursed by the Company for curing such violation.

                           (g) At or prior to the Closing Date, the Company
shall have: (i) for purposes other than the Permits, secured replacement bonds, replacement sureties, guarantees or other financial security, if applicable, sufficient to allow the AMCI Parties and the Persons who will be its Affiliates after the Closing Date to be relieved or released as of the Closing Date from all financial commitments, guarantees, collateral agreements or similar undertakings listed in Section 6.6 of the AMCI Disclosure Schedule; (ii) obtained property and liability insurance customary for a company that is engaged in the Business or a business similar to the Business to insure the Contributed Assets; and (iii) delivered copies of such documents to the AMCI Parties.

                           (h) On or prior to the Closing, the Company shall
deliver to the AMCI Parties: (i) a Certificate of Good Standing for self-insured status or evidence of insurance coverage with respect to the Company's Liabilities for workers' compensation and federal black lung benefits that arise out of employment by the Company or any of its Affiliates of Employees on and after the Closing Date, to the extent and in the amounts provided in applicable Laws; and (ii) certification from the Department of Labor of approval of self-insured status in the event the Company is to be

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self-insured for federal black lung claim liability.

                           (i) After the Closing, the AMCI Parties shall
maintain or cause to be maintained any existing workers' compensation insurance policies covering the current and former Employees of the Subject Companies who are hired by the Company or one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors, with respect to claims where the date of injury or the date of last injurious exposure occurred prior to the Closing Date.

                           (j) After the Closing, the AMCI Parties shall
maintain or cause to be maintained all insurance policies providing medical, dental, vision, sickness and accident, life, death, accidental death and dismemberment, disability and other benefits and expenses covered under the Medical Plans, including related insurance costs or premiums, for or based upon the employment of the current or former Employees of the Subject Companies who are Employees of the Contributed Companies on the Closing Date or hired by the Company or one of the Company's Affiliates, Successors, Assigns, Lessees or Contractors on or after the Closing Date, but only with respect to the period prior to the Closing Date.

                  6.7 Exclusivity. Between the date of this Agreement and the earlier of the termination of this Agreement pursuant to Article XI and the Closing, the AMCI Parties will not (nor will they cause or permit any of the Subject Companies to) (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating directly or indirectly to the acquisition of the Contributed Interests, or any portion thereof, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing. The AMCI Parties will notify the FRC Parties promptly if any Person makes any written definitive proposal with respect to any of the foregoing.

                  6.8 Access. Between the date of this Agreement and the earlier of the termination of this Agreement pursuant to Article XI and the Closing, subject to applicable Law and reasonable safety requirements, the AMCI Parties will permit (and will cause each of the Subject Companies to permit) representatives of the FRC Parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Subject Companies, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to each of the Subject Companies as related to the Contributed Interests. Copies of and access to accounting records, ledgers and other pertinent documents or work papers related to the Contributed Interests will be made available to the FRC Parties at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Subject Companies, upon request.

                  6.9 Notice of Developments.

                           (a) Between the date of this Agreement and the
Closing Date, the AMCI Parties shall give prompt written notice to the FRC Parties if any of them has Knowledge of any development causing a breach of any of the representations and warranties in Article III and Article

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V. Between the date of this Agreement and the Closing Date, the FRC Parties shall give prompt written notice to the AMCI Parties if either of them has Knowledge of any development causing a breach of any of the representations and warranties in Article IV. No disclosure by the AMCI Parties or FRC parties pursuant to this Section 6.9, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, except to the extent set forth in this Section 6.9.

                           (b) Between the date of this Agreement and the
Closing Date, the FRC Parties shall give prompt written notice to the AMCI Parties if either of them has Knowledge of a breach of any of the representations and warranties of the AMCI Parties as of the date of this Agreement, or if either of the FRC Parties has Knowledge of the occurrence after the date of this Agreement of a breach of any such representation or warranty. During the same period, FRC Parties shall promptly notify the AMCI Parties if either of them has Knowledge of any breach of any covenant of the AMCI Parties in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article VII impossible or unlikely.

                           (c) Between the date of this Agreement and the
Closing Date, the AMCI Parties shall give prompt written notice to the FRC Parties if any of them has Knowledge of a breach of any of the representations and warranties of the AMCI Parties as of the date of this Agreement, or if the AMCI Parties has Knowledge of the occurrence after the date of this Agreement of a breach of any such representation or warranty. During the same period, the AMCI Parties shall promptly notify the FRC Parties if any of them has Knowledge of any breach of any covenant of the AMCI Parties in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in
Article VII impossible or unlikely.

                           (d) Upon delivery of any such notice by the FRC
Parties to the AMCI Parties or by the AMCI Parties to the FRC Parties, in each case with respect to a breach by the AMCI Parties of any representation, warranty or covenant contained in this Agreement, the AMCI Parties shall elect to (1) cure such breach (if curable) to the reasonable satisfaction of the FRC Parties by January 31, 2003, or (2) reduce (x) the amount distributable to the AMCI Parties pursuant to Section 2.7(g) or (y) the amount of Membership Interest issuable to the AMCI Parties by the estimated cost of curing such breach, as determined jointly by the FRC Parties and the AMCI Parties, in their reasonable discretion, or (3) take no action, and, whether the AMCI Parties elect the action specified in clauses (1) or (2) or (3) above, the FRC Parties shall be obligated to consummate the transactions contemplated by this Agreement except as otherwise provided in this paragraph (d). If the AMCI Parties elect the action specified in clause (3) above and the Closing occurs, the FRC Parites shall have all rights to indemnification pursuant to Article VIII hereof (subject to the limitations set forth therein) in respect of such breach. If the AMCI Parties elect the action specified in clause (2) above, and the FRC Parties and the AMCI Parties are unable to agree upon the estimated cost of curing such breach or the form of the reduction to be assessed against the AMCI Parties within three business days, the estimated cost of curing such breach and the form of the reduction shall be determined by a mutually agreed upon Person experienced in the area at issue. Notwithstanding anything to the contrary contained in this Section 6.9(d), if the information set forth in any notice contemplated by this paragraph

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(d) or the aggregation of all matters covered in notices contemplated by this paragraph (d) exceed or are expected to exceed $2.5 million (such matters, a "Substantial AMCI Matter"), the AMCI Parties shall have the right to terminate this Agreement by providing written notice of such election to the FRC Parties, if after good faith negotiation during the period of 10 days after delivery of such notice, the parties are unable to reach agreement with respect to resolution of the Substantial AMCI Matter.

                           (e) Upon delivery of any such notice by the FRC
Parties to the AMCI Parties or by the AMCI Parties to the FRC Parties, in each case with respect to a breach by the FRC Parties of any representation, warranty or covenant contained in this Agreement, the FRC Parties shall elect to (1) cure such breach (if curable) to the reasonable satisfaction of the AMCI Parties by January 31, 2003, or (2) reduce the amount of Membership Interest issuable to the FRC Parties by the estimated cost of curing such breach, as determined jointly by the FRC Parties and the AMCI Parties, in their reasonable discretion, or (3) take no action, and, whether the FRC Parties elect the action specified in clauses (1) or (2) or (3) above, the AMCI Parties shall be obligated to consummate the transactions contemplated by this Agreement except as otherwise provided in this paragraph (d). If the FRC Parties elect the action specified in clause (3) above and the Closing occurs, the AMCI Parties shall have all rights to indemnification pursuant to Article VIII hereof (subject to the limitations set forth therein) in respect of such breach. If the FRC Parties elect the action specified in clause (2) above, and the FRC Parties and the AMCI Parties are unable to agree upon the estimated cost of curing such breach or the amount of the reduction to be assessed against the FRC Parties within three business days, the estimated cost of curing such breach and the form of the reduction shall be determined by a mutually agreed upon Person experienced in the area at issue. Notwithstanding anything to the contrary contained in this Section 6.9(d), if the information set forth in any notice contemplated by this paragraph (d) or the aggregation of all matters covered in notices contemplated by this paragraph (d) exceed or are expected to exceed $2.5 million (such matters, a "Substantial FRC Matter"), the FRC Parties shall have the right to terminate this Agreement by providing written notice of such election to the AMCI Parties, if after good faith negotiation during the period of 10 days after delivery of such notice, the parties are unable to reach agreement with respect to resolution of the Substantial FRC Matter.

                  6.10 Further Assurances. The Parties shall cooperate in a commercially reasonable manner with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated.

                  6.11 Cooperation on Financial Information.

                           (a) After the Closing Date, the AMCI Parties will
furnish, or cause to be furnished to the Company, its accountants and auditors, upon request of the Company and as promptly as practicable (with any related out of pocket costs being for the account of the Company), such information and assistance as is reasonably necessary for the Company to cause to be prepared audited combined balance sheets, statements of income, cash flow and stockholders equity for the

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enterprise represented by the Contributed Interests as of the Closing Date and
for the period beginning on the day immediately following the last day of the Most Recent Fiscal Year End and ending on the Closing Date (the "Audited Closing Date Financial Statements") in conformity with GAAP and with Regulations S-K and S-X promulgated by the SEC, applied on a consistent basis throughout the period covered thereby and in a manner consistent with the significant accounting policies as are disclosed in the footnotes to the Fiscal Year Financial Statements.

                           (b) With respect to any registration statement or
other filings with the SEC that the Company shall determine to make in the future, the AMCI Parties shall use commercially reasonable efforts with the out of pocket costs for which being for the account of the Company to timely furnish, or cause to be timely furnished to the Company, its accountants and auditors, upon request of the Company, the following: (i) consents of the AMCI Parties' independent public accountants with respect to the audited Financial Statements as required by SEC Regulation S-X, (ii) such information, assistance and cooperation (including information, assistance and cooperation from the AMCI Parties' independent auditors) as is reasonably necessary for the Company to:
(A) address and resolve any SEC comments related to the Financial Statements or the Audited Closing Date Financial Statements (including any required modification of such financial statements or footnotes thereto) and (B) prepare any MD&A Disclosure required in connection with a filing with the SEC and address and resolve any SEC comments related to such MD&A Disclosure (including any required modification to such MD&A Disclosure), (iii) such information, assistance and cooperation reasonably necessary for the Company to prepare any unaudited pro forma balance sheets or income statements required to be included in any such registration statement or other SEC filing and (iv) such information, assistance and cooperation reasonably necessary for the Company to accumulate five years of historical unaudited financial information of the enterprise represented by the Contributed Interests for inclusion in any such registration statement or other filing with the SEC.

                           (c) The AMCI Parties shall reasonably cooperate with
the Company, its accountants and auditors in the conduct of the actions described in the preceding paragraph and shall allow the Company, its accountants and auditors to have access at all reasonable times and upon reasonable advance notice, and in a manner so as not to interfere with the normal business operations of the AMCI Parties, to all premises, properties, books, records, contracts, and documents of or pertaining to the Company's audit of the Audited Closing Date Financial Statements. In addition, the AMCI Parties will provide access to the AMCI Parties' employees, including, without limitation, making employees available to provide additional information and explanation of any materials reviewed by the Company, its accountants and auditors; provided, however, the Company's use of such employees shall not unreasonably interfere with such employee's duties to his or her employer.

                           (d) For avoidance of doubt, the AMCI Parties'
provision of assistance of its employees in accordance with this Section 6.11 shall not include any obligation to retain any of its existing employees; provided that the AMCI Parties shall secure the services of such employees or contractors as are necessary to discharge the AMCI Parties' obligations under this Section 6.11. Furthermore, it shall not include the obligation to provide support of the current employees of the Contributed Companies, for which the Company shall be responsible for retaining or making such other arrangements to secure the services of such employees that the Company deems are necessary

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to complete the preparation of the Financial Statements or the Audited Closing
Date Financial Statements and the MD&A Disclosures.

                  6.12 Termination/Assumption of Benefit Plans. On or before the Closing Date, the AMCI Parties shall cause the Subject Companies to terminate or to transfer to one of the other AMCI Parties, all Medical Plans and Employee Benefit Plans that are not being continued by a Contributed Company or assumed by the Company or one of the Company's Affiliates, Successors, Assigns, Lessees, or Contractors on or after the Closing Date. As of the Closing Date, the FRC Parties shall cause the Subject Companies to merge or assume all Medical Plans and Employee Benefit Plans that are being continued by a Contributed Company or assumed by the Company or one of the Company's Affiliates, Successors, Assigns, Lessees, or Contractors on or after the Closing Date; provided, however, nothing in this Section 6.12 shall be deemed to affect the AMCI Parties' obligations to satisfy the Retained Liabilities.

                  6.13 Transactions Prior to Closing.

                           (a)

                                    (i) On or before the Closing Date, Mende,
Kundrun and Kroh shall collectively purchase all of the outstanding stock of Dunamis from Harvey and, at the Closing, Mende, Kundrun and Kroh shall consummate the transaction with respect to Dunamis set forth in Schedule 2.2.

                                    (ii) On or before the Closing Date, Beta
shall purchase from NS all of NS's membership interests in NKC and GTTC and, at the Closing, Beta shall consummate the transaction with respect to NKC and GTTC set forth in Schedule 2.2.

                                    (iii) On or before the Closing Date, K-M,
Mende or Kundrun shall purchase all of the outstanding shares of RRD from Valog Foundation, a Liechtenstein foundation, and, at the Closing, such AMCI Party purchasing the shares of RRD shall cause RRD and Riverside to consummate the transactions with respect to Guyandotte, Open Fork, Riverside and Still Run set forth in Schedule 2.2.

                           (b) Any other sale of stock or other equity interests
of the Contributed Companies by the AMCI Parties prior to Closing shall be subject to the prior approval of the FRC Parties.

                  6.14 Retained Debt. On or before the Closing Date, the AMCI Parties shall (a) (i) cause the Retained Debt (and all related notes, loan agreements, security agreements and related documents) to be assigned or otherwise transferred to an AMCI Party or a third party designated by the AMCI Parties or (ii) fully pay and satisfy all Retained Debt (including all accrued interest), and (b) deliver to the FRC Parties evidence, reasonably satisfactory to the FRC Parties, that (i) all security interests in the collateral securing any of the Retained Debt and all related deeds of trust, as the same relates to the Contributed Interests, has been or will be released and terminated and (ii) all

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related UCC financing statements have been, or will be, not later than the
Business Day following the Closing Date, terminated. On or before the Closing Date, the AMCI Parties shall also release certain deeds of trust, including, without limitation, those listed on Schedule 6.14 that relate to the Contributed Interests but are not related to the Retained Debt.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

                  7.1 Conditions Precedent to Each Party's Obligations. The respective obligations of the AMCI Parties, on the one hand, and the Company and the FRC Parties, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

                           (a) no action, suit, proceeding or Decree shall have
been commenced, threatened or entered by or before any Governmental Authority that remains in force and that (i) prohibits, seeks to prohibit or imposes or seeks substantial damages in connection with, the consummation of the transactions contemplated by this Agreement, (ii) seeks or imposes relief that causes or would cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affects adversely the right of the Company to own the Contributed Interests or to operate the Business on or after the Closing Date;

                           (b) the Persons required by Section 2.7(h), (i), (n),
(o) and (p) to execute the Cooperation Agreement, the Administrative Services Agreement, the Merger Documents, the Pledge Agreement, the Escrow Agreement and any other documentation required in all transactions contemplated or covered by all such agreements and documents shall have executed and delivered to each other party thereto such agreements and other documentation, all in form and substance as set forth in relevant Exhibits or as agreed to be the Parties, and the same shall be in full force and effect;

                           (c) the Company, the AMCI Parties and the FRC Parties
shall have executed and delivered to each other all such other documents or instruments necessary or appropriate to effect the transactions contemplated by this Agreement, including the documents provided in Section 2.7; and

                           (d) the AMCI Parties shall have obtained, or caused
to have been obtained, the consents listed in Section 7.1(d)(i) of the AMCI Disclosure Schedule and the AMCI Parties shall have provided such payments as may be reasonably required to obtain all such consents. The FRC Parties shall have obtained, or caused to have been obtained, the consents listed in Section 7.1(d)(ii) of the AMCI Disclosure Schedule and the FRC Parties shall have provided such payments, guarantees and/or assurances as may be reasonably required to obtain all such consents;

                           (e) the Company and each of Kroh, Quillen and
Thrasher shall have executed and delivered the Company Employment Agreement;

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                           (f) the AMCI Parties listed as signatories of the
Company Agreement and the FRC Parties shall have executed and delivered the Company Agreement;

                           (g) the AMCI Parties listed as signatories of the
Member Agreement and the FRC Parties shall have executed and delivered the Member Agreement; and

                           (h) The Company shall have received the financing
necessary to consummate the transactions contemplated by this Agreement and to fund the working capital needs of the Company, on terms and conditions no less favorable to the Company than those specified on Exhibit J.

                  7.2 Conditions Precedent to Obligations of the Company and the FRC Parties. The obligations of the Company and the FRC Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

                           (a) all of the representations and warranties of the
AMCI Parties set forth in this Agreement or in any Exhibit or Schedule, without regard to any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing unless the aggregate failure of such representations or warranties to be true and correct in the aggregate, does not have a Material Adverse Effect; provided that if a representation or warranty is expressly made only as of a specific date, it need only be true and correct in all respects as of such date, and the FRC Parties shall have received the AMCI Parties Closing Certificate required by Section 7.2(g) below dated as of the Closing Date executed by the AMCI Parties to such effect;

                           (b) all of the covenants and obligations that the
AMCI Parties are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                           (c) all proceedings and actions, corporate or other,
to be taken by the AMCI Parties or the Subject Companies in connection with the transactions contemplated by this Agreement and all documents incident thereto, including all actions necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, shall have been taken and shall be reasonably satisfactory in form and substance to the FRC Parties and the FRC Parties' counsel;

                           (d) the AMCI Parties shall have, and shall have
caused the Subject Companies to have, executed and delivered the Bills of Sale, the Assignment and Assumption Agreements, the Conveyance Deeds and such other documents as may be necessary to convey to the Company the Contributed Interests;

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                           (e) between the date of this Agreement and the
Closing Date, there shall not have been a change, event or occurrence that, individually, or together with any other change, event or occurrence, has had or would reasonably be expected to have a Material Adverse Effect;

                           (f) the FRC Parties shall have received an opinion of
counsel to the AMCI Parties addressed to the FRC Parties substantially in the form of Exhibit K;

                           (g) the FRC Parties shall have received an executed
copy of the AMCI Parties Closing Certificate;

                           (h) the AMCI Parties shall have delivered to the FRC
Parties satisfactory evidence of compliance with Sections 6.13(a) and 6.14;

                           (i) the AMCI Parties shall have delivered to the FRC
Parties an opinion of John W. Traves, President of Sysco and Director of Legal Services with the Department of Justice assigned to Department of Environment and Labor of the Province of Nova Scotia (or an official of similar authority), satisfactory to the FRC Parties to the effect that the Government of the Province of Nova Scotia is legally obligated to satisfy all Liabilities of Sysco pursuant to the Sysco Lease; and

                           (j) the FRC Parties shall be reasonably satisfied
with the methodologies used by the AMCI Parties to calculate the Working Capital Balance.

                  7.3 Conditions Precedent to Obligations of the AMCI Parties. The obligation of the AMCI Parties to consummate and cause the consummation of the transactions contemplated by this Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

                           (a) all of the representations and warranties of the
FRC Parties set forth in this Agreement or in any Exhibit, Schedule or document delivered pursuant to this Agreement, without regard to any qualification or limitation with respect to materiality, shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing unless the aggregate failure of such representations or warranties to be true and correct does not have a Material Adverse Effect; provided that if a representation or warranty is expressly made only as of a specific date, it need only be true and correct in all respects as of such date, and the AMCI Parties shall have received the FRC Parties' Closing Certificate required by Section 7.3(j) below dated as of the Closing Date executed by the FRC Parties to such effect;

                           (b) all of the covenants and obligations that the
Company or the FRC Parties are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                           (c) all proceedings and actions, corporate or other,
to be taken by the Company and the FRC Parties in connection with the transactions contemplated by this Agreement,

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and all documents incident thereto, including all actions necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, shall have been taken and shall be reasonably satisfactory in form and substance to the AMCI Parties and their counsel;

                           (d) the FRC Parties shall have made the FRC Capital
Contribution by wire transfer to the Company of immediately funds;

                           (e) the AMCI Parties shall have received by wire
transfer of immediately available funds the distribution specified in Section 2.7(g);

                           (f) the appropriate Subsidiaries of the Company shall
have executed and delivered the Assignment and Assumption Agreements and such other documents as may be necessary for the Company to assume all of the Assumed Liabilities;

                           (g) the FRC Parties shall have delivered to the AMCI
Parties satisfactory evidence of compliance with Sections 6.6(a), (g) and (h).

                           (h) between the date of this Agreement and the
Closing Date, there shall not have been a change, event or occurrence that, individually, or together with any other change, event or occurrence, has had or could reasonably be expected to have a Material Adverse Effect;

                           (i) the AMCI Parties shall have received an opinion
of counsel to the FRC Parties addressed to the AMCI Parties substantially in the form of Exhibit L; and

                           (j) the AMCI Parties shall have received an executed
copy of the FRC Parties' Closing Certificates.

                                  ARTICLE VIII
                       REMEDIES FOR BREACHES OF AGREEMENT

                  8.1 Survival of Representations, Warranties and Certain Covenants. (a) All of the representations and warranties of the AMCI Parties contained in Articles III and V (other than Sections 3.1, 3.2, 3.4, 3.6, 5.1, 5.6(c), 5.8 (excluding paragraphs (a), (b), (d), (f), (g), (h), (i) and (j)
thereof; provided, however, that the exclusion from this clause (a) of Section 5.8(b) shall pertain only to Permits required under Environmental Laws and the exclusion from this clause (a) of Section 5.8(d) shall pertain only to citations, notices of non-compliance and notices of violation from the EPA or a comparable state Governmental Authority), 5.12, 5.13, and 5.15 shall survive the Closing under this Agreement for a period of two (2) years after the Closing Date; (b) the representations and warranties in Section 5.12 and 5.13 shall survive the Closing with respect to any given claim that would constitute a breach of such representation or warranty until the sixtieth (60th) day after the expiration of the statute of limitations (after giving effect to any extension thereof) applicable to the underlying matter giving rise to that claim; (c) the representations and warranties in Section 5.6(c)

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shall survive the Closing for a period of thirty (30) days after the Closing
Date; (d) the representations and warranties in paragraphs (a), (b), (d), (f),
(g), (h), (i) and (j) of Section 5.8 shall survive the Closing for a period of five (5) years after the Closing Date (provided, however, that the inclusion in this clause (d) of Section 5.8(b) shall pertain only to Permits required under Environmental Laws and the inclusion in this clause (a) of Section 5.8(d) shall pertain only to citations, notices of non-compliance and notices of violation from the EPA or a comparable state Governmental Authority); and (e) the representations and warranties in Sections 3.1, 3.2, 3.4, 3.6, 5.1 and 5.15 and reimbursements relating to Retained Liabilities for retiree medical benefits and other Retained Liabilities benefits identified in Section 6.12 shall survive the Closing forever. The representations and warranties of the FRC Parties contained in Article IV shall survive the Closing for a period of two (2) years after the Closing Date; provided that the representations and warranties in Sections 4.1, 4.2, and 4.4 shall survive the Closing forever. Except as otherwise provided in this Agreement, the covenants contained in this Agreement to be performed before the Closing shall not survive the Closing and the covenants contained in this Agreement to be performed at or after the Closing shall survive the Closing indefinitely.

                  8.2 Indemnification Provisions for Benefit of the Company and the FRC Parties.

                           (a) General Indemnity. In the event the Closing
occurs, and (i) the AMCI Parties breach any of their representations, warranties or covenants contained in this Agreement for which any applicable survival period pursuant to Section 8.1 has not expired and (ii) the FRC Parties or the Company makes, in good faith, a written claim for indemnification against the AMCI Parties as provided in paragraph (d) of this Section 8.2 within any such survival period, then KM agrees to indemnify the Company and the FRC Parties Indemnitees and hold them harmless from and against the entirety of the Adverse Consequences (to the extent they are caused by the breach and suffered by the Company or the FRC Parties Indemnitees through and after the date of the claim for indemnification).

                           (b) Special Indemnity. In the event the Closing
occurs KM agrees to indemnify the Company and the FRC Parties Indemnitees and hold them harmless from and against, and reimburse them for, the entirety of any Adverse Consequences that the Company or the FRC Parties Indemnitees suffer or incur as a result of:

                                    (i) the inability to assign or otherwise
transfer any Retained Assets and Retained Liabilities to the AMCI Parties or its designee on or prior to the Closing Date (as contemplated in Section 2.4(c));

                                    (ii) any Liability incurred by the Company
or the FRC Parties cooperating with the AMCI Parties to prosecute and/or defend any actions related to the Retained Assets and Retained Liabilities if such Retained Assets and Retained Liabilities are unable to be transferred to the AMCI Parties or its designee on or prior to the Closing Date;

                                    (iii) the inability to assign or otherwise
transfer any Contributed

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Interests to the Company as discussed in Section 2.5, or the inability to satisfy and discharge all intercompany transactions or arrangements (as contemplated in Section 2.6(b));

                                    (iv) any failure by the AMCI Parties to
satisfy in full any of the Liabilities associated with the Retained Assets and Retained Liabilities;

                                    (v) the AMCI Parties' obligations to pay any
Taxes due with respect to Pre-Closing Tax Returns pursuant to Article IX;

                                    (vi) any failure by the AMCI Parties to pay
any amounts due pursuant to Section 6.12;

                                    (vii) any of the actions described in
Sections 6.13 and 6.14;

                                    (viii) any failure by Sysco or the
Government of the Province of Nova Scotia to satisfy in full the indemnification obligations of Sysco in the Sysco Lease that are related to environmental Liabilities including, without limitation, the costs of remediation and clean up; and

                                    (ix) any damages or amounts paid in
settlement that the Company suffers or incurs as a result of the litigation described in Section 5.11(a) of the AMCI Disclosure Schedule that exceeds the aggregate amount reserved therefor, which is $514,368.23, provided that such indemnification pursuant to this Section 8.2(b)(ix) shall not in any event exceed $500,000; and

                                    (x) any receivable listed on Section
8.2(b)(x) of the AMCI Disclosure Schedule not having been collected by the second anniversary of the Closing Date up to a maximum amount of $500,000.

                           (c) Limitations of Indemnification. The following
limitations shall apply with regard to KM's obligations to indemnify the Company and the FRC Parties Indemnitees pursuant to Sections 8.2:

                                    (i) KM's Liability for the matters described
under Section 8.2(a) of this Agreement or pursuant to Section 8.2(b) in so far as the Adverse Consequences arising therefrom do not relate to a Retained Liability set forth in clauses (i) through (xvii) of the definition of Retained Liabilities set forth in Article I (the "Undefined Retained Liabilities") shall not exceed $30 million (the "Cap"). The limitations on KM's indemnification obligations set forth in the prior sentence shall not apply to (A) losses resulting from any breach of the representations and warranties set forth in Sections 3.1 3.2, 3.4, 3.6, 5.1 and 5.15 or (B) fraud or willful misconduct by the AMCI Parties or any of their Affiliates. KM's liability under this Agreement for all matters other than Retained Liabilities and fraud or willful misconduct by the AMCI Parties or any of their Affiliates shall not exceed $100 million. KM's Liability for Adverse Consequences related to Retained Liabilities (other than Undefined Retained Liabilities), fraud or willful misconduct by the AMCI Parties or any of their Affiliates shall be unlimited.

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                                    (ii) Except as set forth in the last
sentence of this subparagraph (ii), the AMCI Parties and their Affiliates will have no Liability for any Adverse Consequences, unless and until the aggregate Adverse Consequences (after taking into account the present value (discounted by 8%) of any Tax Benefit presently quantifiable with certainty by, and insurance and indemnity proceeds presently quantifiable with certainty to, the indemnified party with respect thereto) for which the Company or the FRC Parties Indemnitees are entitled to recover under this Agreement exceeds $1 million (the "Threshold Amount") after which, the Company and the FRC Parties Indemnitees will be entitled to recover all amounts to which they are entitled as indemnification under this Agreement to the extent such Adverse Consequences exceed the Threshold Amount. In calculating the Threshold Amount or the Adverse Consequences under this Section, all Adverse Consequences (after taking into account any the present value (discounted by 8%) of any Tax Benefit presently quantifiable with certainty by, and insurance and indemnity proceeds presently quantifiable with certainty to, the indemnified party with respect thereto) which individually total less than $50,000 shall be excluded in their entirety and the AMCI Parties and their Affiliates shall have no Liability hereunder to the Company and the FRC Parties Indemnitees for such Adverse Consequences; provided that for purposes of this sentence, the Adverse Consequences from any events or actions resulting from the same or substantially similar occurrences shall be aggregated. Notwithstanding anything in this Section 8.2(c)(ii) to the contrary, the limitations on the AMCI Parties' indemnification obligations set forth in the first two sentences of this Section 8.2(c)(ii) shall not apply to Adverse Consequences resulting from (A) any breach of the representations and warranties set forth in Sections 3.1 3.2, 3.4, 3.6, 5.1 and 5.15, (B) any matter referred to in Section 8.2(b)(i) through (x) except to the extent such Adverse Consequences relate to an Undefined Retained Liability or (C) fraud or willful misconduct by the AMCI Parties or any of their Affiliates.

                                    (iii) The Company and the FRC Parties
acknowledge and agree that, except as set forth below, the indemnification provisions in this Article VIII and the termination rights in Section 11.1 shall be the exclusive remedies of the Company and the FRC Parties Indemnitees with respect to the transactions contemplated by this Agreement and any other events, circumstances or conditions relating to the ownership or operation of the Subject Companies prior to the Closing Date, and whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever. The Company and the FRC Parties hereby waive any claim or cause of action pursuant to common or statutory law or otherwise against the AMCI Parties and its Affiliates with respect to Adverse Consequences or obligations of any nature whatsoever that relate to this Agreement or are attributable to the Business or the ownership of the Contributed Interests whether arising before, on or after the Closing Date other than claims (A) pursuant to the terms of this Agreement, (B) for fraud or intentional misrepresentation and (C) for injunctive relief. The Company and the FRC Parties agree that after the Closing any claims for indemnification pursuant to Section 8.2(b)(iv) as it relates to clauses (ix) and (xxiii) of the definition of Retained Liabilities shall first be compensated by using the Escrowed Amount; provided, however, that Company's and the FRC Parties remedies shall in no way be limited.

                                    (iv) Notwithstanding any other provision of
this Agreement, KM shall not be liable for any Adverse Consequences suffered by a the Company or the FRC Parties

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Indemnitees to the extent that an amount has been reserved, provided or allowed for in the Financial Statements of the Subject Companies or were taken into account in the calculation of the Working Capital Balance as of the Closing Date, and KM shall not be liable for Adverse Consequences to the extent they arose from (A) a change in accounting or Tax Law, policy or practice made after the Closing Date or (B) any legislation not in force on the Closing Date.

                                    (v) Notwithstanding any other provision of
this Agreement, KM shall not be liable under this Article VIII for an amount to the extent, if any, that any Adverse Consequences giving rise to such amount results from a failure on the part of the Company, the FRC Parties Indemnitees or any Affiliate to exercise good faith in not jeopardizing or prejudicing the interests of the Indemnifying Party.

                                    (vi) Notwithstanding anything herein to the
contrary, no indemnified party shall be entitled to indemnification under this
Article VIII for Adverse Consequences arising out of or relating to breach of any representation or warranty in this Agreement if the indemnifying party can establish that the indemnified party had actual knowledge before the Closing Date of facts or circumstances which would cause the representation or warranty to be untrue.

                                    (vii) Except for matters involving fraud or
willful misconduct, it is understood and agreed by the Company and the FRC Parties that no director, officer, employee, agent, shareholder or Affiliate of the AMCI Parties (including any shareholder, partner, director, officer, employee, agent or Affiliate of a shareholder) other than KM shall have (i) any personal liability to the Company or a FRC Parties Indemnity as a result of the breach of any representation, warranty, covenant or agreement of the AMCI Parties contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or (ii) any personal obligation to indemnify the Company or the FRC Parties Indemnitees for any of their claims pursuant to
Section 8.2, and the Company and FRC, for itself and all other FRC Parties Indemnitees, hereby waives and releases and shall have no recourse against any of such parties described in this Section 8.2(c)(vii) as a result of the breach of any representation, warranty, covenant or agreement of the AMCI Parties contained herein or otherwise arising out of or in connection with the transactions contemplated hereby.

                                    (viii) Notwithstanding any other provision
of this Article VIII, if the Company has been indemnified with respect to a matter arising under this Section 8.2, then the FRC Parties Indemnitees shall not be entitled to any further indemnification under this Section 8.2 with respect to any loss in the value of the FRC Parties' interest in the Company (as opposed to out of pocket losses) suffered with respect to the same matter.

                           (d) Written Claims. The Company and the FRC Parties
Indemnitees may make a claim (not involving a Third Party Claim) in any amount to which they may be entitled under this Agreement by providing a written claim for indemnification against KM within any applicable survival period promptly after such Indemnified Party has notice of any Adverse Consequence which may give rise to a claim for indemnification; provided, however, that no delay on the part of the Company or the FRC Parties Indemnitees in notifying KM shall relieve KM from any obligation hereunder unless (and then solely to the extent) KM is prejudiced by such delay.

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                  8.3 Indemnification Provisions for Benefit of the AMCI
Parties.

                            (a) General Indemnity. In the event the Closing
occurs, and (i) the FRC Parties breach any of their representations, warranties or covenants contained in this Agreement for which any applicable survival period pursuant to Section 8.1 has not expired and (ii) the Company or the AMCI Parties make, in good faith, a written claim for indemnification against the FRC Parties pursuant to paragraph (d) of this Section 8.3 within any such survival period, then the FRC Parties agree to indemnify the Company and the AMCI Parties Indemnitees and hold them harmless from and against the entirety of the Adverse Consequences (caused by the breach and suffered by such the Company and the AMCI Parties Indemnitees through and after the date of the claim for indemnification).

                           (b) Special Indemnity. In the event the Closing
occurs, the FRC Parties agree to cause the Company to indemnify the AMCI Parties Indemnitees and hold them harmless from and against, and reimburse them for, the entirety of any Adverse Consequences that any of the AMCI Parties Indemnitees may suffer or incur or become subject to as a result of any failure by the Company to satisfy any of the Assumed Liabilities or any other Liabilities (other than Retained Liabilities) associated with the ownership or operation of the Business and the Contributed Interests on and after the Closing Date.

                           (c) Limitations of Indemnification. The following
limitations shall apply with regard to the FRC Parties' obligations to indemnify the Company and the AMCI Parties Indemnitees pursuant to Section 8.3(a) or the Company's obligations to indemnify the AMCI Parties pursuant to Section 8.3(b):

                                    (i) The FRC Parties' Liability for the
matters described under Section 8.3(a) of this Agreement shall not exceed the Cap. The limitations on the FRC Parties' indemnification obligations set forth in the prior sentence shall not apply to (A) losses resulting from any breach of the representations and warranties set forth in Sections 4.1 4.2, and 4.6 or (B) fraud or willful misconduct by the FRC Parties or any of their Affiliates. The FRC Parties' liability under this Agreement for all matters other than fraud or willful misconduct by the FRC Parties or any of their Affiliates shall not exceed $100 million. The FRC Parties' Liability for Adverse Consequences related to Assumed Liabilities and fraud or willful misconduct by the FRC Parties or any of their Affiliates shall be unlimited. The Company's Liability for Adverse Consequences related to Assumed Liabilities shall be unlimited.

                                    (ii) Except as set forth in the last
sentence of this subparagraph (ii), the FRC Parties and their Affiliates will have no Liability for any Adverse Consequences, unless and until the aggregate Adverse Consequences (after taking into account the present value (discounted by 8%) of any Tax Benefit presently quantifiable with certainty by, and insurance and indemnity proceeds presently quantifiable with certainty to, the indemnified party with respect thereto) for which the Company or the AMCI Parties Indemnitees are entitled to recover under this Agreement

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exceeds the Threshold Amount, after which the Company and the AMCI Parties
Indemnitees will be entitled to recover all amounts to which they are entitled to indemnification under this Agreement to the extent such Adverse Consequences exceed the Threshold Amount. In calculating the Threshold Amount or the Adverse Consequences under this Section, all Adverse Consequences which individually total less than $50,000 shall be excluded in their entirety and the FRC Parties and its Affiliates shall have no Liability hereunder to the Company or the AMCI Parties Indemnitees for such Adverse Consequences; provided that for purposes of this sentence, the Adverse Consequences from any events or actions resulting from the same or substantially similar occurrences shall be aggregated. Notwithstanding anything in this Section 8.3(c)(ii) to the contrary, the limitations on the FRC Parties' indemnification obligations set forth in the first two sentences of this Section 8.3(c)(ii) shall not apply to Adverse Consequences resulting from (A) any breach of the representations and warranties set forth in Sections 4.1 4.2, and 4.4, (B) any matter referred to in Section 8.3(b) or (C) fraud or willful misconduct by the FRC Parties or any of their Affiliates.

                                    (iii) The Company and the AMCI Parties
acknowledge and agree that, except as set forth below, the indemnification provisions in this Article VIII and the termination rights in Section 11.1 shall be the exclusive remedies of the Company and the AMCI Parties Indemnitees with respect to the transactions contemplated by this Agreement and any other events, circumstances or conditions relating to the ownership or operation of the Subject Companies subsequent to the Closing Date, and whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever. The AMCI Parties hereby waive any claim or cause of action pursuant to common or statutory law or otherwise against the FRC Parties and its Affiliates with respect to Adverse Consequences or obligations of any nature whatsoever that relate to this Agreement or are attributable to the Business or ownership of the Contributed Interests whether arising before, on or after the Closing Date other than claims (A) pursuant to the terms of this Agreement, (B) for fraud or intentional misrepresentation and
(C) for injunctive relief.

                                    (iv) Notwithstanding any other provision of
this Agreement, the FRC Parties shall not be liable for any Adverse Consequences to the extent that an amount has been credited or allowed for in the Financial Statements of the Subject Companies or were taken into account in the calculation of the Working Capital Balance as of the Closing Date, and the FRC Parties shall not be liable for Adverse Consequences to the extent they arose from (A) a change in accounting or Tax Law, policy or practice made after the Closing Date or (B) any legislation not in force on the Closing Date.

                                    (v) Notwithstanding any other provision of
this Agreement, the FRC Parties shall not be liable under this Article VIII for an amount to the extent, if any, that any Adverse Consequences giving rise to such amount results from a failure on the part of the Company, the AMCI Parties Indemnitees or any Affiliate to exercise good faith in not jeopardizing or prejudicing the interests of the Indemnifying Party.

                                    (vi) Notwithstanding anything herein to the
contrary, no indemnified party shall be entitled to indemnification under this
Article VIII for Adverse

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Consequences arising out of or relating to breach of any representation or warranty in this Agreement if the indemnifying party can establish that the indemnified party had actual knowledge before the Closing Date of facts or circumstances which would cause the representation or warranty to be untrue.

                                    (vii) Except for matters involving fraud or
willful misconduct, it is understood and agreed by the Company and the AMCI Parties that no director, officer, employee, agent, shareholder or Affiliate of the FRC Parties (including any shareholder, partner, director, officer, employee, agent or Affiliate of a shareholder) shall have (A) any personal liability to the Company or a AMCI Parties Indemnity as a result of the breach of any representation, warranty, covenant or agreement of the FRC Parties contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or (B) any personal obligation to indemnify the Company or the AMCI Parties Indemnitees for any of their claims pursuant to
Section 8.3, and the Company and KM, for itself and all other AMCI Parties Indemnitees, hereby waives and releases and shall have no recourse against any of such parties described in this Section 8.3(c)(viii) as a result of the breach of any representation, warranty, covenant or agreement of the FRC Parties contained herein or otherwise arising out of or in connection with the transactions contemplated hereby.

                                    (viii) Notwithstanding any other provision
of this Article VIII, if the Company has been indemnified with respect to a matter arising under this Section 8.3, then the AMCI Parties Indemnitees shall not be entitled to any further indemnification under this Section 8.3 with respect to any loss in the value of the AMCI Parties' interest in the Company (as opposed to out of pocket losses) suffered with respect to the same matter.

                           (d) Written Claims. The AMCI Parties Indemnitees may
make a claim (not involving a Third Party Claim) in any amount to which they may be entitled under this Agreement by providing a written claim for indemnification against the FRC Parties within any applicable survival period promptly after such Indemnified Party has notice of any Adverse Consequence which may give rise to a claim for indemnification; provided, however, that no delay on the part of the AMCI Parties in notifying the FRC Parties shall relieve the FRC Parties from any obligation hereunder unless (and then solely to the extent) the FRC Parties is prejudiced by such delay.

                  8.4 Matters Involving Third Parties.

                           (a) If any third party shall notify any Party (the
"Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a right to claim for indemnification against any other Party (the "Indemnifying Party") under Section 8.2 or Section 8.3, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing (the "Claim Notice"); provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is adversely affected in its ability to defend against such Claim or is otherwise prejudiced thereby.

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                           (b) The Indemnifying Party will have the right to
assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing (within twenty
(20) days after the Indemnified Party has given the Claim Notice) that the Indemnifying Party will fulfill its indemnification obligations hereunder and provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (c) So long as the Indemnifying Party is conducting
the defense of the Third Party Claim in accordance with Section 8.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, except in the cases involving only money damages which are not likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party.

                           (d) In the event any of the conditions in Section
8.4(b) is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim only with consent from the Indemnifying Party not to be unreasonably withheld), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses if the Indemnified Party delivers an undertaking to repay if not ultimately entitled to indemnification), and (iii) the Indemnifying Parties will remain responsible, subject to the terms and limitations set forth in this
Article VIII, for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Agreement.

                  8.5 Determination of Amount of Adverse Consequences. The Adverse Consequences giving rise to any indemnification obligation hereunder shall be limited to the actual loss suffered by the Indemnified Party (i.e., reduced by the present value (discounted at 8%) of any insurance proceeds or other payment or recoupment presently realizable with certainty for the benefit of the Indemnified Party as a result of the events giving rise to the claim for indemnification), net of the present value (discounted at 8%) of any reduction (or including any increase) in Taxes of the Indemnified Party (or the affiliated group of which it is a member) presently realizable with certainty occasioned by such loss or damage and such loss or damage shall include all Adverse Consequences suffered through and after the date of the claim for indemnification (including any Adverse Consequences suffered after the end of any applicable survival period). Upon the request of the Indemnifying Party, the Indemnified Party shall provide the Indemnifying Party with information

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sufficient to allow the Indemnifying Party to calculate the amount of the indemnity payment in accordance with this Section 8.5. An Indemnified Party shall take, if practicable, commercially reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification and shall use, if practicable, commercially reasonable efforts to (a) avoid any costs or expenses associated with such claim and (b) to minimize the amount thereof if such costs and expenses cannot be avoided.

                  8.6 Tax Treatment of Indemnity Payments. All indemnification payments made under this Agreement, including any payment made under Article IX, shall be treated as purchase price adjustments for Tax purposes.

                  8.7 Subrogation and Insurance Proceeds. Upon making payment for an indemnification claim pursuant to this Article VIII, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any other Person or escrow account or deposit with respect to the subject matter underlying such indemnification claim. If the Company or the FRC Parties, on the one hand, or any of the AMCI Parties, on the other hand, shall receive the benefit of insurance and indemnity proceeds in excess of the amount taken into consideration in the computation of Adverse Consequences under Section 8.2(c)(ii) or Section 8.3(c)(ii), the recipient shall promptly remit such excess proceeds to the AMCI Parties, in the case of proceeds received by the Company or the FRC Parties, or to the Company or the FRC Parties, as the case may be, in the case of proceeds received by the AMCI Parties.

                  8.8 Settlement of Indemnity Obligation with Membership Interests. The AMCI Parties, the FRC Parties or the Company, as the case may be, shall, at the option of the indemnifying party, settle any indemnity obligation owed under this Agreement either (i) in cash, (ii) by surrender to the Company (or issuance by the Company in the case of matters arising under Section 8.3(b))of Membership Interests having a value equal to the fair market value, as determined in the good faith judgment of the Board or (iii) a combination of cash and surrender of Membership Interests valued as provided in clause (ii) of this Section 8.8. Notwithstanding the foregoing, any of the Parties may challenge a fair market value determination in the manner set forth in Section
1.3 in the Member Agreement.

                                   ARTICLE IX
                               CERTAIN TAX MATTERS

                  9.1 Post-Closing Tax Returns. The Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Contributed Companies for any Post-Closing Period ("Post-Closing Tax Returns"). The Company shall pay (or shall cause to be paid) any Taxes due with respect to such Post-Closing Tax Returns.

                  9.2 Pre-Closing Tax Returns. The AMCI Parties shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Asset Contribution Companies and all

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Tax Returns for the Contributed Companies for any Pre-Closing Period
("Pre-Closing Tax Returns"). The AMCI Parties shall provide at least forty-five
(45) days prior to the due date for filing such Pre-Closing Tax Return (including any extension) to the Company a draft of the Pre-Closing Tax Returns that it plans to file. The Company shall have the right to review such Pre-Closing Tax Returns and to suggest to the AMCI Parties any reasonable changes to such Pre-Closing Tax Returns no later than fifteen (15) days prior to the date for the filing of such Pre-Closing Tax Returns. The AMCI Parties and the Company agree to consult and to attempt to resolve in good faith any issue arising as a result of the review of such Pre-Closing Tax Returns as promptly as possible of such Pre-Closing Tax Returns. The AMCI Parties shall pay (or cause to be paid) any Taxes due with respect to such Pre-Closing Tax Returns.

                  9.3 Straddle Periods. The Company shall be responsible for Taxes shown as due on the Straddle Returns of the Contributed Companies related to the portion of any Straddle Period commencing after the Closing Date. The AMCI Parties shall be responsible for Taxes shown as due on Straddle Returns of the Contributed Companies relating to the portion of any Straddle Period ending on the Closing Date. With respect to any Straddle Period, to the extent permitted by applicable Law, the AMCI Parties or the Company shall elect to treat the Closing Date as the last day of the Tax period. If applicable Law will not permit the Closing Date to be the last day of a period, then (i) real or personal property Taxes of the Contributed Companies shall be allocated based on the number of days in the partial period before and after the Closing Date, (ii) in the case of all other Taxes based on or in respect of income, the Tax computed on the basis of the taxable income or loss of the Contributed Companies for each partial period as determined from their books and records, and (iii) in the case of all other Taxes, on the basis of the actual activities or attributes of the Contributed Companies for each partial period as determined from their books and records.

                  9.4 Straddle Returns. The Company shall prepare or cause to be prepared and file or cause to be filed all Straddle Returns of the Contributed Companies. The Company shall pay all fees and expenses incurred to prepare and file such Straddle Returns. With respect to any Straddle Return, the Company shall deliver, at least forty-five (45) days prior to the due date for filing such Straddle Return (including any extension) to the AMCI Parties a statement setting forth the amount of Tax that the AMCI Parties owe, including the allocation of taxable income and Taxes under Section 9.3, and copies of such Straddle Return. The AMCI Parties shall have the right to review such Straddle Returns and the allocation of taxable income and Liability for Taxes and to suggest to the FRC Parties any reasonable changes to such Straddle Returns no later than fifteen (15) days prior to the date for the filing of such Straddle Returns. The AMCI Parties and the Company agree to consult and to attempt to resolve in good faith any issue arising as a result of the review of such Straddle Returns and allocation of taxable income and Liability for Taxes and mutually to consent to the filing by the FRC Parties as promptly as possible of such Straddle Returns. Not later than five (5) days before the due date for the payment of Taxes with respect to such Straddle Returns, the AMCI Parties shall pay or cause to be paid to the Company an amount equal to the Taxes as agreed to by the Company and the AMCI Parties as being owed by the AMCI Parties. If the Company and the AMCI Parties cannot agree on the amount of Taxes owed by the AMCI Parties with respect to a Straddle Return, the AMCI Parties shall pay to the Company the amount of Taxes reasonably determined by the AMCI Parties to be owed by the AMCI Parties. Within ten (10) days after such

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payment, the AMCI Parties and the Company shall refer the matter to the CPA
Arbitrator to arbitrate the dispute. The Company shall pay the fees and expenses of the CPA Arbitrator and its determination as to the amount owing by the AMCI Parties with respect to a Straddle Return shall be binding on both the AMCI Parties and the Company and shall be enforceable in a court of competent jurisdiction. Within five days after the determination by the CPA Arbitrator, if necessary, the appropriate Party shall pay the other Party any amount which is determined by the CPA Arbitrator to be owed. The AMCI Parties shall be entitled to reduce its obligation to pay Taxes with respect to a Straddle Return by the amount of any estimated Taxes paid with respect to such Taxes on or before the Closing Date and to the extent of the reserve for Taxes included in the calculation of the Working Capital Balance as of the Closing Date.

                  9.5 Claims for Refund. Except for black lung excise tax, the Company shall not, and shall cause the Contributed Companies and any of their Affiliates not, to file any claim for refund of Taxes with respect to the Contributed Interests for whole or partial taxable periods on or before the Closing Date.

                  9.6 Cooperation on Tax Matters.

                           (a) The Company, the FRC Parties and the AMCI Parties
shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Article IX and any audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the AMCI Parties shall (i) retain all books and records with respect to Tax matters pertinent to the Contributed Interests relating to any whole or partial taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Company or the AMCI Parties, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the AMCI Parties, as the case may be, shall allow the other party to take possession of such books and records.

                           (b) The Company and the AMCI Parties further agree,
upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  9.7 Certain Taxes. The AMCI Parties will file all necessary Tax Returns and other documentation with respect to all transfer (including without limitation, stock transfer), recording, documentary, sales, use, stamp, registration, severance and other Taxes and fees, and, if required by applicable Law, the Company and the FRC Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation. Notwithstanding anything set forth in this Agreement to the contrary, the Company shall pay any transfer, documentary, sales, use, stamp,

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registration, severance, and other Taxes and fees incurred in connection with this Agreement and the transactions contemplated under this Agreement.

                  9.8 Confidentiality. Any information shared in connection with Taxes shall be kept confidential, except as may otherwise be necessary in connection with the filing of Tax Returns or reports, refund claims, tax audits, tax claims and tax litigation, or as required by Law.

                  9.9 Audits. The AMCI Parties and the Company shall provide prompt written notice to the others of any pending or threatened tax audit, assessment or proceeding that it becomes aware of related to the Contributed Interests for whole or partial periods for which it may be indemnified by the other party hereunder. Such notice shall contain factual information (to the extent known) describing the asserted tax Liability in reasonable detail and shall be accompanied by copies of any notice or other document received from or with any tax authority in respect of any such matters. If an indemnified party has knowledge of an asserted tax Liability with respect to a matter for which it may be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted tax Liability, then (a) if the indemnifying party is precluded by the failure to give prompt notice from contesting the asserted tax Liability in any forum, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted tax Liability, and (b) if the indemnifying party is not so precluded from contesting, but such failure to give prompt notice results in a detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to its obligation to indemnify the indemnified party under this Agreement shall be reduced by the amount of such detriment, provided, the indemnified party shall nevertheless be entitled to full indemnification hereunder to the extent, and only to the extent, that such party can establish that the indemnifying party was not prejudiced by such failure. Section 9.10 shall control the procedure for Tax indemnification matters to the extent it is inconsistent with any other provision of this Agreement.

                  9.10 Control of Proceedings. The party responsible for the Tax under this Agreement shall control audits and disputes related to such Taxes (including action taken to pay, compromise or settle such Taxes). The AMCI Parties and the Company shall jointly control, in good faith with each other, audits and disputes relating to Straddle Periods. Reasonable out of pocket expenses with respect to such contests shall be borne by the AMCI Parties and the Company in proportion to their responsibility for such Taxes as set forth in this Agreement. Except as otherwise provided by this Agreement, the noncontrolling party shall be afforded a reasonable opportunity to participate in such proceedings at its own expense.

                  9.11 Powers of Attorney. The Company, the Contributed Companies, and their Affiliates shall provide the AMCI Parties and their Affiliates with such powers of attorney or other authorizing documentation as are reasonably necessary to empower them to execute and file returns they are responsible for hereunder, file refund and equivalent claims for Taxes they are responsible for, and contest, settle, and resolve any audits and disputes that they have control over under Section 9.10 (including any refund claims which turn into audits or disputes).

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                  9.12 Remittance of Refunds. Except for black lung excise tax refund claims which are addressed in Section 9.5 above, if the Company (including the Contributed Companies) receives a refund of any Taxes attributable to a Pre-Closing Tax Period or the portion of a Straddle Period that the AMCI Parties is responsible for hereunder, or if the AMCI Parties or any Affiliate of the AMCI Parties (other than the Contributed Companies) receives a refund of any Taxes attributable to a Post-Closing Tax Period or the portion of a Straddle Period that the Company is responsible for hereunder, the party receiving such refund shall, within thirty days after receipt of such refund, remit it to the party who has responsibility for such Taxes hereunder. For the purpose of this Section 9.12, the term "refund" shall include a reduction in Tax and the use of an overpayment as a credit or other tax offset, and receipt of a refund shall occur upon the filing of a return or an adjustment thereto using such reduction, overpayment or offset or upon the receipt of cash.

                  9.13 Allocation. The AMCI Parties, the Company and the FRC Parties agree that the value of the Contributed Interests shall be allocated among the Contributed Companies and the Contributed Assets (and then to each of the assets being acquired for tax purposes) for all purposes (including Tax and financial accounting purposes) in accordance with the estimated allocation schedule (the "Estimated Allocation") attached hereto as Schedule 9.13. Within sixty (60) business days after the Closing Date, the Parties shall negotiate in good faith to attempt to agree to the final allocation schedule (the "Final Allocation") based on the amounts allocated to each Subject Company in the Estimated Allocation and using actual dollar amounts as of the Closing Date. The allocation to the Contributed Interests and the Contributed Assets is intended to comply with the requirements of Section 1060 of the Code. The Parties shall cooperate to comply with all substantive and procedural requirements of Section 1060, and after the completion and agreement by the Parties to the Final Allocation, such Final Allocation shall be adjusted only if and to the extent necessary to comply with such requirements of Section 1060. The Company, the FRC Parties and the AMCI Parties agree that they will not take nor will they permit any Affiliate to take, for income Tax purposes, any position inconsistent with such Final Allocation; provided, however, that the Company's cost for the assets may differ from the total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the total amount so allocated.

                  9.14 Closing Tax Certificate. At the Closing, the AMCI Parties shall deliver, or cause each of its selling Affiliates to deliver, to the Company a certificate signed under penalties of perjury (i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate,
(ii) providing its U.S. Employer Identification Number and (iii) providing its address, all pursuant to Section 1445 of the Code. At the Closing, the Company shall deliver to the AMCI Parties a statement providing its U.S. Employment Identification Number and its address.

                  9.15 Property Taxes. Property Taxes of the Subject Companies with respect to the Contributed Interests (including, without limitation, property Taxes payable as a tenant or lessee under any lease) will be pro-rated as of the Closing Date and, notwithstanding any other provision of this Agreement, the economic burden of any such property Tax will be borne by (i) the AMCI Parties for all Pre-Closing Periods and the portion of any Straddle Period through the Closing Date and (ii) by the Company for all Post-Closing Periods and the portion of any Straddle Period after the Closing

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Date. Accordingly, notwithstanding any other provision of this Agreement, (i) if any Subject Company paid or pays such a property Tax with respect to a Post-Closing Period or the portion of Straddle Period after the Closing Date that is not included as a prepaid item in the calculation of the Working Capital Balance as of the Closing Date, the Company will reimburse the AMCI Parties on behalf of such Subject Company within 15 days after receiving from the AMCI Parties written demand for the amount of such property Tax, and (ii) if the Company pays such a property Tax with respect to a Pre-Closing Period or the portion of a Straddle Period through the Closing Date that is not included as an accrued liability in the calculation of the Working Capital Balance as of the Closing Date, the AMCI Parties on behalf of the Subject Companies will reimburse the FRC Parties within 15 days after receiving from the FRC Parties written demand for the amount of such property Tax. For purposes of pro-rating property Taxes, the amount of any property Tax attributable to the portion of a Straddle Period through the Closing Date shall be deemed to be the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through the Closing Date and the denominator of which is the number of days in the entire Straddle Period. In determining the Straddle Period for property Taxes, the Tax period as reflected on the statement of Taxes due, property Tax bill, property "tax ticket," or any other request for payment from a Governmental Authority will determine the taxable period (e.g., a state property Tax bill that indicates the tax year as 2002 is for a Tax for the taxable period January 1, 2002 through December 31, 2002).

                  9.16 Transfer Taxes. All transfer, recording and similar Taxes arising in connection with the transactions contemplated hereunder shall be paid by the Company. The AMCI Parties, the FRC Parties and the Company shall (and they shall cause their respective Affiliates to) cooperate to comply with all Tax Return requirements for such Taxes and provide such documentation and take such other actions as may be necessary to minimize the amount of any such Taxes.

                                    ARTICLE X
                          COVENANTS REGARDING EMPLOYEES

                  10.1 Employees.

                           (a) Subject to the requirements of applicable Laws,
but no later than immediately prior to the Closing, the AMCI Parties will cause those Asset Contribution Companies set forth on Schedule 10.1 to terminate the employment of their Employees with respect to the Contributed Assets. The Company agrees that (i) the Contributed Companies' Employees on the Closing Date will remain employees of the Contributed Companies immediately after the Closing Date and (ii) the Asset Contribution Companies' Employees who are terminated in accordance with the preceding sentence shall be offered employment by an appropriate Subsidiary of the Company on the Closing Date; provided that the foregoing shall not be construed as an obligation to continue employing, or to offer of employment to any individual on other than an employee-at-will basis, meaning that the individual can quit or be terminated for any reason and at any time, unless such individual is a current Classified Employee, in which case the appropriate Collective Bargaining

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Agreement shall control with respect to the nature of the current Classified
Employee's employment relationship.

                           (b) The AMCI Parties shall promptly provide the FRC
Parties with written notice of any failure, or set of facts or circumstances that could lead to a failure, of the AMCI Parties to comply with their obligations under Section 8.2(b)(iv) as it relates to clauses (ix) and (xxiii) of the definition of Retained Liabilities. From time to time after the Closing Date, the AMCI Parties and the Company may require other information with respect to current or former Employees. Without intending to limit the obligations of the parties in the exchange of information with respect to any other matter or in accordance with the Cooperation Agreement, the AMCI Parties and the Company agree to furnish such information to the other, if available, promptly after receipt of a written request therefor.

                           (c) To the extent that the Subject Companies'
Employees become eligible to participate in any employee benefit plans or programs that the Company or any of its Affiliates implement on or after the Closing Date, then for all purposes (including, without limitation, determining eligibility to participate, vesting, and early retirement and benefit accrual), service with the Subject Companies, shall be treated as service under such employee benefit plans or programs; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits. In addition, all such employee benefit plans and programs shall waive any pre-existing conditions, actively-at-work exclusions and waiting periods with respect to participation by and coverage of the Employees and their eligible dependents.

                  10.2 Collective Bargaining Obligations. The Company acknowledges and agrees that the Signatory Companies are signatory to and bound by the Collective Bargaining Agreements. Immediately after the Closing Date, the Company further agrees to cause one or more of its Affiliates to assume all of the Signatory Companies' obligations arising after the Closing Date under the Collective Bargaining Agreements.

                  10.3 Participation in the UMWA Pension Plans.

                            (a) The Company's Subsidiaries that assume the
Signatory Companies' obligations under the Collective Bargaining Agreements also will assume, on the Closing Date, the Signatory Companies' obligations to contribute to the UMWA Pension Plans, at the same rates as contributions are required under the Collective Bargaining Agreements and for substantially the same number of contribution base units for which the Signatory Companies had an obligation to contribute to the UMWA Pension Plans prior to the Closing Date.

                            (b) Such Subsidiaries of the Company will provide to
the UMWA Pension Plans, for a period of five plan years, commencing with the first plan year after the sale of assets, a bond or escrow deposit meeting the requirements of Section 4204(a)(1)(B) of ERISA; provided that the Company's aforesaid Subsidiaries may, at their sole election, request a variance of the statutory requirements of Section 4204(a)(1)(B) as provided for by the Department of Labor in regulations promulgated under ERISA for Variances for Sales of Assets (29 CFR Part 4204); and

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                            (c) If such Subsidiaries of the Company withdraw in
a complete withdrawal or a partial withdrawal with respect the operations covered by the UMWA Pension Plans during the first five plan years after the Closing Date, then such Subsidiaries shall pay any resulting withdrawal liability; provided, however, that the Signatory Companies and the AMCI Parties shall be secondarily liable for any withdrawal liability they would have had to the UMWA Pension Plans with respect to such operations but for the operation of
Section 4204 of ERISA, if the liability of such Subsidiaries with respect to such operations is not paid.

                                   ARTICLE XI
                                   TERMINATION

                  11.1 Termination. This Agreement may be terminated prior to the Closing Date only as follows:

                           (a) by mutual written consent of the AMCI Parties and
the FRC Parties;

                           (b) by either the AMCI Parties or the FRC Parties, if
the Closing Date shall not have occurred prior to the close of business on January 31, 2003 or such later date as the parties may agree in writing (provided, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause, in whole or in part, of, or has resulted in, the failure of the conditions in Article VII to be satisfied and the Closing Date to occur on or before such date);

                           (c) by the AMCI Parties or the FRC Parties if an
action, suit, or proceeding, shall have been commenced or threatened by or before any Governmental Authority, or any order, decree or injunction shall have been entered therein, that (i) prohibits, seeks to prohibit, or imposes or seeks substantial damages in connection with, the consummation of the transactions contemplated by this Agreement, (ii) seeks or imposes relief that causes or would cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affects adversely the right of the Company to own the Contributed Interests or to operate the Business;

                           (d) by the FRC Parties if (i) the representations of
the AMCI Parties contained in this Agreement are not true and correct in all material respects as if made at and as of that time, except for failures to be true and correct that are capable of being and are cured within fifteen (15) days after written notice from the FRC Parties to the AMCI Parties of such failure; or (ii) the AMCI Parties has failed to comply materially with its respective obligations under this Agreement, except for failures to comply that are capable of being and are cured within fifteen (15) days after written notice from the FRC Parties to the AMCI Parties of such failure; or

                           (e) by the AMCI Parties if (i) the representations of
the FRC Parties contained in this Agreement are not true and correct in all material respects as if made at and as of that time, except for failures to be true and correct that are capable of being and are cured within

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fifteen (15) days after written notice from the AMCI Parties to the FRC Parties of such failure; or (ii) the FRC Parties has failed to comply materially with its obligations under this Agreement, except for failures to comply that are capable of being and are cured within fifteen (15) days after written notice from the AMCI Parties to the FRC Parties of such failure.

                  11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1 of this Agreement, all further obligations of the parties under or pursuant to this Agreement shall terminate without further Liability of any party to the others except for breaches of representations, warranties, or covenants or for fraud. The AMCI Parties and the FRC Parties hereby agree that the provisions of this Section 11.2 and of Section 12.4 shall survive any termination of this Agreement pursuant to the provisions of this
Article XI.

                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.1 Entire Agreement. This Agreement, the documents referred to in this Agreement and to be delivered pursuant to this Agreement and any other agreement entered into contemporaneously with this Agreement among the AMCI Parties, the FRC Parties and the Company or the Affiliates of any of them constitute the entire agreement between the parties pertaining to the subject matter of this Agreement, and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement or therein.

                  12.2 Amendment. This Agreement may be amended by an instrument in writing and signed on behalf of all of the parties to this Agreement at any time.

                  12.3 Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document, certificate or writing delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement, other than the conditions contained in Section 7.1(a) of this Agreement as it relates to the entry of an order in any proceeding by or before a Governmental Authority. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing and signed on behalf of such party. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

                  12.4 Expenses. If the transactions contemplated by this Agreement are not consummated, each of the parties to this Agreement shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of

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the transactions contemplated hereby. If the transactions contemplated by this
Agreement are consummated, the Company shall pay all such fees and expenses subject to a maximum payment in respect of the fees and expenses of the AMCI Parties of $2 million and of the FRC Parties of $12 million.

                  12.5 Bulk Sales Waiver. The Company hereby waives compliance with all applicable bulk sales Laws.

                  12.6 Governing Law. This Agreement shall be construed and interpreted according to the Laws of the State of Delaware, without regard to the conflicts of law rules thereof.

                  12.7 Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth in this Agreement without the prior written consent of the other party, provided that either of the FRC Parties may assign its rights, but not its obligations, under this Agreement to any Affiliate of First Reserve Corporation prior to, at or after the Closing Date without the consent of the AMCI Parties and, further provided, that nothing in this Agreement shall prevent a successor in interest to either party from enforcing the provisions of this Agreement.

                  12.8 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger, by overnight delivery service or by facsimile , or within five days of being mailed by registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 12.8:

                  If to the AMCI Parties or the AMCI Representative:

                  American Metals & Coal International, Inc.
                  20 Dayton Avenue
                  Greenwich, CT  06830
                  Attention: Hans J. Mende, President

                  With a copy to:

                  McGuireWoods LLP
                  One James Center
                  901 East Cary Street
                  Richmond, Virginia 23219
                  Attention: Leslie A. Grandis
                  Facsimile No.: 804-698-2069

                  If to the FRC Parties:

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                  First Reserve Corporation
                  411 West Putnam, Suite 109
                  Greenwich, Connecticut  06830
                  Attention: Alex T. Krueger
                  Facsimile No.: (203) 661-6729

                  With copies to:

                  First Reserve Corporation
                  1801 California Street, Suite 4110
                  Denver, Colorado  80202
                  Attention:  Thomas R. Denison
                  Facsimile No.: (303) 382-1275

                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado  80202
                  Attention:  James L. Palenchar, Esq.
                  Facsimile No.: (303) 592-3140

                  If to the Company:

                  ANR Holdings, LLC
                  406 West Main Street
                  Abingdon, Virginia  24212
                  Attention:  Michael J. Quillen
                  Facsimile No.:

                  With a copy to:

                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado  80202
                  Attention:  James L. Palenchar, Esq.
                  Facsimile No.: (303) 592-3140

                  And to:

                  McGuireWoods LLP
                  One James Center
                  901 East Cary Street
                  Richmond, Virginia 23219

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                  Attention: Leslie A. Grandis
                  Facsimile No.: 804-698-2069

                  12.9 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

                  12.10 Interpretation; Construction. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. This Agreement has been fully negotiated by the parties to this Agreement and shall not be construed by any Governmental Authority against either party as the drafting party. Numerical or alphabetic references to Recitals, Articles, Sections, paragraphs, Schedules, exhibits and appendices in this Agreement are to Recitals, Articles, Sections, paragraphs, Schedules, exhibits, Appendices of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

                  12.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  12.12 No Reliance or Third Party Beneficiaries. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement and the AMCI Parties, the FRC Parties and the Company assume no Liability to any third party because of any reliance on the representations, warranties and agreements of the AMCI Parties, the FRC Parties and the Company contained in this Agreement. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  12.13 Retention of and Access to Records. After the Closing Date, the Company shall retain for a period consistent with the Company's record retention policies and practices those books and records relating to the Subject Companies delivered to the Company. The Company also shall provide to the AMCI Parties reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or Tax Returns or deal with Tax audits or litigation. The Company shall deliver to the AMCI Representative at least thirty days written notice prior to the destruction or other disposal of any such books and records. The AMCI Parties may elect to take delivery of any such books and records that the Company intends to destroy or otherwise dispose of and to copy any such books and records that the Company intends to keep, all at their own expense.

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                  12.14 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, excluding any dispute or disagreement for which a dispute resolution process is provided elsewhere in this Agreement (a "Dispute"), shall be decided by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The AMCI Parties and the FRC Parties shall jointly select one arbitrator. If the two parties shall fail to select an arbitrator within fourteen calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. No Dispute shall be consolidated in any arbitration with any dispute, claim or controversy of any other party. The arbitration shall be conducted in Greenwich, Connecticut and any court having jurisdiction thereof may immediately issue judgment on the arbitration award. The parties agree that the arbitration provided for in this Section 12.14 shall be the exclusive means to resolve all Disputes.

                  12.15 Attorneys' Fees In the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

                  12.16 Right to Specific Performance. Each of the FRC Parties and the AMCI Parties acknowledges that the unique nature of the assets to be contributed to the Company pursuant to this Agreement renders money damages an inadequate remedy for a breach by either party of its obligations under this Agreement, and each of the FRC Parties, the AMCI Parties agrees that in the event of such breach, the FRC Parties or the AMCI Parties, as the case may be, will upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement in addition to any money damages that may be sought

                  12.17 Further Actions. The Parties will execute and deliver, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

                  12.18 Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

                  12.19 Punitive Damages. Each Party hereby waives any right to assert punitive damages against any other Party in connection with the Transactions.

                  12.20 AMCI Representative. By the execution and delivery of this Agreement, each of the AMCI Parties hereby constitutes and appoints the AMCI Representative as the true and lawful agent and attorney-in-fact of the AMCI Parties with full power of substitution to act in the name,

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place and stead of the AMCI Parties with respect to the contribution of the
Contributed Interests by the AMCI Parties to the Company in accordance with the terms and provisions of this Agreement, and to act on behalf of the AMCI Parties in any litigation or arbitration involving this Agreement, do or refrain from doing all such further acts and things, and execute all such documents as the AMCI Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement including, without limitation, the power:

                           (a) to act for the AMCI Parties with regard to
matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of the AMCI Parties and to transact matters of litigation;

                           (b) to execute and deliver all waivers under and
amendments to this Agreement, ancillary agreements, certificates and documents that the AMCI Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

                           (c) to receive funds, make payments of
funds(including, without limitation, distribution of consideration pursuant to Section 2.7(g)), and give receipts for funds, including in respect of any adjustments to the Base Amount;

                           (d) to receive funds for the payment of expenses of
the AMCI Parties and apply such funds in payment for such expenses; and

                           (e) to do or refrain from doing any further act or
deed on behalf of the AMCI Parties that the AMCI Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as the AMCI Parties could do if personally present.

                           The FRC Parties and any other Person may conclusively
and absolutely rely, without inquiry, upon any action of the AMCI Representative in all matters referred to herein. All notices required to be made or delivered by the Company or the FRC Parties to the AMCI Parties shall be made to the AMCI Representative for the benefit of the AMCI Parties and shall discharge in full all notice requirements of the Company or the FRC Parties to the AMCI Parties with respect thereto.

                  12.21 No Other Representations.

                           (a) The Company and the FRC Parties acknowledge and
agree that the AMCI Parties make no representation or warranty except as set forth in Articles III and V. EXCEPT AS AND TO THE EXTENT SET FORTH IN ARTICLES III AND V AND EXCEPT FOR ANY CLAIM BASED ON FRAUD, INTENTIONAL MISREPRESENTATION OR ACTION FOR INJUNCTIVE RELIEF, THE AMCI PARTIES AND THEIR AFFILIATES HEREBY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY

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OR IN WRITING) TO THE FRC PARTIES OR THE COMPANY OR THEIR REPRESENTATIVES
(INCLUDING WITHOUT LIMITATION ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE FRC PARTIES OR THE COMPANY BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF THE AMCI PARTIES OR ANY AFFILIATE THEREOF). THE AMCI PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES TO THE FRC PARTIES OR THE COMPANY REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS FORMED PURSUANT TO THIS AGREEMENT.

                           (b) The AMCI Parties acknowledge and agree that the
Company and the FRC Parties make no representation or warranty except as set forth in Article IV. EXCEPT AS AND TO THE EXTENT SET FORTH IN ARTICLE IV AND EXCEPT FOR ANY CLAIM BASED ON FRAUD, INTENTIONAL MISREPRESENTATION OR ACTION FOR INJUNCTIVE RELIEF, THE COMPANY THE FRC PARTIES AND THEIR AFFILIATES HEREBY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO THE AMCI PARTIES OR THE COMPANY OR THEIR REPRESENTATIVES (INCLUDING WITHOUT LIMITATION ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE AMCI PARTIES OR THE COMPANY BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF THE FRC PARTIES OR ANY AFFILIATE THEREOF). THE FRC PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES TO THE AMCI PARTIES OR THE COMPANY REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS FORMED PURSUANT TO THIS AGREEMENT.

                  12.22 Disclosure Schedules.

                           (a) The representations and warranties set forth in
this Agreement contemplate that there are attached Disclosure Schedules setting forth information that might be "material" or have a " Material Adverse Effect" or might not be in the "ordinary course of business." The Parties may, at their option, include in such schedules items or information that are not material or are not likely to have a Material Adverse Effect or are in the ordinary course of business, and any such inclusion shall not be deemed to be an acknowledgment or representation that such items are material or would have a Material Adverse Effect, to establish any standard of materiality, Material Adverse Effect or ordinary course of business, or to define further the meaning of such terms for purposes of this Agreement.

                           (b) While the Disclosure Schedules are arranged in
paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement, disclosure in any of the Disclosure Schedules shall also qualify the representations and warranties contained in other Sections of the Agreement, but only to the extent that an exception in one Section of the Disclosure Schedule provides on its face a reasonable correlation to the subject matter of such other Sections. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a

                                                                  Execution Copy

representation or warranty made herein, however, unless the Disclosure Schedules identify the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Qualification of any disclosure in this Disclosure Schedule by the knowledge, awareness or belief of the AMCI Parties, the FRC Parties or any other party or limitation of any disclosure in this Disclosure Schedule by materiality standards does not affect or amend the language of any representation or warranty of the AMCI Parties, the FRC Parties contained in the Agreement if the same qualification or limitation is not expressly set forth in such representation or warranty.

                                    * * * * *

                                                                  Execution Copy

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                         ANR FUND IX HOLDINGS, L.P.

                         By: First Reserve GP IX, L.P. General Partner of ANR Fund IX Holdings, L.P.

                         By:      First Reserve GP IX, Inc.
                                  Its General Partner

                                  By: /s/ Alex T. Krueger
                                  Name: Alex T. Krueger
                                  Title: Vice President

                         ALPHA NATURAL RESOURCES, INC.

                         By: /s/ Alex T. Krueger
                         Name: Alex T. Krueger
                         Title:  Vice President

                         ANR HOLDINGS, LLC

                         By: /s/ Michael J. Quillen
                         Name: Michael J. Quillen
                         Title: President

                         VOLLOW RESOURCES, LLC

                         By: /s/ Hans J. Mende
                         Name: Hans J. Mende
                         Title: President

                         REDBANK, INC.

                         By: /s/ Fritz R. Kundrun
                         Name: Fritz R. Kundrun
                         Title: President

                                                                  Execution Copy

                             DEERFIELD RESOURCES, INC.

                             By: /s/ Hans J. Mende
                             Name: Hans J. Mende
                             Title: Vice President

                             RIVERSIDE ENERGY, INC.

                             By: /s/ Samuel D. Hatcher
                             Name: Samuel D. Hatcher
                             Title: President

                             STILL RUN COAL COMPANY, INC.

                             By: /s/ Samuel D. Hatcher
                             Name: Samuel D. Hatcher
                             Title: President

                             ALPINE DEVELOPMENT COMPANY

                             By: /s/ Fritz R. Kundrun
                             Name: Fritz R. Kundrun
                             Title: Vice President

                             CREEKSIDE ENERGY DEVELOPMENT COMPANY

                             By: /s/ Fritz R. Kundrun
                             Name: Fritz R. Kundrun
                             Title: Vice President

                                                                  Execution Copy

                             VIRGINIA CREWS COAL COMPANY, INC.

                             By: /s/ Fritz R. Kundrun
                             Name: Fritz R. Kundrun
                             Title: Vice President

                             HERNDON PROCESSING COMPANY

                             By: /s/ Fritz R. Kundrun
                             Name: Fritz R. Kundrun
                             Title: Vice President

                             KEPLER PROCESSING COMPANY

                             By: /s/ Fritz R. Kundrun
                             Name: Fritz R. Kundrun
                             Title: Vice President

                             NEWHALL POCAHONTAS ENERGY, LLC

                             By: /s/ Fritz R. Kundrun
                             Name: Fritz R. Kundrun
                             Title: Vice President

                             METCOAL SALES, INC.

                             By: /s/ Josef Ehrengruber
                             Name: Josef Ehrengruber
                             Title: President

                             CONSULTING AND COAL SERVICES, INC.

                             By: /s/ Josef Ehrengruber
                             Name: Josef Ehrengruber
                             Title: President

                                                                  Execution Copy

                             AMCI EXPORT CORPORATION

                             By: /s/ Ernie Thrasher
                             Name: Ernie Thrasher
                             Title: President

                             SENATE COAL MINES, INC.

                             By: /s/ D. Scott Kroh
                             Name: D. Scott Kroh
                             Title: President

                             AMCI ENERGY, LLC

                             By: /s/ Michael J. Quillen
                             Name: Michael J. Quillen
                             Title: President

                             AMERICAN METALLURGICAL COAL SALES, LLC

                             By: /s/ Andrew J. Fry
                             Name:  Andrew J. Fry
                             Title: President

                             LAUREL MOUNTAIN MANAGEMENT, INC.

                             By: /s/ D. Scott Kroh
                             Name: D. Scott Kroh
                             Title: President

                             TANOMA ENERGY, INC.

                             By: /s/ D. Scott Kroh
                             Name: D. Scott Kroh
                             Title: President

                                                                  Execution Copy

                             I-22 PROCESSING, INC.

                             By: /s/ D. Scott Kroh
                             Name: D. Scott Kroh
                             Title: Vice President

                             DUNAMIS RESOURCES, INC.

                             By: /s/ Mitchell Harvey
                             Name: Mitchell Harvey
                             Title: President

                             MADISON MINING COMPANY, LLC

                             By: /s/ Michael J. Quillen
                             Name: Michael J. Quillen
                             Title: President

                             LAUREL ENERGY, LP, BY
                             LAUREL MOUNTAIN MANAGEMENT, INC.,
                             ITS GENERAL PARTNER

                             By: /s/ D. Scott Kroh
                             Name: D. Scott Kroh
                             Title: President

                             LAUREL RESOURCES, LP, BY
                             LAUREL MOUNTAIN MANAGEMENT, INC.,
                             ITS GENERAL PARTNER

                             By: /s/ D. Scott Kroh
                             Name: D. Scott Kroh
                             Title: President

                             RRD, INC.

                             By: /s/ O.B. Bucklen
                             Name: O.B. Bucklen
                             Title: President

                                                                  Execution Copy

                             SOLOMONS GROUP, INC.

                             By: /s/ D. Scott Kroh
                             Name: D. Scott Kroh
                             Title: President

                             BETA RESOURCES, LLC

                             By: /s/ Hans J. Mende
                             Name: Hans J. Mende
                             Title: Member

                             /s/ Ernie L. Thrasher
                             Ernie L. Thrasher

                             /s/ D. Scott Kroh
                             D. Scott Kroh

                             /s/ Michael J. Quillen
                             Michael J. Quillen

                             /s/ Hans J. Mende
                             Hans J. Mende

                             /s/ Fritz R. Kundrun
                             Fritz R. Kundrun

                                                                  Execution Copy

                               THE PRINCIPAL SHAREHOLDER:

                               K-M INVESTMENT CORP.

                               By: /s/ Fritz R. Kundrun
                               Fritz R. Kundrun

                               And By: /s/ Hans J. Mende
                               Hans J. Mende

                                ANR HOLDINGS, LLC
                              406 West Main Street
                               Abingdon, VA 24210

January 30, 2003

Alpha Natural Resources, Inc.
411 West Putman Ave.
Ste. 109 Greenwich, CT 06830

ANR Fund IX Holdings, L.P.
411 West Putman Ave, Ste 109
Greenwich, CT 06830

The AMCI Parties Named in the Contribution Agreement
   referred to below
c/o Hans J. Mende, as AMCI Representative
American Metals & Coal International, Inc.
20 Dayton Avenue
Greenwich, CT  06830
Attention: Hans J. Mende, President

            Re: Extension of Termination Date and Cure Period under Contribution Agreement

Ladies and Gentlemen:

      Reference is made to the Contribution Agreement dated December 31, 2002 among the AMCI Parties, the FRC Parties, ANR Holdings, LLC and others (the "Contribution Agreement"). Capitalized terms not otherwise defined in this letter have the meanings given them in the Contribution Agreement.

      Section 11.1(b) of the Contribution Agreement contemplates that the Closing shall take place on or before January 31, 2003 or such later date as the Parties may agree in writing. Sections 6.9(d) and 6.9(e) contemplate that the Parties will have until January 31, 2003 to cure certain breaches of representations, warranties and covenants. The Parties desire to extend the time for the performance of the foregoing obligations as permitted by Section 12.3 of the Contribution Agreement and to amend the Contribution Agreement as permitted by Section 12.2 thereof.

      Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

      1. Sections 6.9(d) and 6.9(e) of the Contribution Agreement are hereby amended by deleting all references to the date "January 31, 2003" appearing in said Sections and inserting the words "the Closing Date" in lieu thereof.

      2. Section 11.1(b) of the Contribution Agreement is hereby amended by deleting the reference to the date "January 31, 2003" appearing in line 2 thereof and inserting the date "February 28, 2003" in lieu thereof.

      3. Except as amended by this letter agreement, the Contribution Agreement shall continue in full force and effect.

      4. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any executed counterpart of this letter agreement or other signature hereto delivered by a party by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this letter agreement by such party.

                                                   Sincerely,

                                                   ANR HOLDINGS, LLC

                                                   By:    /s/ Michael J. Quillen
                                                   Name:  Michael J. Quillen
                                                   Title: President

ACKNOWLEDGED AND AGREED:

ANR FUND IX HOLDINGS, L.P.

By:   First Reserve GP IX, L.P. General Partner of
      ANR Fund IX Holdings, L.P.

      Its General Partner

      By: /s/ Alex T. Krueger
      Name:  Alex T. Krueger
      Title: Vice President

ALPHA NATURAL RESOURCES, INC.

By: /s/ Alex T. Krueger
Name:  Alex T. Krueger
Title: Vice President

AMCI REPRESENTATIVE, AS APPOINTED PURSUANT TO SECTION 12.20 OF THE CONTRIBUTION AGREEMENT

By:   /s/ Hans J. Mende
Name: Hans J. Mende

                                ANR HOLDINGS, LLC
                              406 West Main Street
                               Abingdon, VA 24210

February 28, 2003

Alpha Natural Resources, Inc.
411 West Putman Ave.
Ste. 109
Greenwich, CT 06830

ANR Fund IX Holdings, L.P.
411 West Putman Ave, Ste 109
Greenwich, CT 06830

The AMCI Parties Named in the Contribution Agreement
 referred to below
c/o Hans J. Mende, as AMCI Representative
American Metals & Coal International, Inc.
20 Dayton Avenue
Greenwich, CT  06830
Attention: Hans J. Mende, President

            Re: Extension of Termination Date and Cure Period under Contribution Agreement

Ladies and Gentlemen:

      Reference is made to the Contribution Agreement dated December 31, 2002, as amended by letter agreement dated January 30, 2003, among the AMCI Parties, the FRC Parties, ANR Holdings, LLC and others (the "Contribution Agreement"). Capitalized terms not otherwise defined in this letter have the meanings given them in the Contribution Agreement.

      As amended, Section 11.1(b) of the Contribution Agreement contemplates that the Closing shall take place on or before February 28, 2003 or such later date as the Parties may agree in writing. The Parties desire to extend the time for the performance of the foregoing obligations as permitted by Section 12.3 of the Contribution Agreement and to amend the Contribution Agreement as permitted by Section 12.2 thereof.

      Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

      1. Section 11.1(b) of the Contribution Agreement is hereby amended by deleting the reference to the date "February 28, 2003" appearing in line 2 thereof and inserting the date "March 31, 2003" in lieu thereof.

      2. Except as amended by this letter agreement, the Contribution Agreement shall continue in full force and effect.

      3. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any executed counterpart of this letter agreement or other signature hereto delivered by a party by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this letter agreement by such party.

                                    Sincerely,

                                    ANR HOLDINGS, LLC

                                    By:    /s/ Michael J. Quillen
                                    Name:  Michael J. Quillen
                                    Title: President

ACKNOWLEDGED AND AGREED:

ANR FUND IX HOLDINGS, L.P.

By:   First Reserve GP IX, L.P. General Partner of
      ANR Fund IX Holdings, L.P.

      Its General Partner

      By: /s/ Alex T. Krueger
      Name: Alex T. Krueger
      Title: Vice President

ALPHA NATURAL RESOURCES, INC.

By:    /s/ Alex T. Krueger
Name:  Alex T. Krueger
Title: Vice President

AMCI REPRESENTATIVE, AS APPOINTED PURSUANT TO SECTION 12.20 OF THE CONTRIBUTION AGREEMENT

By:   /s/ Hans J. Mende
Name: Hans J. Mende

                    THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

      THIS THIRD AMENDMENT (this "Amendment") to the CONTRIBUTION AGREEMENT dated as of December 31, 2002, as amended by that certain letter agreement dated January 30, 2003 and by that certain letter agreement dated February 28, 2003 (as so amended, the "Agreement"), is made and entered into as of March 11, 2003 by and among (1) ANR FUND IX HOLDINGS, L.P., a Delaware limited partnership, and ALPHA NATURAL RESOURCES, INC., a Delaware corporation (together, the "FRC Parties"), (2) CCSI, INC., a West Virginia corporation, KPC, INC., a West Virginia corporation, MADISON MINING COMPANY LLC, a Pennsylvania limited liability company, NEWHALL POCAHONTAS ENERGY, INC., a West Virginia corporation, VOLLOW RESOURCES LLC, a West Virginia limited liability company and VIRGINIA CREWS COAL COMPANY, a West Virginia corporation and certain entities and persons listed on the signature page of the Agreement and referred to in the Agreement as the "AMCI Parties" and (3) ANR HOLDINGS, LLC, a Delaware limited liability company (the "Company"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

      WHEREAS, the Parties have agreed to the form of Pledge Agreement and Escrow Agreement to be signed at the Closing;

      WHEREAS, the Parties have agreed to remove certain of the parties and certain of the Contributed Interests from the transactions to be consummated pursuant to the Agreement;

      WHEREAS, the Parties have agreed to certain changes in the form of acquisitions of the Contributed Interests, which changes are reflected in an amended and restated Schedule 2.2 to the Contribution Agreement;

      WHEREAS, the Parties desire to replace the Company as a party to the Company Employment Agreement, the Cooperation Agreements and the Administrative Services Agreement with Alpha Natural Resources, LLC ("Alpha"), a wholly-owned subsidiary of the Company;

      WHEREAS, certain of the AMCI Parties were incorrectly named in the Agreement by the inclusion of a comma, the exclusion of "Inc." or otherwise, and the Parties desire to correct those names in this Amendment; and

      WHEREAS, the Parties desire to make certain other changes to the terms of the Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Amendments.

      1.1   Exhibits.

      (a) The following new Exhibits, in the forms set forth in Annex A to this Amendment, shall be attached as Exhibits to the Agreement and the Exhibit list set forth in the table of contents of the Agreement is amended to add the following new Exhibits to the end of such list:

            EXHIBIT M:  PLEDGE AGREEMENT

            EXHIBIT N:  ESCROW AGREEMENT

            EXHIBIT O:  AMCI EXPORT OPTION AGREEMENT

            EXHIBIT P:  PROVINCIAL OPTION AGREEMENT

            (b) THE PARTIES AGREE THAT THE FORMS OF EXHIBITS M, N, O AND P SET FORTH IN ANNEX A ARE EACH IN THE FORM ACCEPTABLE TO THE PARTIES AND SHALL BE EXECUTED AND DELIVERED BY THE PARTIES AT THE CLOSING. ANY REFERENCE IN THE AGREEMENT TO "THE PLEDGE AGREEMENT," "THE ESCROW AGREEMENT," THE "EXPORT OPTION" AND THE "PROVINCIAL OPTION" SHALL BE DEEMED TO BE A REFERENCE TO THE FORMS OF EXHIBITS M, N, O AND P, RESPECTIVELY, SET FORTH IN ANNEX A.

            (c) EXHIBITS A, C, E, F, G AND H TO THE AGREEMENT SHALL BE DELETED AND REPLACED WITH THE COMPANY AGREEMENT, COMPANY EMPLOYMENT AGREEMENT, THE SUBSCRIPTION AGREEMENT, THE COOPERATION AGREEMENT, THE ADMINISTRATIVE SERVICES AGREEMENT AND THE MEMBER AGREEMENT, RESPECTIVELY, SET FORTH IN ANNEX B TO THIS AMENDMENT. PROVIDED THAT THE CONDITIONS TO CLOSING FOR THE BENEFIT OF THE COMPANY ARE SATISFIED OR WAIVED AS OF THE CLOSING DATE, ALPHA SHALL EXECUTE THE COMPANY EMPLOYMENT AGREEMENT, THE COOPERATION AGREEMENT AND THE ADMINISTRATIVE SERVICES AGREEMENT AT THE CLOSING. ANY REFERENCES IN THE AGREEMENT TO "THE COMPANY" OR "ANR HOLDINGS, LLC" EXECUTING OR ENTERING INTO THE COMPANY EMPLOYMENT AGREEMENT, THE COOPERATION AGREEMENT AND THE ADMINISTRATIVE SERVICES AGREEMENT ARE HEREBY AMENDED TO REFER TO "ALPHA NATURAL RESOURCES, LLC."

      1.2 NAME CORRECTIONS. THE AGREEMENT IS HEREBY AMENDED BY (a) DELETING ALL REFERENCES TO THE NAME "CONSULTING AND COAL SERVICES, INC." APPEARING IN THE AGREEMENT, THE EXHIBITS AND THE DISCLOSURE SCHEDULES THERETO AND INSERTING THE NAME "CCSI, INC." IN LIEU THEREOF, (b) DELETING ALL REFERENCES TO THE NAME "KEPLER PROCESSING COMPANY" APPEARING IN THE AGREEMENT, THE EXHIBITS AND THE DISCLOSURE SCHEDULES THERETO AND INSERTING THE NAME "KPC,

INC." IN LIEU THEREOF, (c) DELETING ALL REFERENCES TO THE NAME "MADISON MINING COMPANY, LLC" APPEARING IN THE AGREEMENT, THE EXHIBITS AND THE DISCLOSURE SCHEDULES THERETO AND INSERTING THE NAME "MADISON MINING COMPANY LLC" IN LIEU THEREOF, (d) DELETING ALL REFERENCES TO THE NAME "NEWHALL POCAHONTAS ENERGY, LLC" APPEARING IN THE AGREEMENT, THE EXHIBITS AND THE DISCLOSURE SCHEDULES THERETO AND INSERTING THE NAME "NEWHALL POCAHONTAS ENERGY, INC." IN LIEU THEREOF, (e) DELETING ALL REFERENCES TO THE NAME "VOLLOW RESOURCES, LLC" APPEARING IN THE AGREEMENT, THE EXHIBITS AND THE DISCLOSURE SCHEDULES THERETO AND INSERTING THE NAME "VOLLOW RESOURCES LLC" IN LIEU THEREOF, (f) DELETING ALL REFERENCES TO THE NAME "GALLUP TRANSPORTATION AND TRANSLOADING, LLC" APPEARING IN THE AGREEMENT, THE EXHIBITS AND THE DISCLOSURE SCHEDULES THERETO AND INSERTING THE NAME "GALLUP TRANSPORTATION AND TRANSLOADING COMPANY, LLC" IN LIEU THEREOF, (g) DELETING ALL REFERENCES TO THE NAME "NATIONAL KING COAL, LLC" APPEARING IN THE AGREEMENT, THE EXHIBITS AND THE DISCLOSURE SCHEDULES THERETO AND INSERTING THE NAME "NATIONAL KING COAL LLC" IN LIEU THEREOF, AND (h) DELETING ALL REFERENCES TO THE NAME "VIRGINIA CREWS COAL COMPANY, INC." APPEARING IN THE AGREEMENT, THE EXHIBITS AND THE DISCLOSURE SCHEDULES THERETO AND INSERTING THE NAME "VIRGINIA CREWS COAL COMPANY" IN LIEU THEREOF. EACH SUCH ENTITY SHALL BE A PARTY TO THE AGREEMENT IN THE NAME SET FORTH ABOVE AND ALL REFERENCES TO THE AMCI PARTIES IN THE AGREEMENT AND THE EXHIBITS AND DISCLOSURE SCHEDULES TO THE AGREEMENT SHALL BE DEEMED TO SUBSTITUTE THE NAMES CCSI, INC., KPC, INC., MADISON MINING COMPANY LLC, NEWHALL POCAHONTAS ENERGY, INC., VOLLOW RESOURCES LLC, GALLUP TRANSPORTATION AND TRANSLOADING COMPANY, LLC, NATIONAL KING COAL LLC, AND VIRGINIA CREWS COAL COMPANY, RESPECTIVELY, AS THE CORRECTED NAMES OF SUCH ENTITIES.

      In addition, certain Parties to the Agreement have changed their names since entering into the Agreement on December 31, 2002. Herndon Processing Company has changed its name to "HPC, Inc.", Riverside Energy, Inc. has changed its name to "REI, Inc." and Metcoal Sales, Inc. has changed its name to "SCM, Inc." All references to the AMCI Parties in the Agreement and the Exhibits and Disclosure Schedules to the Agreement shall be deemed to substitute the new names of such entities.

      1.3 Removal of Certain Contributed Interests. The Parties agree that the Company will not acquire the membership interests of Provincial Energy Ventures Limited, LLC, a Delaware limited liability company ("Provincial") or the assets of AMCI Export Corporation, a Delaware corporation ("Export") at the Closing. The Agreement and the related Exhibits are hereby amended to remove all references to these two entities, except as otherwise set forth in this Amendment. The Disclosure Schedules are hereby amended to remove all references to AMCI Export. The Agreement is further amended to (i) remove all references to "Ernie L. Thrasher" or "Thrasher" ("Thrasher") as an individual party to the Agreement or as a party to any Exhibit to the Agreement, (ii) remove all references to Thrasher in the Agreement, the Exhibits or the Disclosure Schedules to the Agreement insofar as he appears as a member of Laurel Resources, Laurel Energy or Madison, (iii) remove Michael J. Quillen ("Quillen") as a party to the Agreement only insofar as he is signing such Agreement as a member of Provincial and (iv) remove all references to Quillen in the Agreement, the Exhibits or the Disclosure Schedules to the Agreement insofar as he appears as a member of Madison or Provincial. All references to the "Contributed LLCs", the "Contributed Companies", the "Contributed Assets", the "Asset Contribution Companies", the "Contributed Interests" and the "Subject Companies" shall be deemed to exclude both Provincial and Export, except as otherwise set forth in this Amendment. All references to AMCI Parties shall be deemed to exclude Export, Thrasher and Quillen and Export, Thrasher and Quillen shall be removed as parties to the Agreement. In furtherance of these changes, in addition to other changes set forth in this Amendment:

            (i) The sixth WHEREAS clause in the Recitals to the Agreement shall be deleted in its entirety.

            (ii) The ninth WHEREAS clause in the Recitals shall be amended to remove all references to "Provincial."

            (iii) The tenth WHEREAS clause in the Recitals shall be amended to remove all references to "AMCI Export."

            (iv) The text of Section 7.2(i) shall be deleted and replaced with the word "Reserved."

            Notwithstanding anything to the contrary in this Section 1.3, the references to the Contributed Interests shall be deemed to include Provincial solely for purposes of qualifying the representations and warranties contained in the Provincial Option and any reference to Provincial or to its assets or operations contained in the Disclosure Schedules to the Agreement shall remain subject to Section 6.9 of the Agreement.

      1.4 Adjustment of Consideration. In connection with the transactions contemplated by the Agreement and this Amendment, the Parties agree that (i) the Company will distribute cash to the AMCI Parties pursuant to Section 2.7(g) and
(ii) the remaining consideration to be issued by the Company to its Members, as contemplated by the Agreement, will consist of Common Sharing Ratios and Preferred Sharing Ratios, each as defined below in the proportions indicated. The Membership Interests and cash issued to the AMCI Parties and the Membership Interests issued to the FRC Parties shall be adjusted as follows:

            (i) The text of the eleventh WHEREAS clause in the Recitals to the Agreement is hereby deleted and replaced with the following:

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the AMCI Parties desire to contribute the Contributed Interests to the Company, in return for which the AMCI Parties shall receive cash, a 44.3473% Common Sharing Ratio and a 44.4903% Preferred Sharing Ratio, as set forth in the Company Agreement;

            (ii) The text of the twelfth WHEREAS clause in the Recitals to the Agreement is hereby deleted and replaced with the following:

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the FRC Parties have made or shall make capital contributions to the Company, totaling approximately $85.04 million, in return for which the FRC Parties shall receive a 54.6881% Common Sharing Ratio and a 54.8645% Preferred Sharing Ratio, as set forth in the Company Agreement; and

            (iii) The text of the first sentence of Section 2.1 of the Agreement is hereby deleted and replaced with the following:

                  Upon the terms and subject to the conditions of this Contribution Agreement, the FRC Parties severally agree to contribute to the Company on the Closing Date in cash an aggregate amount of $85.04 million less any amounts contributed to the Company prior to the Closing Date (the "FRC Capital Contribution") in immediately available funds, for which agreement the FRC Parties will receive a 54.6881% Common Sharing Ratio in the Company in the aggregate and a 54.8645% Preferred Sharing Ratio in the Company in the aggregate, as set forth in the Company Agreement

            (iv) The text of the first sentence of Section 2.2 of the Agreement is hereby deleted and replaced with the following:

                  Upon the terms and subject to the conditions of this Contribution Agreement, the AMCI Parties severally agree, and the Principal Shareholder agrees, to cause the AMCI Parties, to convey, transfer, assign and deliver to the designated Subsidiary of the Company as specified on Schedule 2.2, on the Closing Date, free and clear of all Liens other than Permitted Encumbrances, all of the Contributed Interests for which the AMCI Parties shall receive a 44.3473% Common Sharing Ratio in the Company in the aggregate and a 44.4903% Preferred Sharing Ratio in the Company in the aggregate, as set forth in the Company Agreement.

      1.5 MITCHELL HARVEY. ALL REFERENCES TO "HARVEY" IN THE AGREEMENT SHALL BE DEEMED TO REFER TO MITCHELL HARVEY INDIVIDUALLY.

      1.6   Changes to Definitions.  Section 1.1 of the Agreement is revised by

      (a)   adding to the definition of Retained Liabilities new paragraphs
(xxv) and (xxvi) to be and read in full as follows:

            (xxv) all Liabilities arising under the Coal Act, or as it may be amended, which could be imposed on the AMCI Parties or the Subject Companies for
(a) monthly premiums, annual prefunding premiums, and the posting of security with the UMWA 1992 Benefit Plan for or with respect to beneficiaries eligible under the

Coal Act who are assigned to or for whom Herndon or Virginia Crews is required to provide or pay for medical benefits pursuant to Sections 9711 of the Coal Act, or (b) death benefit premiums or unassigned beneficiary premiums (as those terms are used in Sections 9704(c) and 9704(d) of the Coal Act) for beneficiaries eligible under the Coal Act, that are assessed against Herndon or Virginia Crews;

            (xxvi) all self-insurance Liabilities related to federal black lung benefit claims under the VCCC Special Benefit Trust.

      (b) deleting the text of paragraph (xxii) of the definition of Retained Liabilities and replacing such section with the word "Reserved" ;

      (c) deleting the definition of "Company Employment Agreement" and replacing it with the following:

            "Company Employment Agreement" means that certain employment agreement by and between the Company and each of Kroh and Quillen, the form of which is attached to this Agreement as Exhibit C.;

      (d) deleting the definition of "Escrow Agreement" and replacing it with the following:

            "Escrow Agreement" means the agreement in the form of Exhibit N;

      (e) deleting the definition of "Membership Interest" and replacing it with the following:

            "Membership Interest" means an ownership equity interest in the Company represented by the Common Sharing Ratios and the Preferred Sharing Ratios.

      (f)   deleting the definition "Phantom Stock Plan"; and

      (g) adding to the following definitions to be and read in full as follows:

            "Audited Closing Date Balance Sheet" means a combined balance sheet of the Contributed Interests as of the close of business on the Closing Date that is prepared in accordance with GAAP, which audit shall be conducted by the accounting firm of KPMG LLP.

            "Common Sharing Ratio" means the percentage interest of the members of the Company in distributions, voting rights and other incidents of ownership of the Company allocated to the Common Sharing Ratios in the Company Agreement. The Common Sharing Ratios of the members are specified in Appendix A thereto.

                  "EXPORT OPTION" MEANS THAT CERTAIN OPTION AGREEMENT BY AND
            BETWEEN THE COMPANY AND EXPORT, THE FORM OF WHICH IS ATTACHED TO THIS AGREEMENT AS EXHIBIT O.

                  "EXPORT" MEANS AMCI EXPORT CORPORATION, A DELAWARE
            CORPORATION.

                  "PREFERRED SHARING RATIO" MEANS THE PERCENTAGE INTEREST OF THE
            MEMBERS OF THE COMPANY IN THE DISTRIBUTIONS, VOTING RIGHTS AND OTHER INCIDENTS OF OWNERSHIP OF THE COMPANY ALLOCATED TO THE PREFERRED SHARING RATIOS IN THE COMPANY AGREEMENT. THE PREFERRED SHARING RATIOS OF THE MEMBERS ARE SPECIFIED IN APPENDIX A THERETO.

                  "PROVINCIAL" MEANS PROVINCIAL ENERGY VENTURES LIMITED, LLC, A
            DELAWARE LIMITED LIABILITY COMPANY.

                  "PROVINCIAL OPTION" MEANS THAT CERTAIN OPTION AGREEMENT BY AND
            BETWEEN THE COMPANY AND THE MEMBERS OF PROVINCIAL, THE FORM OF WHICH IS ATTACHED TO THIS AGREEMENT AS EXHIBIT P.

                  "VCCC SPECIAL BENEFIT TRUST" MEANS THAT SPECIAL BENEFIT TRUST
            CREATED BY VIRGINIA CREWS FOR THE PURPOSE OF PAYING CERTAIN FEDERAL BLACK LUNG BENEFIT CLAIMS.

      1.7 Changes to Deliveries at the Closing. Section 2.7 of the Agreement shall be revised by deleting paragraphs (d), (f), (g) and (p) and substituting the following and adding new paragraphs (q), (r) and (s):

            (d) the AMCI Entities and the FRC Parties (to the extent that they have not already done so) each shall subscribe for and acquire Common Sharing Ratios and Preferred Sharing Ratios in the Company by executing and delivering a Subscription Agreement substantially in the form of Exhibit E;

            (f) the Company and each of Kroh and Quillen shall execute and deliver the Company Employment Agreement;

            (g) the Company shall distribute cash in the amount of (x) $11.54 million plus (y) the Base Amount to the AMCI Parties as designated by the AMCI Representative; provided that, on the terms and subject to the conditions of the Escrow Agreement, the Company shall deliver into escrow at the Closing, an amount equal to $2.5 million of the amount specified in clause (x);

            (p) each of the AMCI Parties and the FRC Parties shall execute and deliver the Escrow Agreement;

            (q) on the terms and subject to the conditions of the Escrow Agreement, the FRC Parties shall deliver into escrow at Closing, the sum of $300,000;

            (r) the Company and Export shall execute and deliver the Export Option; and

            (s) the Company and each of the members of Provincial shall execute and deliver the Provincial Option.

      1.8 Working Capital Balance. Section 2.8 of the Agreement is deleted and replaced with the following:

            (e) No later than three days before the Closing Date, the parties will agree upon the density of the various stockpiles that constitute the Subject Companies' coal inventory located in the United States. Within three business days after the Closing, the AMCI Parties and the Company shall cause Tuck Engineering, Inc., CME Engineering, Inc., Alliance Consulting and Soward Miller & Associates or such other surveying firm or firms mutually acceptable to the FRC Parties and the AMCI Parties (the "Independent Surveyors") to prepare and deliver to each of them surveys of all coal inventory of the Subject Companies located in the United States as of the Closing (the "Closing Date Coal Inventory"). Tuck Engineering, Inc. shall survey the coal inventory located in Kentucky, CME Engineering, Inc. shall survey the coal inventory located in Pennsylvania, Alliance Consulting shall survey the coal inventory located in West Virginia and Soward Miller & Associates shall survey the coal inventory located in Colorado. Such surveys shall be conducted in accordance with the principles set forth on and shall be in substantially the format attached to this Agreement as part of Schedule 2.8(b). The AMCI Parties and the Company shall, and shall cause their respective Affiliates to, cooperate with and make available any information reasonably requested by the Independent Surveyors in their preparation of the surveys of the Closing Date Coal Inventory. All determinations made by the Independent Surveyors in their surveys of the Closing Date Coal Inventory shall be final, binding and conclusive on the parties. The Company shall pay the fees and costs of the Independent Surveyors and any other third party retained by it in connection with the calculation of the Closing Date Coal Inventory pursuant to this Section 2.8(a).

            (b) AS SOON AS PRACTICABLE, BUT IN ANY EVENT NO LATER THAN ONE HUNDRED TWENTY (120) DAYS FOLLOWING THE CLOSING DATE, THE COMPANY SHALL CAUSE TO BE PREPARED AND DELIVERED TO THE AMCI PARTIES THE AUDITED CLOSING DATE BALANCE SHEET AND A STATEMENT SETTING FORTH THE WORKING CAPITAL BALANCE AS OF THE CLOSE OF BUSINESS

      ON THE CLOSING DATE (SUCH STATEMENT, AS IT MAY BE ADJUSTED PURSUANT TO
      SECTION 2.8(C), THE "CLOSING DATE STATEMENT"). THE CLOSING DATE STATEMENT SHALL BE PREPARED IN ACCORDANCE WITH GAAP AND CONSISTENT WITH THE WORKING CAPITAL BALANCE RULES. UPON RECEIPT OF THE AUDITED CLOSING DATE BALANCE SHEET AND THE CLOSING DATE STATEMENT, THE AMCI PARTIES AND THE AMCI PARTIES' INDEPENDENT ACCOUNTANTS SHALL BE PERMITTED DURING THE SUCCEEDING THIRTY (30) DAY PERIOD TO EXAMINE THE AUDITED CLOSING DATE BALANCE SHEET, THE CLOSING DATE STATEMENT AND THE WORK PAPERS USED OR GENERATED IN CONNECTION WITH THE PREPARATION OF SUCH DOCUMENTS AND SUCH OTHER DOCUMENTS AS THE AMCI PARTIES MAY REASONABLY REQUEST IN CONNECTION WITH ITS REVIEW. IF, WITHIN THIRTY (30) DAYS FOLLOWING DELIVERY OF THE AUDITED CLOSING DATE BALANCE SHEET AND THE CLOSING DATE STATEMENT, THE AMCI PARTIES SHALL NOT HAVE GIVEN THE COMPANY NOTICE OF THE AMCI PARTIES' OBJECTION TO THE AUDITED CLOSING DATE BALANCE SHEET OR ANY OF THE COMPUTATIONS IN THE CLOSING DATE STATEMENT (WHICH NOTICE SHALL CONTAIN A STATEMENT OF THE BASIS OF SUCH OBJECTION), THEN THE AUDITED CLOSING DATE BALANCE SHEET AND THE CLOSING DATE STATEMENT WILL BE FINAL AND BINDING UPON THE PARTIES, ABSENT MANIFEST ERROR. IF THE AMCI PARTIES GIVES NOTICE TO THE COMPANY OF THE AMCI PARTIES' OBJECTION, AND THE COMPANY AND THE AMCI PARTIES ARE UNABLE TO RESOLVE THE ISSUES IN DISPUTE WITHIN THIRTY (30) DAYS AFTER DELIVERY OF SUCH NOTICE OF OBJECTION, EACH OF THE COMPANY'S AND THE AMCI PARTIES' POSITIONS WITH RESPECT TO THE AUDITED CLOSING DATE BALANCE SHEET AND THE COMPUTATION OF THE WORKING CAPITAL BALANCE IN THE CLOSING DATE STATEMENT WILL BE SUBMITTED TO ARBITRATION IN ABINGDON, VIRGINIA, BY THE ACCOUNTING FIRM OF DELOITTE & TOUCHE, LLP OR ANOTHER ACCOUNTING FIRM MUTUALLY ACCEPTABLE TO BOTH PARTIES (THE "CPA ARBITRATOR") TO RESOLVE SUCH DISPUTE. THE CPA ARBITRATOR SHALL BE ENGAGED WITHIN FIFTEEN DAYS AFTER THE EXPIRATION OF THE THIRTY (30) DAY PERIOD SET FORTH IN THE PRECEDING SENTENCE. THE CPA ARBITRATOR SHALL MAKE SUCH REVIEW AND EXAMINATION OF THE RELEVANT FACTS AND DOCUMENTS AS THE CPA ARBITRATOR DEEMS APPROPRIATE, AND SHALL PERMIT EACH OF THE COMPANY AND THE AMCI PARTIES TO MAKE A WRITTEN PRESENTATION OF THEIR RESPECTIVE POSITIONS; PROVIDED, HOWEVER, THAT THE CPA ARBITRATOR SHALL REQUIRE ALL FACTS, DOCUMENTS AND WRITTEN PRESENTATIONS FROM THE COMPANY AND THE AMCI PARTIES TO BE COMPLETELY SUBMITTED WITHIN THIRTY (30) DAYS AFTER THE CPA ARBITRATOR HAS BEEN ENGAGED. WITHIN FORTY-FIVE (45) DAYS AFTER SUBMISSION OF SUCH FACTS, DOCUMENTS AND WRITTEN PRESENTATIONS, THE CPA ARBITRATOR SHALL RESOLVE ALL DISPUTED ITEMS IN WRITING AND SHALL PREPARE AND DELIVER ITS DECISION, WHICH SHALL BE FINAL AND BINDING UPON THE PARTIES WITHOUT FURTHER RECOURSE OR COLLATERAL ATTACK AND, AS TO EACH DISPUTED MATTER, SHALL ACCEPT EITHER THE COMPANY'S OR THE AMCI PARTIES' POSITION ON EACH DISPUTED MATTER IN THE AUDITED CLOSING DATE BALANCE SHEET AND THE WORKING CAPITAL BALANCE IN ITS ENTIRETY AND THE PARTY WHOSE POSITION IS NOT ACCEPTED BY THE CPA ARBITRATOR ON A PARTICULAR DISPUTED MATTER SHALL PAY ALL FEES AND COSTS OF SUCH CPA ARBITRATOR TO ARBITRATE SUCH DISPUTED MATTER.

            (c) WITHIN FIVE (5) BUSINESS DAYS OF THE COMPLETION OF THE PROCESS CONTEMPLATED REQUIRED BY SECTION 2.8(B), (I) THE COMPANY SHALL PAY THE AMCI REPRESENTATIVE THE AMOUNT, IF ANY, BY WHICH THE WORKING CAPITAL BALANCE AS OF THE CLOSING DATE (AS CALCULATED IN ACCORDANCE WITH THIS
      SECTION 2.8) IS FINALLY DETERMINED PURSUANT TO SECTION 2.8(B) TO BE GREATER THAN THE BASE AMOUNT; AND (II) THE AMCI PARTIES SHALL CAUSE THE AMCI REPRESENTATIVE TO PAY THE COMPANY THE AMOUNT, IF ANY, BY WHICH THE WORKING CAPITAL BALANCE AS OF THE CLOSING DATE (AS CALCULATED IN ACCORDANCE WITH THIS SECTION 2.8) IS FINALLY DETERMINED PURSUANT TO
      SECTION 2.8(B) TO BE LESS THAN THE BASE AMOUNT. SUCH PAYMENT SHALL CONSTITUTE AN ADJUSTMENT TO THE

      RELATIVE CONTRIBUTIONS MADE BY THE AMCI PARTIES TO THE COMPANY AND SHALL BE PAID BY WIRE TRANSFER OF CASH OR OTHER IMMEDIATELY AVAILABLE FUNDS.

            (d) Except as set forth in this Section 2.8, the Company and the AMCI Parties shall each bear its own expenses incurred in connection with the preparation and review of the Audited Closing Date Balance Sheet and the Closing Date Statement.

      1.9 Pledge of Membership Interests. Section 2.9 of the Agreement shall be revised by removing the word "and" prior to clause (d), replacing the period at the end of clause (d) with a semi-colon and adding the following new language at the end of such section:

      and (e) such Membership Interests pledged shall be equal amounts of Common Sharing Ratios and Preferred Sharing Ratios.

      1.10 Changes to Conditions Precedent. Section 7.1 of the Agreement shall be revised by deleting the word "and" at the end of paragraph (g), replacing the period at the end of paragraph (h) with a semi-colon, deleting paragraph (e) and substituting the following and adding new paragraphs (i) and (j):

            (e) the Company and each of Kroh and Quillen shall have executed and delivered the Company Employment Agreement;

            (i) the Company and Export shall have executed and delivered the Export Option; and

            (j) the Company and each of the members of Provincial shall have executed and delivered the Provincial Option.

      1.11 Termination/Assumption of Benefit Plans. Section 6.12 of the Agreement shall be amended to provide that (a) Tanoma and LMM shall continue their Medical Plans and Employee Benefit Plans for the purpose of providing benefits to the employees who continue to be employed by either of such entities following the Closing, (b) Herndon and Virginia Crews shall continue their Classified Employee Medical Plans and Coal Act Retiree Medical Plans for the purpose of satisfying the Retained Liabilities; and (c) NKC and GTTC, both of which are Contributed Companies, shall continue their Employee Benefit Plans and Medical Plans, with the sole exception of NKC's 401(k) plan, which shall be terminated by the Closing Date. It is understood and agreed that nothing in this amendment shall diminish the AMCI Parties' obligation to satisfy the Retained Liabilities under and with respect to the plans that are being continued under subsections (a) and (b), or the Company's obligation to satisfy the Assumed Liabilities under and with respect to the plans that are being continued under subsection (c).

      1.12 Survival of Representations and Warranties. Section 8.1(a) of the Agreement is deleted and replaced with the following:

            8.1   Survival of Representations, Warranties and Certain Covenants.
      (a) All of the representations and warranties of the AMCI Parties contained in Articles III and V (other than Sections 3.1, 3.2, 3.4, 3.6, 5.1, 5.6(c), 5.8 (excluding paragraphs (a), (b), (d), (f), (g), (h), (i)
      and (j) thereof; provided, however, that the exclusion from this clause
      (a) of Section 5.8(b) shall pertain only to Permits required under Environmental Laws and the exclusion from this clause (a) of Section 5.8(d) shall pertain only to citations, notices of non-compliance and notices of violation from the EPA or a comparable state Governmental Authority)), 5.12, 5.13, and 5.15 shall survive the Closing under this Agreement and the delivery of the deeds, bills of sale, assignments and other instruments that transfer, convey, or assign any interest in real or personal property made as a part of the transactions contemplated under this Agreement for a period of two (2) years after the Closing Date (the "Transfer Documents") ; (b) the representations and warranties in Section
      5.12 and 5.13 shall survive the Closing and the delivery of the Transfer Documents with respect to any given claim that would constitute a breach of such representation or warranty until the sixtieth (60th) day after the expiration of the statute of limitations (after giving effect to any extension thereof) applicable to the underlying matter giving rise to that claim; (c) the representations and warranties in Section 5.6(c) shall survive the Closing and the delivery of the Transfer Documents for a period of thirty (30) days after the Closing Date; (d) the representations and warranties in paragraphs (a), (b), (d), (f), (g), (h), (i) and (j) of
      Section 5.8 shall survive the Closing and the delivery of the Transfer Documents for a period of five (5) years after the Closing Date (provided, however, that the inclusion in this clause (d) of Section 5.8(b) shall pertain only to Permits required under Environmental Laws and the inclusion in this clause (a) of Section 5.8(d) shall pertain only to citations, notices of non-compliance and notices of violation from the EPA or a comparable state Governmental Authority); and (e) the representations and warranties in Sections 3.1, 3.2, 3.4, 3.6, 5.1 and 5.15 and reimbursements relating to Retained Liabilities for retiree medical benefits and other Retained Liabilities benefits identified in Section
      6.12 shall survive the Closing forever. The representations and warranties of the FRC Parties contained in Article IV shall survive the Closing for a period of two (2) years after the Closing Date; provided that the representations and warranties in Sections 4.1, 4.2, and 4.4 shall survive the Closing forever. Except as otherwise provided in this Agreement, the covenants contained in this Agreement to be performed before the Closing shall not survive the Closing and the covenants contained in this Agreement to be performed at or after the Closing shall survive the Closing indefinitely.

      1.13 Indemnification. The last sentence of Section 8.2(c)(iii) of the Agreement shall be deleted and replaced with the following:

            The Company and the FRC Parties agree that after the Closing any claims for indemnification pursuant to Section 8.2(b)(iv) as it relates to clauses (ix) and (xxiii) of the definition of Retained Liabilities shall first be compensated by using the amounts deposited by the AMCI Parties pursuant to the Escrow Agreement as set forth in Section 2.7(g); provided, however, that Company's and the FRC Parties' remedies shall in no way be limited.

      1.14  Settlement of Indemnity Obligation with Membership Interests.
Section 8.8 shall be amended to add the following new sentence at the end of such section:

            The Membership Interests surrendered by an indemnifying party in connection with the settlement of an indemnity obligation shall be equal amounts of Common Sharing Ratios and Preferred Sharing Ratios.

      1.15 Notices. Section 12.8 of the Agreement is deleted and replaced with the following:

            12.8 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger, by overnight delivery service or by facsimile, or within five days of being mailed by registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 12.8:

            If to the AMCI Parties or the AMCI Representative:

            American Metals & Coal International, Inc.
            475 Steamboat Rd., 2nd Floor
            Greenwich CT 06830
            Attention: Hans J. Mende, President
            Facsimile No.: 203-661-3720

            With a copy to:

            McGuireWoods LLP
            One James Center
            901 East Cary Street
            Richmond, Virginia 23219
            Attention: Leslie A. Grandis
            Facsimile No.: 804-698-2069

            If to the FRC Parties:

            First Reserve Corporation
            One Lafayette Place
            Greenwich, Connecticut 06830
            Attention: Alex T. Krueger

            Facsimile No.: 203-661-6729

            With copies to:

            First Reserve Corporation
            1801 California Street, Suite 4110
            Denver, Colorado 80202
            Attention: Thomas R. Denison
            Facsimile No.: 303-382-1275

            Bartlit Beck Herman Palenchar & Scott
            1899 Wynkoop Street, Suite 800
            Denver, Colorado 80202
            Attention: James L. Palenchar, Esq.
            Facsimile No.: 303-592-3140

            If to the Company:

            ANR Holdings, LLC
            406 West Main Street
            Abingdon, Virginia 24212
            Attention: Michael J. Quillen
            Facsimile No.: 276-628-9025

            With a copy to:

            Bartlit Beck Herman Palenchar & Scott
            1899 Wynkoop Street, Suite 800
            Denver, Colorado 80202
            Attention: James L. Palenchar, Esq.
            Facsimile No.: 303-592-3140

            And to:

            McGuireWoods LLP
            One James Center
            901 East Cary Street
            Richmond, Virginia 23219
            Attention: Leslie A. Grandis
            Facsimile No.: 804-698-2069

      1.16 Amendment of AMCI Disclosure Schedules. Sections 1.1(a)(i), 1.1(h)(i), 1.1(h)(ii), 1.1(i), 1.1(j), 1.1(k), 1.1(m), 3.6, 5.2, 5.5(b), 5.5(f),
5.9 and 5.10 of the AMCI Disclosure Schedules which are attached to the Agreement are deleted and replaced with the contents of Annex C to this Amendment. In addition, Section 2.8(b) shall be redesignated Section 2.8(a) of the AMCI Disclosure Schedules.

      1.17 Amendment of Schedules 2.2 and 2.3. Schedules 2.2 and 2.3 to the Agreement are deleted and replaced with the contents of Annex D to this Amendment.

2. Headings. The headings used for the sections and articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Amendment.

3. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

4. Effect of Amendment. Except as amended by that certain letter agreement dated January 30, 2003 and that certain letter agreement dated February 28, 2003 and by this Amendment, the Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties set forth below have caused this Amendment to be duly executed as of March 11, 2003.

                            ANR HOLDINGS, LLC

                            By:    /s/ Michael J. Quillen
                            Name:  Michael J. Quillen
                            Title: President

                            ANR FUND IX HOLDINGS, L.P.

                            By: First Reserve GP IX, L.P. General Partner of ANR Fund IX Holdings, L.P.

                            By:    First Reserve GP IX, Inc.
                                   Its General Partner

                            By:    /s/Alex T. Krueger
                            Name:  Alex T. Krueger
                            Title: Vice President

                            ALPHA NATURAL RESOURCES, INC.

                            By:    /s/ Alex T. Krueger
                            Name:  Alex T. Krueger
                            Title: Vice President

                            AMCI REPRESENTATIVE, AS APPOINTED PURSUANT TO
                            SECTION 12.20 OF THE CONTRIBUTION AGREEMENT

                            By:    /s/ Hans J. Mende
                            Name:  Hans J. Mende

                            CCSI, INC.

                            By:    /s/ Josef Ehrengruber
                            Name:  Josef Ehrengruber
                            Title: President

                            KPC, INC.

                            By:    /s/ Fritz R. Kundrun
                            Name:  Fritz R. Kundrun
                            Title: Vice President

                            MADISON MINING COMPANY LLC

                            By:    /s/ D. Scott Kroh
                            Name:  D. Scott Kroh
                            Title: President

                            NEWHALL POCAHONTAS ENERGY, INC.

                            By:    /s/ Fritz R. Kundrun
                            Name:  Fritz R. Kundrun
                            Title: Vice President

                            VOLLOW RESOURCES LLC

                            By:    /s/ Hans J. Mende
                            Name:  Hans J. Mende
                            Title: President

                            VIRGINIA CREWS COAL COMPANY

                            By:    /s/ Fritz R. Kundrun
                            Name:  Fritz R. Kundrun
                            Title: Vice President

                   FOURTH AMENDMENT TO CONTRIBUTION AGREEMENT

      THIS FOURTH AMENDMENT (this "Amendment") to the CONTRIBUTION AGREEMENT dated as of December 31, 2002, as amended by that certain letter agreement dated January 30, 2003, that certain letter agreement dated February 28, 2003, that certain Third Amendment to Contribution Agreement dated March 11, 2003 (as so amended, the "Agreement") is made and entered into as of May 9, 2003 by and among (1) ANR FUND IX HOLDINGS, L.P., a Delaware limited partnership, and ALPHA NATURAL RESOURCES, INC., a Delaware corporation (together, the "FRC Parties"),
(2) certain entities and persons listed on the signature page of the Agreement and referred to in the Agreement as the "AMCI Parties" and (3) ANR HOLDINGS, LLC, a Delaware limited liability company (the "Company"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

      WHEREAS, the Parties have agreed to certain changes to Section 9.13 of the Agreement related to the delivery of the Final Allocation for the value of the Contribution Interests.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to Allocation of Purchase Price. Section 9.13 of the Agreement is deleted and replaced with the following:

            9.13 Allocation. The AMCI Parties, the Company and the FRC Parties agree that the value of the Contributed Interests shall be allocated among the Contributed Companies and the Contributed Assets (and then to each of the assets being acquired for tax purposes) for all purposes (including Tax and financial accounting purposes) in accordance with the estimated allocation schedule (the "Estimated Allocation") attached hereto as
      Schedule 9.13. The Company shall prepare a final allocation schedule (the "Final Allocation") and deliver it to the AMCI Representative within the later to occur of (i) thirty (30) days after the completion of the Audited Closing Date Balance Sheet or (ii) thirty (30) days after the CPA Arbitrator's final resolution under Section 2.8(b), if applicable. The Final Allocation shall be based on the amounts allocated to each Subject Company in the Estimated Allocation and using actual dollar amounts as of the Closing Date.

            Upon receipt of the Final Allocation, the AMCI Representative and his independent accountants shall be permitted during the succeeding ten
      (10) day period to examine the Final Allocation and the work papers used or generated in connection with the preparation of such document and such other documents as the AMCI Representative may reasonably request in connection with his review. If, within ten (10) days following delivery of the Final Allocation, the AMCI Representative shall not have given the Company notice of the AMCI Representative's objection to the Final Allocation (which notice shall contain a statement of the Basis of such objection and, for each allocation, the amount the AMCI Representative proposes to allocate), then the Final Allocation will be final and binding upon the Parties, absent manifest error. If the AMCI Representative gives notice to the Company of the AMCI Representative's objection, and the Company and the AMCI Representative are unable to resolve the issues in dispute within fifteen (15) days after delivery of such notice of objection, each of the Company's and the AMCI Representative's positions with respect to the Final Allocation will be submitted to arbitration in Abingdon, Virginia, by the CPA

      Arbitrator to resolve such dispute. The CPA Arbitrator shall be engaged within ten (10) days after the expiration of the fifteen (15) day period set forth in the preceding sentence. The CPA Arbitrator shall make such review and examination of the relevant facts and documents as the CPA Arbitrator deems appropriate, and shall permit each of the Company and the AMCI Representative to make a written presentation of their respective positions; provided, however, that the CPA Arbitrator shall require all facts, documents and written presentations from the Company and the AMCI Representative to be completely submitted within thirty (30) days after the CPA Arbitrator has been engaged. Within forty-five (45) days after submission of such facts, documents and written presentations, the CPA Arbitrator shall resolve all disputed items in writing and shall prepare and deliver its decision, which shall (i) be based upon a determination of the fair market value of the Contributed Interests, (ii) defer to valuations that have been prepared in accordance with generally accepted valuation techniques absent manifest error, (iii) be final and binding upon the parties without further recourse or collateral attack and (iv) as to each disputed matter, shall accept either the Company's or the AMCI Representative's position on each disputed matter in the Final Allocation in its entirety and the party whose position is not accepted by the CPA Arbitrator on a particular disputed matter shall pay all fees and costs of such CPA Arbitrator to arbitrate such disputed matter.

            The allocation to the Contributed Interests and the Contributed Assets is intended to comply with the requirements of Section 1060 of the Code. The Parties shall cooperate to comply with all substantive and procedural requirements of Section 1060, and after the completion and agreement by the Parties to the Final Allocation, such Final Allocation shall be adjusted only if and to the extent necessary to comply with such requirements of Section 1060. The Company, the FRC Parties and the AMCI Parties agree that they will not take nor will they permit any Affiliate to take, for income Tax purposes, any position inconsistent with such Final Allocation; provided, however, that the Company's cost for the assets may differ from the total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the total amount so allocated.

2. Headings. The headings used for the sections and articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Amendment.

3. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

4. Effect of Amendment. Except as amended by that certain letter agreement dated January 30, 2003, that certain letter agreement dated February 28, 2003, that certain Third Amendment to Contribution Agreement dated March 11, 2003 and by this Amendment, the Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties set forth below have caused this Amendment to be duly executed as of May 9, 2003.

                            ANR HOLDINGS, LLC

                            By:    /s/ Michael J. Quillen
                            Name:  Michael J. Quillen
                            Title: President

                            ANR FUND IX HOLDINGS, L.P.

                            By: First Reserve GP IX, L.P. General Partner of ANR Fund IX Holdings, L.P.

                            By:    First Reserve GP IX, Inc.
                                   Its General Partner

                            By:    /s/ Alex T. Krueger
                            Name:  Alex T. Krueger
                            Title: Vice President

                            ALPHA NATURAL RESOURCES, INC.

                            By: _______________________________
                            Name:  /s/ Alex T. Krueger
                            Title: Vice President

                            AMCI REPRESENTATIVE, AS APPOINTED PURSUANT TO
                            SECTION 12.20 OF THE CONTRIBUTION AGREEMENT

                            By: _______________________________
                            Name:  /s/ Hans J. Mende

                                ANR HOLDINGS, LLC

                              406 WEST MAIN STREET
                               ABINGDON, VA 24210

                                 October 3, 2003

Via Fax, Federal Express and Certified Mail

Alpha Natural Resources, Inc.
One Lafayette Place
Greenwich, Connecticut 06830

ANR Fund IX Holdings, L.P.
One Lafayette Place
Greenwich, Connecticut 06830

The AMCI Parties Named in the Contribution Agreement
 referred to below
c/o Hans J. Mende, as AMCI Representative
American Metals & Coal International, Inc.
475 Steamboat Rd., 2nd Floor
Attention:  Hans J. Mende, President

      Re: Extension of Delivery of the Audited Closing Date Balance Sheet and the Closing Date Statement

Ladies and Gentlemen:

      Reference is made to the Contribution Agreement dated December 31, 2002, as amended (the "Agreement"), among the AMCI Parties, the FRC Parties, ANR Holdings, LLC and others. All capitalized terms used herein which are not otherwise defined shall have the meanings given them in the Agreement.

      This letter will confirm our previous discussions concerning the delivery of the Audited Closing Date Balance Sheet and the Closing Date Statement pursuant to Section 2.8(b) of the Agreement. Notwithstanding the provisions of the Agreement and a subsequent letter the parties signed to extend the date the Audited Closing Balance Sheet and the Closing Date Statement is due, the AMCI Parties hereby agree to extend the Company's obligation to deliver the Audited Closing Date Balance Sheet and the Closing Date Statement from on or before September 8, 2003 to on or before November 15, 2003. The Parties agree to continue to cooperate with each other and to provide information and assistance to facilitate the completion of the Audited Closing Date Balance Sheet and the Closing Date Statement as required by the Agreement. The AMCI Parties hereby release the Company and the FRC Parties from any and all claims related to the delay in the delivery of the Audited Closing Balance Sheet and the Closing Date Statement.

      The Parties agree that Section 2.8 of the Agreement is deemed amended only to the extent necessary to provide for an extension of the time for delivery of the Audited Closing Date Balance Sheet and the Closing Date Statement. Except as amended by this letter agreement, the Agreement shall continue in full force and effect.

      Please acknowledge and indicate your agreement with the foregoing by executing a copy of this letter and returning it to the Company.

                                   Sincerely,

                                   ANR HOLDINGS, LLC

                                   By:    /s/ Michael J. Quillen
                                   Name:  Michael J. Quillen
                                   Title: President

ACKNOWLEDGED AND AGREED:

ANR FUND IX HOLDINGS, L.P.

By:   First Reserve GP IX, L.P. General Partner of
      ANR Fund IX Holdings, L.P.

By:   First Reserve GP IX, Inc.
      Its General Partner

      By:    /s/ Alex T. Krueger
      Name:  Alex T. Krueger
      Title: Vice President

ALPHA NATURAL RESOURCES, INC.

By:    /s/ Alex T. Krueger
Name:  Alex T. Krueger
Title: Vice President

AMCI REPRESENTATIVE, AS APPOINTED PURSUANT TO SECTION 12.20 OF THE CONTRIBUTION AGREEMENT

By:   /s/ Hans J. Mende
Name: Hans J. Mende
cc:   Leslie A. Grandis, McGuireWoods LLP
      Thomas R. Denison, First Reserve Corporation
      James L. Palenchar, Bartlit Beck Herman Palenchar & Scott